April 21, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:  National Discount Brokers Group, Inc.:  Form 8-K

Dear Sir/Madam:

         On behalf of National Discount Brokers Group, Inc. (the "Company"), enclosed for filing is a copy of the Company's Current Report on Form 8-K, including exhibits thereto.

         If you have any questions or comments regarding this filing, please call me at (201) 946-4482.

                                                     Very truly yours,

                                                     \s\Frank E. Lawatsch, Jr.
                                                     --------------------------
                                                     Frank E. Lawatsch, Jr.
                                                     Executive Vice President &
                                                     General Counsel

Enclosures

                               SECURITIES AND EXCHANGE COMMISSION

                                     Washington, D.C. 20549


                                         --------------


                                            FORM 8-K

                                         CURRENT REPORT

                             Pursuant to Section 13 or 15(d) of the
                                 Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported):

                                         April 21, 1999

                              NATIONAL DISCOUNT BROKERS GROUP, INC.
                       (Exact name of Registrant as specified in Charter)


Delaware                            1-9480                        22-2394480
(State or other jurisdiction       (Commission                   (IRS Employer
of incorporation)                   File Number)                 Identification
                                                                     Number)



10 Exchange Place Centre, 15th Floor, Jersey City, New Jersey       07302-3913
(Address of principal executive office)                             (Zip Code)

Registrant's telephone number including area code:              (201) 946-2200
                                                                --------------

                                 Not Applicable
             (Former name and former address, as changed since last report)












Item 5.           Other Events

1.       National Discount Brokers Group, Inc. 1999 Stock Option Plan.
         The Board of Directors adopted the National Discount Brokers Group, Inc. 1999 Stock Option Plan. The Plan permits the granting of non-qualified stock options covering up to 1,000,000 shares of the Company's common stock.

2        Definitive Agreement Regarding Sale of Equitrade Partners, L.L.C.
         As of May 7, 1999, National Discount Brokers Group, Inc.(the "Company") entered into a definitive agreement with Spear, Leeds & Kellogg Specialists LLC ("SLK") and the other members of Equitrade Partners, L.L.C. ("Equitrade") providing for the sale of all the membership interests of Equitrade to SLK. The Company would receive approximately $82,400,000 in cash for its membership interests (consisting of gain on sale, return of capital and repayment of notes and interest receivable). From these proceeds the Company must repay a loan of $15,000,000 plus any unpaid, accrued interest to the parent of SLK. The transaction is scheduled to close in the second quarter or early in the third quarter of 1999. The Company will record an after-tax gain of approximately $20,500,000, accrued income taxes payable of approximately $15,500,000 (calculated at the statutory rate of 43%) and a bonus to its chief executive officer of approximately $6,400,000. The transaction is subject to several conditions including the receipt of approvals by SLK from The New York Stock Exchange. There can be no assurance that the conditions to closing will be met or waived, that the transaction will close, or that the transaction will close on schedule. The foregoing agreement contains representations, warranties, covenants and conditions to closing as well as rights of parties to terminate the agreement. The foregoing is a summary and is subject to the terms of the definitive agreement which is filed as an exhibit. In connection with the execution of this agreement, Spear, Leeds & Kellogg entered into a side letter with the Company deferring repayment of the foregoing $15,000,000 loan (including any unpaid, accrued interest) until the closing under the agreement or, if the agreement is terminated without a closing, to a date 18 months from such termination.

3.       Change of Control Agreement
         The Company has entered into a Change of Control Agreement with Matthew Stadler, its Senior Vice President and Chief Financial Officer, a copy of which is filed as an exhibit hereto.

4.       Lease
         The Company entered into a lease for space at 90 Hudson Street, Jersey City, New Jersey covering approximately 96,000 sq. ft. for a rent of approximately $2,900,000 per year with an initial term of 15 years and with certain rights to extend the term. The Company may terminate the lease if it does not receive a non-disturbance agreement from the present mortgage lender. A copy of the lease is filed as an exhibit hereto.






Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

                Exhibit No.         Description

2 Purchase Agreement dated as of May 7, 1999 among Spear, Leeds & Kellogg Specialists LLC and the selling members relating to the purchase and sale of 100% of the membership interests of Equitrade Partners, L.L.C.

                  10 (a) National Discount Brokers Group, Inc. 1999 Stock Option Plan.

                  10(b)             Change of Control Agreement with Matthew
                                    Stadler.

                  10(c)             Lease at 90 Hudson Street, Jersey City, New
                                    Jersey.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           National Discount Brokers Group, Inc.
                                           Registrant



Dated:  May 7, 1999                    By:____________________________________
                                          Name: Arthur Kontos
                                          Title:President and Chief Executive
                                                Officer




                                                                EXHIBIT 2


                                       PURCHASE AGREEMENT

                                           dated as of

                                          May 7, 1999

                                              among

                             SPEAR, LEEDS & KELLOGG SPECIALISTS LLC,

                                               and

                                  THE SELLING MEMBERS LISTED ON

                                        SCHEDULE I HERETO

                                relating to the purchase and sale

                                               of

                               100% of the membership interests in

                                     Equitrade Partners, LLC

                                        TABLE OF CONTENTS

                                         --------------

                                                                                             Page


                                           ARTICLE I.


                                           DEFINITIONS

SECTION 1.1.  Definitions. 1

                                           ARTICLE II.


                                        PURCHASE AND SALE

SECTION 2.1.  Purchase and Sale...................................................................................7
SECTION 2.2.  Purchase Price......................................................................................7
SECTION 2.3.  Closing      8
SECTION 2.4.  Closing Date Balance Sheet..........................................................................9
SECTION 2.5.  Final Closing Date Balance Sheet...................................................................10
SECTION 2.6.  Supplemental Closing Payments......................................................................11

                                          ARTICLE III.


                    REPRESENTATIONS AND WARRANTIES OF THE SELLER INDIVIDUALS

SECTION 3.1.  Limited Liability Existence and Power..............................................................11
SECTION 3.2.  Authorization......................................................................................12
SECTION 3.3.  Governmental Authorization.........................................................................12
SECTION 3.4.  Non-Contravention..................................................................................12
SECTION 3.5.  Regulatory Filings.................................................................................12
SECTION 3.6.  Capitalization.....................................................................................13
SECTION 3.7.  Ownership of Interests.............................................................................13
SECTION 3.8.  Ownership and Lease of NYSE Seats..................................................................14
SECTION 3.9.  Subsidiaries.......................................................................................14
SECTION 3.10.  Financial Statements..............................................................................14
SECTION 3.11.  No Undisclosed Material Liabilities...............................................................14
SECTION 3.12.  Intercompany Accounts.............................................................................15
SECTION 3.13.  Material Contracts................................................................................15
SECTION 3.14.  Litigation........................................................................................17
SECTION 3.15.  Compliance with Laws and Court Orders; No Defaults................................................17
SECTION 3.16.  Properties........................................................................................17
SECTION 3.17.  Intellectual Property.............................................................................18
SECTION 3.18.  Licenses and Permits..............................................................................18
SECTION 3.19.  Certain Assets....................................................................................19
SECTION 3.20.  Receivables.......................................................................................19
SECTION 3.21.  Disclosure by Seller..............................................................................19
SECTION 3.22.  Finders' Fees.....................................................................................19
SECTION 3.23.  Employees.........................................................................................19
SECTION 3.24.  Labor Matters.....................................................................................22
SECTION 3.25.  Receivables.......................................................................................23
SECTION 3.26.  Accredited Investor; No Distribution..............................................................23
SECTION 3.27.  Organizational Documents..........................................................................23
SECTION 3.28.  Year 2000 Compliance..............................................................................23

                                           ARTICLE IV.


                         REPRESENTATIONS AND WARRANTIES OF THE RSF GROUP

SECTION 4.1.  Authorization......................................................................................23
SECTION 4.2.  Governmental Authorization.........................................................................24
SECTION 4.3.  Non-Contravention..................................................................................24
SECTION 4.4.  Capitalization.....................................................................................24
SECTION 4.5.  Ownership of Interests.............................................................................24
SECTION 4.6.  Intercompany Accounts..............................................................................25
SECTION 4.7.  Litigation.........................................................................................25
SECTION 4.8.  Certain Assets.....................................................................................25
SECTION 4.9.  Disclosure by Seller...............................................................................25
SECTION 4.10.  Finders' Fees.....................................................................................26
SECTION 4.11.  Accredited Investor; No Distribution..............................................................26
SECTION 4.12.  No Actual Knowledge of Misrepresentations.........................................................26

                                           ARTICLE V.


                          REPRESENTATIONS AND WARRANTIES OF NDB AND SHD

SECTION 5.1.  Corporate Existence and Power......................................................................26
SECTION 5.2.  Corporate Authorization............................................................................27
SECTION 5.3.  Governmental Authorization.........................................................................27
SECTION 5.4.  Non-Contravention..................................................................................27
SECTION 5.5.  Capitalization.....................................................................................27
SECTION 5.6.  Ownership of Interests.............................................................................27
SECTION 5.7.  Ownership and Lease of NYSE Seats..................................................................28
SECTION 5.8.  Litigation.........................................................................................28
SECTION 5.9.  Certain Assets.....................................................................................28
SECTION 5.10.  Intercompany Accounts.............................................................................28
SECTION 5.11.  Disclosure by Seller..............................................................................29
SECTION 5.12.  Finders' Fees.....................................................................................29

                                           ARTICLE VI.


                             REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 6.1.  Existence and Power................................................................................29
SECTION 6.2.  Authorization......................................................................................29
SECTION 6.3.  Governmental Authorization.........................................................................29
SECTION 6.4.  Non-Contravention..................................................................................30
SECTION 6.5.  Finders' Fees......................................................................................30
SECTION 6.6.  Litigation.........................................................................................30

                                          ARTICLE VII.


                                    COVENANTS OF THE SELLERS

SECTION 7.1.  Conduct of the Company.............................................................................31
SECTION 7.2.  Access to Information..............................................................................32
SECTION 7.3.  Notices of Certain Events..........................................................................32
SECTION 7.4.  Noncompetition.....................................................................................33
SECTION 7.5.  No Transfer of Seller Interests....................................................................34
SECTION 7.6.  Material Agreements................................................................................34
SECTION 7.7.  No Transfer of Promissory Notes....................................................................34
SECTION 7.8.  Transfer of Seats..................................................................................34

                                          ARTICLE VIII.


                             COVENANTS OF THE BUYER AND THE SELLERS

SECTION 8.1.  Reasonable Best Efforts............................................................................35
SECTION 8.2.  Certain Filings....................................................................................35
SECTION 8.3.  Public Announcements...............................................................................35
SECTION 8.4.  Intercompany Accounts..............................................................................36

                                           ARTICLE IX.


                                           TAX MATTERS

SECTION 9.1.  Tax Definitions....................................................................................36
SECTION 9.2.  Tax Representations................................................................................37
SECTION 9.3.  Post-Closing Tax Filings and Covenants.............................................................39
SECTION 9.4.  Other Tax Matters..................................................................................40
SECTION 9.5.  Cooperation on Tax Matters.........................................................................41
SECTION 9.6.  Tax Indemnification................................................................................41
SECTION 9.7.  Audits.............................................................................................45
SECTION 9.8.  Allocation of Purchase Price.......................................................................45
SECTION 9.9.  Purchase Price Adjustment..........................................................................46
SECTION 9.10.  Survival..........................................................................................46

                                           ARTICLE X.


                                      CONDITIONS TO CLOSING

SECTION 10.1.  Conditions to Obligations of the Buyer and Sellers................................................46
SECTION 10.2.  Conditions to Obligations of the Buyer............................................................46
SECTION 10.3.  Conditions to Obligation of Sellers...............................................................49

                                           ARTICLE XI.


                                    SURVIVAL; INDEMNIFICATION

SECTION 11.1.  Survival..........................................................................................51
SECTION 11.2.  Indemnification...................................................................................52
SECTION 11.3.  Procedures........................................................................................53
SECTION 11.4.  Indemnification Limits; Notices to Seller Individuals.............................................54

                                          ARTICLE XII.


                                           TERMINATION

SECTION 12.1.  Grounds for Termination...........................................................................55
SECTION 12.2.  Effect of Termination.............................................................................55

                                          ARTICLE XIII.


                                     MEMBERS' REPRESENTATIVE

SECTION 13.1.  Appointment; Acceptance...........................................................................56
SECTION 13.2.  Authority.........................................................................................56
SECTION 13.3.  Actions...........................................................................................57
SECTION 13.4.  Effectiveness.....................................................................................57
SECTION 13.5.  Indemnification; Fees and Expenses................................................................57
SECTION 13.6.  Successor.........................................................................................58
SECTION 13.7.  Survival of Authorizations........................................................................58

                                          ARTICLE XIV.


                                          MISCELLANEOUS

SECTION 14.1.  Notices...........................................................................................58
SECTION 14.2.  Amendments and Waivers............................................................................60
SECTION 14.3.  Expenses..........................................................................................60
SECTION 14.4.  Successors and Assigns............................................................................60
SECTION 14.5.  Governing Law.....................................................................................60
SECTION 14.6.  Counterparts; Third Party Beneficiaries...........................................................60
SECTION 14.7.  Confidentiality...................................................................................61
SECTION 14.8.  Entire Agreement..................................................................................61
SECTION 14.9.  Waiver of Rights..................................................................................61


                                     SCHEDULES AND EXHIBITS



Schedule I                     Sellers; Seller Interests; Premium
Schedule II                    Capital Accounts
Schedule III                   NYSE Specialist Securities
Schedule IV                    Membership Allocations
Schedule V                     Balance Sheet

Schedule 3.6                   Company Securities
Schedule 3.7                   Ownership of Interests
Schedule 3.8                   NYSE Seats Owned or Leased by the Company
Schedule 3.11                  Liabilities
Schedule 3.12                  Intercompany Balances
Schedule 3.13                  Material Contracts
Schedule 3.14                  Litigation
Schedule 3.15                  Compliance With laws; No Defaults
Schedule 3.18                  Permits
Schedule 3.19                  Certain Assets
Schedule 3.23(a)               Company Benefit Plans
Schedule 3.23(f)               Violations of ERISA
Schedule 3.23(h)               Pending Actions Against Company Benefit Plans
Schedule 3.23(i) Maintenance of Company Benefit Plans; Liability of Fiduciaries
Schedule 3.24(a)               Labor/Collective Bargaining Agreements
Schedule 3.24(b)               Representation by Labor Organizations
Schedule 3.25                  Specialist Securities (Exceptions)

Schedule 4.5                   Ownership of Interests
Schedule 4.6                   Intercompany Accounts
Schedule 4.8                   Certain Assets

Schedule 5.7                   NYSE Seats Owned by the Company
Schedule 5.8                   Litigation
Schedule 5.9                   Certain Assets
Schedule 5.10                  Intercompany Balances

Schedule 9.2                   Tax Returns
Schedule 9.2(c)                Tax Jurisdictions

Exhibit A                      Matters to be Covered by Opinions of Counsel
Exhibit B                      Form of Promissory Notes
Exhibit C                      Form of NDB Release
Exhibit D                      Form of Seller Individual Release

                                       PURCHASE AGREEMENT


                  AGREEMENT dated as of May __, 1999 among Spear, Leeds & Kellogg Specialists LLC, a New York limited liability company (the "Buyer"), and the selling members listed on the signature pages hereto (each, a "Seller" and collectively, the "Sellers").

                  The parties hereto agree as follows:

                                           ARTICLE I.

                                           DEFINITIONS

                  SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

                  "Adjusted Purchase Price" means an amount equal to the sum of the Adjusted NDB Group Purchase Price plus the Adjusted Seller Individuals Purchase Price.

                  "Adjusted NDB Group Purchase Price" means an amount determined in the same manner as the NDB Group Purchase Price; provided, however, that in performing such calculation, all references in Section 2.2(b) to the Closing Date Balance Sheet shall be deemed to be references to the Final Closing Date Balance Sheet.

                  "Adjusted Seller Individuals Purchase Price" means an amount determined in the same manner as the Seller Individuals Purchase Price; provided, however, that in performing such calculation, all references in
Section 2.2(c) to the Closing Date Balance Sheet shall be deemed to be references to the Final Closing Date Balance Sheet.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Aggregate Company's Intangibles" means the sum of the following three line items on any balance sheet of the Company: "Purch Romano List-RSF Spec", "Covenant Not to Compete" and "Goodwill".

                  "Balance Sheet Date" means March 31, 1999.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

                  "Capital Accounts" means the "GAAP Capital Accounts" under the Operating Agreement.

                  "Closing Date" means the date of the Closing.

                  "Company" means Equitrade Partners, LLC, a Delaware limited liability company and its predecessor, Equitrade Partners, L.P., a New York partnership.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "8% Subordinated Loan" means the $5,000,000 principal amount 8% Subordinated Loan of NDB to the Company.

                  "Estimated NDB Group Purchase Price" means the NDB Group Purchase Price estimated as of the Closing Date based on the Closing Date Balance Sheet to be paid in accordance with the terms of Section 2.2(b).

                  "Estimated Purchase Price" means an amount equal to the sum of the Estimated NDB Purchase Price plus the Estimated Seller Individuals Purchase Price.

                  "Estimated Seller Individuals Purchase Price" means the Seller Individuals Purchase Price estimated as of the Closing Date based on the Closing Date Balance Sheet to be paid in accordance with the terms of Section 2.2(c).

                  "Federal Funds Rate" means, on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by the Buyer (or an Affiliate of the Buyer) from three funds brokers of recognized standing selected by the Buyer (or an Affiliate of the Buyer).

                  "GAAP" means United States generally accepted accounting principles consistently applied.

                  "Governmental Entity" means any United States federal, state, county, local, municipal or foreign government, court, administrative agency or commission or other governmental or other regulatory or self-regulatory authority or agency or any arbitration tribunal or other non-governmental authority with, in the case of such arbitration tribunal or non-governmental authority, the ability to issue decisions that are legally binding on the Company or the Buyer or any Seller, as applicable.

                  "Green Note" means the $900,000 principal amount 7% note payable by David Green to NDB.

                  "Indebtedness" means as to any Person (i) long or short term indebtedness for borrowed money; (ii) long or short term indebtedness for the deferred purchase price of property or services; (iii) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (iv) obligations and liabilities directly or indirectly guaranteed by such Person; (v) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vi) obligations under capitalized leases;
(vii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; (viii) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements; (ix) accrued dividends on the capital stock of such Person (including, without limitation, on the common stock or preferred stock of such Person); (x) any liability of such Person which is past due; and (xi) any accrued interest on any obligation, liability or other indebtedness set forth in clauses (i) to (x) above.

                  "Intellectual Property Right" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

                  "Interests" means the aggregate Seller Interests constituting 100% of the outstanding membership interests in profits and losses and capital of the Company.

                  "Letter Agreements" means, collectively, (i) the letter agreement dated December 31, 1998, among Joseph A. Rodriguez, Isidore Fields, Robert L. Prosser, Sr., Robert L. Prosser, Jr. and Anne M. Prosser, and (ii) the letter agreement dated December 31, 1998, among James F. Bowen, III, Isidore Fields, Robert L. Prosser, Sr., Robert L. Prosser, Jr. and Anne M. Prosser.

                  "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                  "Material Adverse Effect" means a material adverse effect on the financial condition, business, assets, results of operations, properties or prospects of the Company.

                  "1934 Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

                  "NDB" means National Discount Brokers Group, Inc., a Delaware corporation, which is a Seller under this Agreement.

                  "NDB Group" means, collectively, NDB and SHD, Cynthia Kellogg, Harvey Silverman and John Duffy.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Operating Agreement" means the Amended and Restated Operating Agreement of the Company, dated as of December 31, 1998, as in effect on the date hereof.

                  "Permitted   Liens"  means   conditional  sales  contracts  on
equipment used by the Company in the ordinary course of business consistent with past practice.

                  "Person"  means  an  individual,   corporation,   partnership,
limited liability company, association, trust or other entity or organization, including a Governmental Entity.

                  "RSF Group" means Joseph A. Rodriguez, James F. Bowen, III, Isidore Fields and Robert L. Prosser, Sr., collectively.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Demand Notes" means, collectively, (i) that certain Secured Demand Note and Collateral Agreement, dated March 23, 1992 between the Company and Sherwood Securities Corp. and (ii) that certain Secured Demand Note Collateral Agreement having a maturity date of February 28, 1998, by The Sherwood Group, Inc., and any related agreements.

                  "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

                  "Seller Individual" means each Seller other than the NDB
Group.

                  "Seller Interest" means, with respect to each Seller, the percentage membership interest in profits and losses and capital of the Company set forth opposite its name on Schedule I hereto or such other percentage as may be specified in writing to the Buyer prior to the Closing so long as the aggregate Seller Interests constitute 100% of the Interests in profits and losses and capital of the Company.

                  "Settlement Date" means the fifth Business Day following (i) the date of delivery to the Sellers of the Final Closing Date Balance Sheet or
(ii) if the Final Closing Date Balance  Sheet is subject to dispute  pursuant to
Section 2.5, the date of the resolution of such dispute by the Buyer and the Sellers or the date of the determination of the independent accounting firm selected by the Buyer and the Sellers pursuant to such Section.

                  "6% Subordinated Loan" means the $22,000,000 principal amount 6% Subordinated Loan of NDB to the Company.

                  "SHD" means SHD Corporation, a Delaware corporation, which is a Seller under this Agreement and is a wholly-owned subsidiary of NDB.

                  "SLK Loan" means the $15,000,000 principal amount 6% loan of Spear, Leeds & Kellogg, L.P. to NDB.

                  "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Year 2000 Compliant" means the ability to provide specific dates and calculate spans of dates and record, store, process and provide true and accurate dates and calculations for dates and spans of dates within the closed interval January 1, 1700 through December 31, 9999 (the "Interval Dates") prior to, including and following January 1, 2000, including by: (i) recognizing _____________, 1999 as a valid date; (ii) prior and up to December 31, 1999, correctly processing day and date calculations within the Interval Dates; (iii) on and after January 1, 2000, correctly processing day and date calculations within the Interval Dates; (iv) recognizing the year 2000 as a leap year having 366 days, and correctly processing February 29, 2000 as a valid leap year date;
(v) recognizing January 1, 2001 as a valid date; (vi) employing only four-digit year representations in components and systems owned or operated in connection with the business of the Company; and (vii) incorporating interface programs sufficient to translate accurately to four-digit year format (without any burden of interpretation) any two-digit year representations included in components and systems, including but not limited to external databases, data warehouses, software systems and user interfaces not owned or operated in connection with the business of the Company, which electronically or manually send data to or receive data from components or systems used in such business.

                  (a)(b) Each of the following terms is defined in the Section set forth opposite such term:

                                 Term                                                       Section
Allocation Statement                                                                             9.8(a)
Balance Sheet                                                                                   10.2
Buyer Indemnitee                                                                                 9.1, 11.2
Buyer Tax Loss                                                                                   9.6(a)
Closing                                                                                          2.3(a)
Closing Date Assets                                                                              9.8(a)
Closing Date Balance Sheet                                                                       2.4
COBRA                                                                                            3.23(j)
Code                                                                                             9.1
Company Benefit Plans                                                                            3.23(a)
Company Securities                                                                               3.6(b)
Damages                                                                                         11.2(a)
DOJ                                                                                              3.3
ERISA Affiliate                                                                                  3.23(b)
Filings                                                                                          3.5(a)
Final Closing Date Balance Sheet                                                                 2.5
Final Determination                                                                              9.1
5% Holdback Amount                                                                               2.3(c)
FTC                                                                                              3.3
HSR Act                                                                                          3.3
Indemnified Party                                                                               11.3
Indemnifying Party                                                                              11.3
Member Delivered Agreements                                                                     13.2(a)
Members' Representative                                                                         13.1
NDB Group Intangibles                                                                            2.2(b)
NDB Group Purchase Price                                                                         2.2(b)
Objection Period                                                                                 9.6(e)
Pension Plan                                                                                     3.23(c)
Permits                                                                                          3.18
Pre-Closing Tax Period                                                                           9.1
Promissory Note                                                                                  2.3(b)
Purchase Price                                                                                   2.1
Reference Date                                                                                   2.4
Resolution Period                                                                                9.6(f)
Seller Indemnitee                                                                                9.1, 11.2
Seller Individuals Intangibles                                                                   2.2(c)
Seller Individuals Purchase Price                                                                2.2(c)
Seller's Minimum Amount                                                                          9.6(g)
Seller Tax Loss                                                                                  9.6(c)
Supplemental Closing                                                                             2.6
Tax                                                                                              9.1
Tax Indemnification Period for Buyer Indemnitee                                                  9.1
Tax Indemnification Period for Seller Indemnitee                                                 9.1
Tax Return                                                                                       9.1
Tax Sharing Agreements                                                                           9.1
Taxing Authority                                                                                 9.1
Third Party Suit                                                                                 9.6(g)

                  Reference to the word "knowledge" or "known" (i) with respect to the NDB Group, means known, after due inquiry, to the chief executive officer, chief financial officer, general counsel or controller of NDB, (ii) with respect to any Seller Individual (other than the RSF Group), means known to Steve Aaron or known, after due inquiry, to such Seller Individual, and (iii) with respect to any member of the RSF Group, means known to such Seller Individual.

                                           ARTICLE II.

                                        PURCHASE AND SALE

                  SECTION 2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, each Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from such Seller, its Seller Interest at the Closing. The aggregate purchase price (the "Purchase Price") for the Interests shall be calculated in accordance with Section 2.2, shall be paid as provided in
Section 2.3 and shall be adjusted in accordance with Section 2.5.

                  SECTION 2.2. Purchase Price. (a) The Purchase Price shall be equal to the sum of the NDB Group Purchase Price plus the Seller Individuals Purchase Price.

                  (a)(b) The aggregate purchase price to be paid for the Seller Interests of the NDB Group at the Closing (the "NDB Group Purchase Price") shall be equal to the sum of the following: (A) $46,657,422; plus (B) the NDB Group's Capital Accounts as reflected on the Closing Date Balance Sheet (minus NDB Group's pro rata portion of Mark to Market-Off Floor Trading (Unrealized));
minus (C) the NDB Group's aggregate book value of intangibles in the Company (the "NDB Group Intangibles") (the book value of the NDB Group Intangibles being equal to 22% of the Aggregate Company's Intangibles) on the Closing Date as reflected on the Closing Date Balance Sheet. The NDB Group Purchase Price shall be paid in accordance with Section 2.3(b).

                  (c) The aggregate purchase price to be paid for the Seller Interests of the Seller Individuals at the Closing (the "Seller Individuals Purchase Price") shall be equal to (A) $45,931,400; plus (B) the Seller Individuals' Capital Accounts as reflected on the Closing Date Balance Sheet (minus the Seller Individuals' pro rata portion of Mark to Market Off Floor Trading (unrealized)) minus (C) the Seller Individuals' aggregate book value of intangibles (the "Seller Individuals Intangibles") (the book value of the Seller Individuals Intangibles being equal to 78% of the Aggregate Company's Intangibles, with the Seller Individuals Intangibles together with the NDB Group Intangibles being equal to the Aggregate Company's Intangibles) on the Closing Date as reflected on the Closing Date Balance Sheet. The Seller Individuals Purchase Price shall be paid in accordance with Section 2.3(b). Each Seller Individual hereby acknowledges and agrees that the Seller Individuals Purchase Price (and the Estimated Seller Individuals Purchase Price) being paid to such Seller Individual is fair consideration for the Seller Interests being sold by such Seller Individual pursuant to this Agreement. Further, each Seller Individual waives any of the provisions contained in the Operating Agreement relating to the sale of his Interests. In furtherance of the foregoing, such Seller Individual agrees that he is not entitled to receive any other amount or consideration under, pursuant to or in accordance with the Operating Agreement for his Interests.

                  SECTION 2.3.  Closing.

                  (a) The closing (the "Closing") of the purchase and sale of the Interests hereunder shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York as soon as possible, but in no event later than 10 Business Days, after satisfaction of the conditions set forth in Article X, or at such other time or place as the Buyer, NDB, on behalf of the NDB Group, and the Members' Representative may agree.

                  (a)(b) At the Closing, the Buyer shall deliver to: (i) subject to Section 2.3(c), NDB, on behalf of the NDB Group, the Estimated NDB Group Purchase Price in immediately available funds by wire transfer to an account with a bank in New York City designated by NDB, by notice to the Buyer, not later than two Business Days prior to the Closing Date; (ii) subject to Section 2.3(c), each Seller Individual an amount of cash in immediately available funds equal to the sum of: (A) the applicable amount set forth opposite the name of such Seller Individual on Schedule I under "Cash Premium"; plus (B) the Capital Account of such Seller Individual set forth on the Closing Date Balance Sheet (minus such Seller Individual's pro rata portion of Mark to Market Off Floor Trading (unrealized)); minus (C) the percentage of the book value of the Seller Individuals Intangibles on the Closing Date as reflected on the Closing Date Balance Sheet attributable to such Seller Individual which percentage is set forth opposite the name of such Seller Individual on Schedule I under "Percentage of Book Value of Seller Individuals Intangibles"; (iii) the Members' Representative, on behalf of each Seller Individual, a promissory note (substantially in the form attached to this Agreement as Exhibit B) (each, a "Promissory Note") the principal amount of which shall be equal to the net present value (discounted at an annual rate of 8% compounded annually over a period of four years (or three, as provided in the proviso of the last sentence of this Section 2.3(b))) of the applicable amount set forth opposite the name of such Seller Individual on Schedule I under "Notes Premium" and (iv) Stephen J. DiLascio, Gerard J. Dreyer, John F. Nicolosi, and Philip J. Kopp, III, the amount set forth opposite the name of such Seller Individual on Schedule I under "Other Payments." Each Promissory Note shall be payable over a period of four years in equal annual installments; provided, however, that the Promissory Note payable to David Green and the Promissory Note payable to John F. Nicolosi shall be payable over a period of three years in equal annual installments.

                  (c) At the Closing, the Buyer shall withhold 5% of the Estimated NDB Group Purchase Price and 5% of the portion of the Estimated Seller Individuals Purchase Price payable pursuant to Section 2.3(b)(ii) (in the aggregate, the "5% Holdback Amount"). The 5% Holdback Amount shall be applied to any and all payments required to be made by NDB, on behalf of the NDB Group, or any Seller Individual pursuant to Sections 2.5 and 2.6. On the Settlement Date, any portion of the 5% Holdback Amount not applied pursuant to the immediately preceding sentence shall be returned to NDB, on behalf of the NDB Group, and the Members' Representative, on behalf of the Seller Individuals, in amounts which have the same proportion as the payment made under Section 2.3(b)(i) has to the payment made under Section 2.3(b)(ii). Any and all adjustments between or among the Sellers required to be made thereafter shall be the sole responsibility of NDB and the Members' Representative. To the extent the Buyer pays cash constituting a portion of the 5% Holdback Amount to the Sellers on the Settlement Date, such cash shall also include interest from the Closing Date to the Settlement Date at the Federal Funds Rate.

                  SECTION 2.4. Closing Date Balance Sheet. Not later than two Business Days prior to the Closing Date, the Sellers shall prepare and deliver to the Buyer an unaudited pro forma balance sheet of the Company as of a date not earlier than seven Business Days prior to the Closing Date (the "Reference Date"), which balance sheet shall be prepared in accordance with GAAP and consistent with past practice of the Company (except that such balance sheet shall not be required to have footnotes so long as such balance sheet is only subject to normal recurring adjustments, none of which are or could reasonably be expected, individually or in the aggregate, to be material in amount), together with a schedule reflecting each Seller's Capital Account and the aggregate Mark to Market-Off Floor Trading (Unrealized), in each case as of the Reference Date (collectively with such balance sheet, the "Closing Date Balance Sheet"). Such Closing Date Balance Sheet will be used to calculate the Estimated Purchase Price.

                  SECTION 2.5. Final Closing Date Balance Sheet. Not later than 10 Business Days following the Closing Date, the Buyer shall prepare and deliver to NDB, on behalf of the NDB Group, and the Members' Representative, on behalf of the Seller Individuals, an unaudited balance sheet of the Company as of the Closing Date, which balance sheet shall be prepared in accordance with GAAP and consistent with past practice of the Company (except that such balance sheet shall not be required to have footnotes so long as such balance sheet is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount), together with a schedule reflecting each Seller's Capital Account and the aggregate Mark to Market-Off Floor Trading (Unrealized), in each case as of the Closing Date (collectively with such balance sheet, the "Final Closing Date Balance Sheet"). The Buyer shall deliver reasonably detailed calculations with the Final Closing Date Balance Sheet showing adjustments to the Closing Date Balance Sheet. Within 10 Business Days after receipt of such Final Closing Date Balance Sheet, NDB, on behalf of the NDB Group, or the Members' Representative, on behalf of the Seller Individuals, may deliver to the Buyer a notice that explains with reasonable specificity (with reasonably detailed calculations) any adjustments to the Final Closing Date Balance Sheet that Sellers request. Upon prior written request of NDB or the Members' Representative made to the Buyer, the Buyer will provide NDB and the Members' Representative with reasonable access during normal business hours to relevant working papers used in the preparation of the Final Closing Date Balance Sheet. If NDB or the Members' Representative does not deliver such notice to the Buyer within such time, Sellers shall be deemed to have waived any right to contest or otherwise adjust the Final Closing Date Balance Sheet. If NDB or the Members' Representative provides the notice described in the preceding sentence, Sellers and the Buyer will use their reasonable best efforts to reach a mutual agreement on any appropriate adjustments to be made to the Final Closing Date Balance Sheet within 10 Business Days of the receipt of such notice. If Sellers and the Buyer are unable to resolve any disputes within ten
(10) Business Days of receipt of notice from NDB or the Members' Representative, then such disputes shall be referred to a nationally recognized independent certified public accounting firm mutually agreed upon by the Buyer, NDB and the Members' Representative. The accounting firm to which such disputes are referred shall, within twenty (20) Business Days after such disputes shall have been referred to it deliver to Sellers and the Buyer a written report indicating its views on the item or items in dispute and its resolution thereof. The determination of the independent accounting firm pursuant to the terms of this
Section 2.5 shall be final and binding on the Buyer and the Sellers in the absence of manifest error (so long as the Buyer has complied with its obligation to provide NDB and the Members' Representative, upon their prior written request, with reasonable access during normal business hours to relevant working papers in accordance with this Section 2.5). In the event that a dispute regarding the Final Closing Date Balance Sheet is referred to an independent accounting firm as provided above, the cost thereof shall be divided equally among the Seller Individuals (to be paid by the Members' Representative), NDB Group (to be paid by NDB) and the Buyer.

                  SECTION 2.6. Supplemental Closing Payments. The supplemental closing (the "Supplemental Closing") shall be held at the same place and time as is provided in Section 2.3 hereof on the Settlement Date, or at such other place and time and at such other time and date as may be mutually agreed upon in writing by the Buyer, NDB and the Members' Representative. At the Supplemental Closing, the Buyer shall pay (1) NDB, on behalf of the NDB Group, by wire transfer of immediately available funds, the amount, if any, by which the Adjusted NDB Group Purchase Price exceeds the amount of the Estimated NDB Group Purchase Price, and (2) each Seller Individual, by wire transfer of immediately available funds, the amount, if any, by which the Adjusted Seller Individuals Purchase Price exceeds the Estimated Seller Individuals Purchase Price. In the event that the amount of the Estimated Purchase Price shall exceed the Adjusted Purchase Price, NDB (on behalf of the NDB Group) and the Seller Individuals shall pay to the Buyer at the Supplemental Closing, by wire transfer of immediately available funds, the amount of such excess; in such event, payments by NDB and the Seller Individuals shall be pro rata on the basis of the portion of the Purchase Price received by the NDB Group and each respective Seller Individual, unless the adjustment is other than pro rata as provided in a written notice from the Buyer to NDB and the Members' Representative.

                                          ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF THE SELLER INDIVIDUALS

                  Each Seller Individual (other than the RSF Group) severally (but not jointly) as to himself or herself but not any other Seller represents and warrants to the Buyer as of the date hereof and as of the Closing Date that:

                  SECTION 3.1. Limited Liability Existence and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all limited liability company powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Seller Individuals have heretofore delivered to the Buyer true and complete copies of the Operating Agreement of the Company as in effect on the date hereof.

                  SECTION 3.2. Authorization. The execution, delivery and performance by such Seller Individual of this Agreement are within the powers of such Seller Individual. This Agreement, when executed and delivered, constitutes a legal, valid and binding agreement of such Seller Individual enforceable against such Seller Individual in accordance with its terms.

                  SECTION 3.3. Governmental Authorization. The execution, delivery and performance by such Seller Individual of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official, self-regulatory organization or other Governmental Entity by such Seller Individual or the Company other than (i) review by the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") pursuant to the Hart-Scott Rodino Antitrust Improvement Act of 1976 (the "HSR Act") with respect to antitrust matters and expiration or early termination of the applicable waiting period under the HSR Act, (ii) compliance with any applicable filing and approval requirements of the SEC and the NYSE and (iii) such other action or filings as have been or will be taken or made by the Company or such Seller Individual on or before the Closing Date.

                  SECTION 3.4. Non-Contravention. The execution, delivery and performance by such Seller Individual of this Agreement do not and will not (i) violate the Operating Agreement of the Company, (ii) assuming compliance with the matters referred to in Section 3.3, violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Company or such Seller Individual, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Seller
Individual or the Company to a loss of any benefit to which such Seller Individual or the Company is entitled under any agreement or other instrument binding upon such Seller Individual or the Company or any license, franchise, permit or other similar authorization held by such Seller Individual or the Company or (iv) result in the creation or imposition of any Lien on any asset of the Company, except for such violations, conflicts, defaults or Liens which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.5. Regulatory Filings. (a) Since January 1, 1997, the Company and the Seller Individuals have filed all financial reports and registrations, reports, statements, notices and other filings required to be filed by the Company and the Seller Individuals with the SEC, the NYSE or any other Governmental Entity, including all required amendments or supplements to any of the above (collectively, including the financial reports, the "Filings"), except where failure to file such financial reports and registrations, statements, notices or other filings would not, individually or in the aggregate, have a Material Adverse Effect.E.

                  (a)(b) (i) Each Filing complied as to form and substance in all material respects with the applicable law or regulation requiring such Filing to be filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) each financial report was true, complete and correct in all material respects, and complied in all material respects with applicable accounting principles and the regulatory requirements applicable to such report.

                  (c) The Company and the Seller Individuals have heretofore delivered to the Buyer copies of all Filings made since January 1, 1997 and all written correspondence relating to any inquiry or investigation by the SEC, the NYSE or any other Governmental Authority or to any customer or counterparty complaint provided to the Company and the Seller Individuals during the past five years.

                  SECTION 3.6. Capitalization. (a) As of the Balance Sheet Date, such Seller Individual's Capital Account in the Company equaled the amount set forth opposite such Seller Individual's name under the caption "Capital Account" on Schedule II.

                  (a)(b)  Except as set forth in Schedule  3.6 and after  giving effect to the execution of this Agreement, there are no outstanding (i) voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for membership or other equity interests in or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any membership or other equity interests in or voting securities or securities convertible into or exchangeable for membership or other equity interests in or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth on Schedule 3.6 and after giving effect to the execution of this Agreement, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

                  SECTION 3.7. Ownership of Interests. Except as qualified on the signing date of this Agreement by the information set forth in Schedule 3.7, but without such qualification on the Closing Date, such Seller Individual is the record and beneficial owner of its Seller Interest set forth in Schedule 3.6, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Interests) other than those restrictions imposed by the Operating Agreement, and will transfer and deliver to the Buyer at the Closing valid, good and marketable title to its Seller Interest free and clear of any Lien and any such limitation or restriction and, assuming the execution and delivery of this Agreement by the parties hereto and the due termination of the Operating Agreement in accordance with the Limited Liability Company Act of the State of Delaware at the Closing Date (provided, however, that such termination will be effective immediately after the Closing), free and clear of any restrictions imposed by the Operating Agreement.

                  SECTION 3.8. Ownership and Lease of NYSE Seats. The NYSE seats owned or leased by the Company are owned or leased, as applicable, as set forth on Schedule 3.8. At the Closing, the Company will have (i) valid, good and marketable title to the seats owned by the Company, free and clear of any Lien (except for lease agreements and ABC agreements disclosed in Schedule 3.8), and
(ii) valid, good and marketable leasehold interests to the seats leased by the Company, free and clear of any Lien (except for lease agreements and ABC agreements disclosed in Schedule 3.8).

                  SECTION 3.9.  Subsidiaries.  The Company has no Subsidiaries.

                  SECTION 3.10. Financial Statements. The audited balance sheets of the Company as of December 31, 1996 and December 31, 1997 and the related statements of income and cash flows for each of the years ended December 31, 1996 and December 31, 1997 and any subsequent financial report of the Company filed with the SEC, the NYSE or any other Governmental Authority, and the Balance Sheet (except for the absence of footnotes thereto so long as the Balance Sheet is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount), present fairly, and the Closing Date Balance Sheet (except for the absence of footnotes thereto so long as the Closing Date Balance Sheet is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount), will present fairly, in all material respects, the financial position of the Company as of the dates thereof and its results of operations and changes in financial position for the periods then ended in conformity with GAAP and, if applicable, in conformity with the rules and regulations of the NYSE or other applicable Governmental Entity.

                  SECTION 3.11. No Undisclosed Material Liabilities. To the best of such Seller Individual's knowledge, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, other than:

                  (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

                  (b)      liabilities disclosed on Schedule 3.11;

                  (c) liabilities in connection with short sales of securities by the Company in stocks in which it acts as an NYSE specialist and otherwise in the ordinary course of its business consistent with past practice; and

                  (d)   other   undisclosed   liabilities   which   would   not,
individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.12. Intercompany Accounts. Schedule 3.12 contains a complete list of all intercompany balances as of the Balance Sheet Date between the Seller Individuals, on the one hand, and the Company, on the other hand. Since the Balance Sheet Date, there has not been any accrual of liability by the Company to such Seller Individual or other transaction between the Company and such Seller Individual, except in the ordinary course of business of the Company consistent with past practice or as set forth on Schedule 3.12.

                  SECTION 3.13. Material  Contracts.  (a) Except as disclosed in
Schedule 3.13, and except for the Operating Agreement and any agreements that are (x) consistent with the ordinary course of the Company's business and past practice and (y) terminable on not more than 30 days' notice and without the payment of any penalty by, or any other material consequence to, the Company, the Company is not a party to or bound by:

           (i) any lease of real property providing for annual rentals of $10,000 or more;

                                    (ii)  any  agreement  for  the  purchase  of
                  materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments by the Company of $10,000 or more or (B) aggregate payments by the Company of $20,000 or more;

                                    (iii)       any partnership, joint venture
                  or other similar agreement or arrangement;

                                    (iv)   any   agreement   relating   to   the
                  acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                                    (v) any agreement  relating to  Indebtedness
                  (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $20,000 and which may be prepaid on not more than 30 days' notice without the payment of any penalty;

                                    (vi)     any license, franchise or similar
                  agreement;

                                    (vii)    any    agency,     dealer,    sales
                  representative, marketing or other similar agreement;

                                    (viii) any agreement that limits the freedom
                  of the Company to compete in any line of business or with any Person or in any area or that would so limit the freedom of the Company after the Closing Date;

                                    (ix) any  agreement  with (A) Sellers or any
                  of their Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of Sellers or any of their Affiliates, (C) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by Sellers or any of their Affiliates or (D) any director or officer of Sellers or any of their Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such director or officer, other than those entered into in the ordinary course of the trading activities of the Company on the NYSE with the Buyer or its Affiliates;

                                    (x) any agreement with any member or officer
                  of the Company or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such director or officer; or

                                    (xi)  any   other   agreement,   commitment,
                  arrangement or plan not made in the ordinary course of business consistent with past practice that is material to the Company.

                  (a)(b) Each agreement, contract, lease, commitment, arrangement or plan disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a legal, valid and binding agreement of the Company and is in full force and effect, and the Company is not nor, to the best of the knowledge of such Seller Individual, is any other party thereto in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

                  SECTION 3.14. Litigation. (a) Except as disclosed in Schedule 3.14, there is no action, suit, investigation or proceeding pending against, or to the best of the knowledge of such Seller Individual threatened against or affecting, the Company or any of its properties before any court or arbitrator or other Governmental Entity as to which there is a substantial likelihood of a determination or resolution adverse to the business of the Company and which, if so adversely determined or resolved, could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 3.14, there is no action, suit, investigation or proceedings pending against, or to the knowledge of such Seller Individual threatened or affecting, such Seller Individual or its assets or properties before any court or arbitrator or other Governmental Entity that, if adversely determined, reasonably could be expected to have a material adverse effect on the enforceability of this Agreement, on the ability of such Seller Individual to perform its obligations under this Agreement, or on the consummation of the transactions contemplated in this Agreement.

                  SECTION 3.15. Compliance with Laws and Court Orders; No Defaults. Except as disclosed on Schedule 3.15: (a) the Company is not in violation of, and has not since January 1, 1994 violated, any applicable law, rule, regulation, judgment, injunction, order or decree, including any rule of the NYSE, except for violations which do not and would not, individually or in the aggregate, have a Material Adverse Effect.

                  (a)(b) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any agreement or other instrument binding upon the Company or any license, franchise, permit or similar authorization held by the Company except for defaults or conditions which do not and would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.16. Properties. (a) Except for property and assets owned by the Company disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice, the Company has good title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such property or assets is subject to any Liens, except:

                  (a)                (i) Liens disclosed on the Balance Sheet;

                                    (ii)  Liens  for  taxes not yet due or being
                  contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet);

                                    (iii) Liens that do not  materially  detract
                  from the value or materially interfere with any present or intended use of such property or assets; or

                                    (iv)        Permitted Liens.

                  (b) Except with respect to securities held in inventory in the ordinary course of business consistent with past practice, there are no developments affecting any such property or assets (whether real or personal) pending or, to the best of the knowledge of the Seller Individual threatened, that might materially detract from the value of such property or assets or materially interfere with any present or intended use of any such property or assets.

                  (c) The property and assets owned or leased by the Company, or that it otherwise has the right to use, constitute all of the property and assets held for use or used in connection with the business of the Company and are generally adequate to conduct such business as currently conducted and as currently planned to be conducted.

                  SECTION 3.17. Intellectual Property. Since January 1, 1994, the Company has not been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim or infringement of any intellectual property rights, and such Seller Individual has no knowledge of any other alleged infringement by the Company. The Seller Individual has no knowledge of any continuing infringement by any other Person of the Company's intellectual property rights. None of the Company's intellectual property rights is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any intellectual property rights.

                  SECTION 3.18. Licenses and Permits. Schedule 3.18 correctly describes each license, franchise, permit or other similar authorization affecting, or relating to, the assets or business of the Company (the "Permits") together with the name of the Governmental Entity issuing such Permit. Except as set forth on Schedule 3.18, such Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby, except in each case where the termination or impairment of any such Permit would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.19. Certain Assets . Except as provided in Schedule 3.19, no material intangible assets held by the Company on the Closing Date were held or used by any Seller Individual at any time during the period from July 25, 1991 through August 10, 1993.

                  SECTION 3.20. Receivables. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet
Date) reflected on the Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of the Company as of the Closing Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet or established in the ordinary course thereafter. All accounts, notes receivable and other receivables arising out of or relating to such business of the Company as of the Balance Sheet Date have been included in the Balance Sheet or will be included in the Closing Date Balance Sheet in accordance with GAAP.

                  SECTION 3.21. Disclosure by Seller. No representation or warranty made by such Seller in this Agreement or in any certificate furnished by such Seller to the Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements not misleading in light of the circumstances under which they were made. There is no fact known to such Seller which materially adversely affects, or in the future may (so far as can be reasonably foreseen) materially adversely affect, the financial condition, business, assets, results of operations, properties, or prospects of the Company which has not been set forth in this Agreement or the schedules hereto.

                  SECTION 3.22. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Seller Individual or the Company which is or who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  SECTION 3.23. Employee Plans (a) Schedule 3.23(a) sets forth all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements, policies or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, stock purchase, stock option, hospitalization, medical insurance, life insurance, tuition reimbursement and scholarship programs maintained for the benefit of or to which contributions are made on behalf of current or former employees of the Company and the Subsidiaries. Such plans, policies, programs and practices shall hereinafter be referred to as the "Company Benefit Plans".

                  (b) None of the Company Benefit Plans is a "multiemployer plan", as defined in Section 3(37) of ERISA ("Multiemployer Plan"). Neither the Company nor or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4212 of ERISA that could result in liability to the Company with respect to any Multiemployer Plan.

                  (c) None of the Company Benefit Plans is a "single-employer plan", as defined in Section 4001(a)(15) of ERISA ("Pension Plan"). With respect to each Pension Plan sponsored by, or to which contributions are required of, any ERISA Affiliate, there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived. Neither the Company nor any ERISA Affiliate has any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company.

                  (d) Each of the Company Benefit Plans that are intended to qualify under Section 401(a) of the Code, and the trusts maintained pursuant thereto, have been determined to be exempt from federal income taxation under
Section 501 of the Code by the Internal Revenue Service (or remain within the remedial amendment period for obtaining an initial determination of exemption from tax), and no material event has occurred with respect to the operation of any such Company Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

                  (e) All contributions (including all employer contributions and employee contributions) required to have been made under the Company Benefit Plans or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing which are not yet due will have been paid or accrued by the Closing.

                  (f) Except as set forth in Schedule 3.23(f), there has been no material violation of ERISA or the Code with respect to the filing of applicable documents, notices or reports (including, but not limited to, annual reports filed on IRS Form 5500) regarding the Company Benefit Plans with the Department of Labor and the Internal Revenue Service, or the furnishing of such required documents to the participants or beneficiaries of the Company Benefit Plans.

                  (g) True, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, have been delivered to the Buyer: (i) the plan and its related trust document, including any amendments thereto; (ii) the most recent IRS Forms 5500 filed with the Internal Revenue Service; (iii) summary plan descriptions; and (iv) written communications to employees relating to the Company Benefit Plans.

                  (h) Except as set forth in Schedule 3.23(h), there are no pending actions, claims or lawsuits which have been asserted or instituted against the Company Benefit Plans, the assets of any of the trusts under such Company Benefit Plans or the Company Benefit Plans' sponsor or the Company Benefit Plans' administrator, or against any fiduciary of the Company Benefit Plans with respect to such Company Benefit Plans (other than routine benefit claims), and neither the Company nor any ERISA Affiliate has knowledge of any facts which could reasonably form the basis for any such actions, claims or lawsuits.

                  (i) Except as set forth in Schedule 3.23(i), the Company Benefit Plans have been maintained, in all material respects, in accordance with their express terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company, nor any "party in interest" or "disqualified person" with respect to the Company Benefit Plans has engaged in a "prohibited transaction", as defined in Section 4975 of the Code or Section 406 of ERISA, or taken any actions, or failed to take any actions, which could reasonably result in any material liability under ERISA or the Code. Except as set forth in Schedule 3.23(i), no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any of the Company Benefit Plans, and neither the Company nor any ERISA Affiliate has knowledge of any facts which could reasonably form the basis for any such liability.

                  (j) The Company and each ERISA Affiliate that maintains a "group health plan", as defined in Section 4980B of the Code, has complied in all material respects with the notice and coverage continuation requirements of
Section 4980B of the Code and Section 601 of ERISA, and the regulations thereunder ("COBRA"). None of the Company Benefit Plans provide retiree health or life insurance benefits except as may be required by COBRA or at the expense of the participant or the participant's beneficiary.

                  (k) Except as otherwise provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to any current or former employee of the Company, (ii) increase any benefits otherwise payable under any of the Company Benefit Plans or (iii) result in the acceleration of the time of payment or vesting of any benefits provided under any of the Company Benefit Plans.

                  (l) The Company has no contract, plan or commitment, whether legally binding or not, to create any additional employee benefit plan or to modify any existing Company Benefit Plans, except with respect to changes required by ERISA, the Code or other applicable law.

                  (m) There has been no mass layoff or plant closing as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the employees of the Company.

                  SECTION 3.24.  Labor Matters. (a) Except as set forth on
Schedule 3.24(a), the Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

                  (b) Except as set forth on Schedule 3.24(b), no employees of the Company are represented by any labor organization. No labor organization or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving the Company pending with any labor organization or group of employees of the Company.

                  (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company which, if individually or collectively resolved against the Company, could result in a material liability.

                  (d) There are no complaints, charges or claims against the Company pending or threatened in writing to be brought or filed with any public or governmental authority, arbitrator, court or other Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company of any individual.

                  (e) The Company is in  compliance  with all laws,  regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar employment tax except for immaterial non-compliance.

                  SECTION 3.25. Specialist Securities. On the date hereof, the Company acts as the NYSE specialist unit for each of the securities listed in
Schedule III hereto. Except as disclosed in Schedule 3.25, such Seller Individual has no reason to believe and has not been advised that the Company may be required to cease acting as the NYSE specialist unit for any of such securities, nor has the Company agreed to act as the NYSE specialist unit for any security not listed in Schedule III hereto nor will it so agree without the prior written approval of the Buyer.

                  SECTION 3.26. Accredited Investor; No Distribution. Such Seller Individual is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Such Seller Individual is acquiring the promissory notes forming part of the Seller Individuals Purchase Price to be received by it pursuant to Section 2.3(b) for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act.

                  SECTION 3.27. Organizational and Other Documents. Except for the Operating Agreement, there exists no agreement, document, arrangement or understanding concerning or relating to the relative powers or rights of Persons in the Company by way of ownership of Interests or otherwise.

                  SECTION 3.28. Year 2000 Compliance. The software and hardware used directly or indirectly by the Company is Year 2000 Compliant (except for software and hardware of the NYSE the use of which is incidental to the business of specialist on the NYSE, as to which such Seller makes no representation).

                                           ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES OF THE RSF GROUP

                  Each of Joseph A. Rodriguez, James F. Bowen, III, Isidore Fields and Robert L. Prosser, Sr. severally (but not jointly) as to himself but not any other Seller represents and warrants to the Buyer as of the date hereof and as of the Closing Date that:

                  SECTION 4.1. Authorization. The execution, delivery and performance by such Seller Individual of this Agreement are within the powers of such Seller Individual. This Agreement, when executed and delivered, constitutes a legal, valid and binding agreement of such Seller Individual enforceable against such Seller Individual in accordance with its terms.

                  SECTION 4.2. Governmental Authorization. The execution, delivery and performance by such Seller Individual of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official, self-regulatory organization or other Governmental Entity by such Seller Individual or the Company other than (i) review by the FTC and the DOJ pursuant to the HSR Act with respect to antitrust matters and expiration or early termination of the applicable waiting period under the HSR Act, (ii) compliance with any applicable filing and approval requirements of the NYSE and
(iii) such other action or filings as have been or will be taken or made by the Company or such Seller Individual on or before the Closing Date.

                  SECTION 4.3. Non-Contravention. The execution, delivery and performance by such Seller Individual of this Agreement do not and will not (i) violate the Operating Agreement of the Company, (ii) assuming compliance with the matters referred to in Section 4.2, violate any applicable law, rule, regulation, judgment, injunction, order or decree applicable to the Company or such Seller Individual, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Seller
Individual or the Company to a loss of any benefit to which such Seller Individual or the Company is entitled under any agreement or other instrument binding upon such Seller Individual or the Company or any license, franchise, permit or other similar authorization held by such Seller Individual or the Company or (iv) result in the creation or imposition of any Lien on any asset of the Company, except for such violations, conflicts, defaults or Liens which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.4. Capitalization. As of the Balance Sheet Date, such Seller Individual's Capital Account in the Company equaled the amount set forth opposite such Seller Individual's name under the caption "Capital Account" on Schedule II.

                  SECTION 4.5. Ownership of Interests. Except as qualified on the signing date of this Agreement by the information set forth in Schedule 4.5, but without such qualification on the Closing Date, such Seller Individual is the record and beneficial owner of its Seller Interest, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Interests) other than those restrictions imposed by the Operating Agreement, and will transfer and deliver to the Buyer at the Closing valid, good and marketable title to its Seller Interest free and clear of any Lien and any such limitation or restriction and, assuming the execution and delivery of this Agreement by the parties hereto and the due termination of the Operating Agreement in accordance with the Limited Liability Company Act of the State of Delaware at the Closing Date (provided, however, that such termination will be effective immediately after the Closing), free and clear of any restrictions imposed by the Operating Agreement.

                  SECTION 4.6. Intercompany Accounts. Schedule 4.6 contains a complete list of all intercompany balances as of the Balance Sheet Date between the members of the RSF Group on the one hand, and the Company, on the other hand. Since the Balance Sheet Date, there has not been any accrual of liability by the Company to such member of the RSF Group or other transaction between the Company and such member of the RSF Group, except in the ordinary course of business of the Company consistent with past practice.

                  SECTION 4.7. Litigation. (a) Except as disclosed in Schedule 3.14, to the knowledge of such Seller Individual, there is no action, suit, investigation or proceeding pending against, or threatened against or affecting, the Company or any of its properties before any court or arbitrator or other Governmental Entity as to which there is a substantial likelihood of a determination or resolution adverse to the business of the Company and which, if so adversely determined or resolved, could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 3.14, there is no action, suit, investigation or proceedings pending against, or to the knowledge of such Seller Individual threatened or affecting, such Seller Individual or its assets or properties before any court or arbitrator or other Governmental Entity that, if adversely determined, reasonably could be expected to have a material adverse effect on the enforceability of this Agreement, on the ability of such Seller Individual to perform its obligations under this Agreement, or on the consummation of the transactions contemplated in this Agreement.

                  SECTION 4.8. Certain Assets . Except as provided in Schedule 4.8, no material intangible assets held by the Company on the Closing Date were held or used by any member of the RSF Group at any time during the period from July 25, 1991 through August 10, 1993.

                  SECTION 4.9. Disclosure by Seller. No representation or warranty made by such Seller in this Agreement or in any certificate furnished by such Seller to the Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements not misleading in light of the circumstances under which they were made. There is no fact known to such Seller which materially adversely affects, or in the future may (so far as can be reasonably foreseen) materially adversely affect, the financial condition, business, assets, results of operations, properties, or prospects of the Company which has not been set forth in this Agreement or the schedules hereto. The Balance Sheet and the Closing Date Balance Sheet (except for the absence of footnotes thereto so long as the Balance Sheet or Closing Date Balance Sheet, as applicable, is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount) present fairly, in all material respects, the financial position of the Company as of the dates thereof and its results of operations and changes in financial position for the periods then ended in conformity with GAAP and, if applicable, in conformity with the rules and regulations of the NYSE or other applicable Governmental Entity.

                  SECTION 4.10. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Seller Individual which is or who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  SECTION 4.11. Accredited Investor; No Distribution. Such Seller Individual is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Such Seller Individual is acquiring the promissory notes forming part of the Seller Individuals Purchase Price to be received by it pursuant to Section 2.3(b) (i) for its own account for the purpose of investment (except as permitted under the proviso contained in Section 7.7) and (ii) not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act.

                  SECTION 4.12. No Actual Knowledge of Misrepresentations. To the best of such Seller Individual's actual knowledge, each of the representations and warranties set forth in Article III of this Agreement with respect to the Company is true, correct and complete in all material respects as of the date hereof and as of the Closing Date.

                                           ARTICLE V.

                          REPRESENTATIONS AND WARRANTIES OF NDB AND SHD

                  Each of NDB and SHD jointly and severally represents and warrants to the Buyer as of the date hereof and as of the Closing Date that:

                  SECTION 5.1. Corporate Existence and Power. Each of NDB and SHD is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  SECTION 5.2. Corporate Authorization. The execution, delivery and performance by each of NDB and SHD of this Agreement and the transactions contemplated hereby are within the respective corporate powers of NDB and SHD and have been (subject to approval by the board of directors of NDB) duly authorized by all necessary corporate or other action on the part of each of NDB and SHD. This Agreement, when executed and delivered, constitutes a legal, valid and binding agreement of each of NDB and SHD enforceable against NDB and SHD in accordance with its terms.

                  SECTION 5.3. Governmental Authorization. The execution, delivery and performance by NDB and SHD of this Agreement and the transactions contemplated herein require no action by or in respect of, or filing with, any governmental body, agency, official, self-regulatory organization or any other Governmental Entity by NDB or SHD other than (i) review by the FTC and the DOJ pursuant to the HSR Act with respect to antitrust matters and expiration or early termination of the applicable waiting period under the HSR Act, (ii) compliance with any applicable filing and approval requirements of the NYSE and
(iii) such other action or filings as have been or will be taken or made by NDB or SHD on or before the Closing Date.

                  SECTION 5.4. Non-Contravention. The execution, delivery and performance by NDB and SHD of this Agreement do not and will not (i) violate the Operating Agreement of the Company, (ii) assuming compliance with the matters referred to in Section 5.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree applicable to the Company, NDB or SHD,
(iii) require any consent or other action by any Person under, constitute a default by NDB or SHD under, or to the knowledge of NDB or SHD, give rise to any right of termination, cancellation or acceleration of any right or obligation of NDB, SHD or the Company to a loss of any benefit to which NDB, SHD or the Company is entitled under, any agreement or other instrument binding upon NDB, SHD or the Company or any license, franchise, permit or other similar authorization held by NDB, SHD or the Company or (iv) to the knowledge of NDB or SHD, result in the creation or imposition of any Lien on any asset of the Company, except for such violations, conflicts, defaults or Liens which would not have a Material Adverse Effect.

                  SECTION 5.5. Capitalization. As of the Balance Sheet Date, NDB's and SHD's Capital Accounts in the Company equaled the amount set forth opposite their respective names under the caption "Capital Account" on Schedule II.

                  SECTION 5.6. Ownership of Interests. Each of NDB and SHD is the record and beneficial owner of its Seller Interest, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Interests) other than those restrictions imposed by the Operating Agreement, and will transfer and deliver to the Buyer at the Closing valid, good and marketable title to its Seller Interest free and clear of any Lien and any such limitation or restriction and, assuming the execution and delivery of this Agreement by the parties hereto and the due termination of the Operating Agreement in accordance with the Limited Liability Company Act of the State of Delaware at the Closing Date (provided, however, that such termination will be effective immediately after the Closing), free and clear of any restrictions imposed by the Operating Agreement.

                  SECTION 5.7. Ownership and Lease of NYSE Seats. The NYSE seats owned by the Company are owned as set forth on Schedule 5.7. At the Closing, the Company will have valid, good and marketable title to the such NYSE seats, free and clear of any Lien (except lease agreements and ABC agreements disclosed in Schedule 5.7) or other restriction or limitation.

                  SECTION 5.8. Litigation. (a) Except as disclosed in Schedule 5.8, there is no action, suit, investigation or proceeding pending against, or to the knowledge of NDB or SHD threatened against or affecting, the Company or any of its properties before any court or arbitrator or other Governmental Entity as to which there is a substantial likelihood of a determination or resolution adverse to the business of the Company and which, if so adversely determined or resolved, could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 3.14, there is no action, suit, investigation or proceedings pending against, or to the knowledge of such Seller threatened or affecting, such Seller or its assets or properties before any court or arbitrator or other Governmental Entity that, if adversely determined, reasonably could be expected to have a material adverse effect on the enforceability of this Agreement, on the ability of such Seller to perform its obligations under this Agreement, or on the consummation of the transactions contemplated in this Agreement.

                  SECTION 5.9. Certain Assets. Except as provided in Schedule 5.9, no material intangible assets held by the Company on the Closing Date were held or used by NDB or SHD at any time during the period from July 25, 1991 through August 10, 1993.

                  SECTION 5.10. Intercompany Accounts. Schedule 5.10 contains a complete list of all intercompany balances as of the Balance Sheet Date between NDB, SHD and their Affiliates (except the Buyer and its Affiliates), on the one hand, and the Company, on the other hand. Since the Balance Sheet Date, there has not been any accrual of liability by the Company to NDB, SHD or any of their Affiliates or other transaction between the Company and NDB, SHD or any of their Affiliates (except the Buyer and its Affiliates), except in the ordinary course of business of the Company consistent with past practice and except as disclosed in the financial statements of the Company or the Closing Date Balance Sheet referred to in Section 3.10.

                  SECTION 5.11. Disclosure by Seller. No representation or warranty made by such Seller in this Agreement or in any certificate furnished by such Seller to the Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements not misleading in light of the circumstances under which they were made. There is no fact known to such Seller which materially adversely affects the financial condition, business, assets, results of operations, properties, or prospects of the Company which has not been set forth in this Agreement or the schedules hereto. The Balance Sheet and the Closing Date Balance Sheet (except for the absence of footnotes thereto so long as the Balance Sheet or Closing Date Balance Sheet, as applicable, is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount) present fairly, in all material respects, the financial position of the Company as of the dates thereof and its results of operations and changes in financial position for the periods then ended in conformity with GAAP and, if applicable, in conformity with the rules and regulations of the NYSE or other applicable Governmental Entity.

                  SECTION 5.12. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of NDB or SHD who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                                           ARTICLE VI.

                             REPRESENTATIONS AND WARRANTIES OF BUYER

                  The Buyer represents and warrants to each Seller as of the date hereof and as of the Closing Date that:

                  SECTION 6.1. Existence and Power. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  SECTION 6.2. Authorization. The execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby are within the limited liability company powers of the Buyer and have been duly authorized by all necessary action on the part of the Buyer. This Agreement, when executed and delivered, constitutes a legal, valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms.

                  SECTION 6.3. Governmental Authorization. The execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official or any other Governmental Entity other than (i) review by the FTC and the DOJ pursuant to the HSR Act with respect to antitrust matters and expiration or early termination of the applicable waiting period under the HSR Act, (ii) compliance with any applicable filing and approval requirements of the NYSE and (iii) such other action or filings as have been or will be taken or made on or before the Closing Date.

                  SECTION 6.4. Non-Contravention. The execution, delivery and performance by the Buyer of this Agreement do not and will not (i) violate the certificate of formation, Operating Agreement or other organizational documents of the Buyer or (ii) assuming compliance with the matters referred to in Section 6.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree.

                  SECTION 6.5. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission from any Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                  SECTION 6.6. Litigation. There is no action, suit, investigation or proceeding pending against, or to the best of the Buyer's knowledge, threatened against or affecting, the Buyer before any court or arbitrator or any Governmental Entity which seeks to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent the Buyer from complying with the terms and provisions of this Agreement as to which there is a substantial likelihood of a determination or resolution adverse to the Buyer.

                  SECTION 6.7. Approvals and Financing. The Buyer has no reason to believe it will not obtain all approvals of the NYSE required to consummate this Agreement. The Buyer confirms to Sellers that on the date hereof it has adequate financial resources to provide the capital required to reasonably obtain NYSE approval on terms satisfactory to it to consummate the transactions contemplated by this Agreement and make payments to Sellers as required by this Agreement at the Closing.

                                          ARTICLE VII.

                                    COVENANTS OF THE SELLERS

                  Each Seller Individual (severally and not jointly) and NDB and SHD (jointly and severally) agrees as follows:

                  SECTION 7.1. Conduct of the Company. (a) From the date hereof until the consummation of the transactions contemplated hereby, each Seller shall cause the Company to conduct its business in the ordinary course consistent with past practice and use its best efforts to preserve intact its business organizations and relationships with third parties and keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the consummation of the transactions contemplated hereby, each Seller shall cause the Company to not:

                                    (i) make any material  change in the conduct
                  of the business of the Company or enter into any transaction other than in the ordinary course of business consistent with past practice;

                                    (ii)  adopt or  propose  any  change  in its
                  certificate of formation or Operating Agreement or issue any additional equity interests or grant any option, warrant or right to acquire any equity interests or issue any security convertible into or exchangeable for equity interests or alter in any way any of its outstanding interests or make any change in outstanding equity interests, whether by reason of a reclassification, recapitalization or combination, equity dividend or otherwise;

                                    (iii)  merge or  consolidate  with any other
                  Person or acquire a material amount of assets of any other Person;

                                    (iv)   except   for   securities   held   in
                  inventory, sell, lease, license or otherwise dispose of any material assets or property;

                                    (v)  except  in  the   ordinary   course  of
                  business consistent with past practice, pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates except as expressly permitted by this Agreement or as has been approved in writing by the Buyer;

                                    (vi)  except as  expressly  required  by the
                  Operating Agreement, redeem, retire, purchase or otherwise acquire, directly or indirectly, any ownership interests of the Company or any other Person or incur any Indebtedness for any reason;

                                    (vii)  except for  ordinary  course  trading
                  activity on the NYSE, make, enter into, modify, amend in any material respect or terminate any contract, lease or other agreement, where such contract, lease or other agreement (A) entails payments in excess of $25,000 in the aggregate or (B) has a term in excess of 9 months;

                                    (viii)  enter  into  any new (or  amend  any
                  existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement or grant any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); or

                                    (ix)  except  for  interest  accrued  on the
                  Capital Accounts in the ordinary course of business (which interest may be paid by the Company on or prior to the Closing
                  Date) or as otherwise expressly permitted by this Agreement, pay any intercompany accounts (including, without limitation, those set forth on Schedules 3.12, 4.6 and 5.10), or

                                    (x)   agree or commit to do any of the
                 foregoing.

                 (b) Each Seller shall cause the Company to not (i) take or agree or commit to take any action that would make any representation and warranty of such Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

                  SECTION 7.2. Access to Information. From the date hereof until the Closing Date, each Seller shall cause the Company to (i) give the Buyer, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company during normal business hours and upon reasonable prior notice, (ii) furnish to the Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of such Seller or the Company to cooperate with the Buyer in its investigation of the Company, all for the purpose of enabling the Buyer and its authorized representatives to conduct business and financial reviews, investigations and studies of the Company. No investigation by the Buyer or other information received by the Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company or such Seller hereunder.

                  SECTION 7.3. Notices of Certain Events. Each Seller shall cause the Company to promptly notify the Buyer of:

                                    (i) any notice or other  communication  from
                  any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                                    (ii) any notice or other  communication from
                  any governmental or regulatory agency or authority or any other Governmental Entity in connection with the transactions contemplated by this Agreement; and

                                    (iii)   any    actions,    suits,    claims,
                  investigations or proceedings commenced or, to the best of their knowledge threatened against, relating to or involving or otherwise affecting such Seller or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.14 or that relate to the consummation of the transactions contemplated by this Agreement.

                  SECTION 7.4. Noncompetition. (a) Each Seller Individual agrees that for a period of one (1) full year from the Closing Date, neither he nor any of his Affiliates shall engage, either directly or indirectly, as a principal or for his own account or solely or jointly with others, or as a stockholder in any corporation or joint stock association, in business as a specialist (or equivalent status), or apply for registration as a specialist, in any stock or option in which the Company or the Buyer is engaged, either individually or jointly with others, as a specialist (or equivalent status) at the date hereof; provided that nothing herein shall prohibit the acquisition by such Seller Individual or any of its Affiliates of (i) less than 1% of the securities of a publicly traded company or (ii) a diversified company having not more than 1% of its sales (based on its latest published annual audited financial statements) attributable to such business. Notwithstanding anything to the contrary in this
Section 7.4(a), this Section 7.4(a) shall not be construed to prohibit any Seller Individual from engaging in business as a specialist employed by, or otherwise acting on behalf of, the Buyer.

                  (a)(b) Each of NDB and SHD agrees that for a period of one (1) full year from the Closing Date, neither it nor any of its Subsidiaries shall engage, either directly or indirectly, in business as a specialist, or apply for registration as a specialist, on the New York Stock Exchange in any stock in which the Company is engaged, as a specialist on the New York Stock Exchange at the date hereof; provided that nothing herein shall prohibit the acquisition by NDB or any of its Subsidiaries of (i) less than 5% of the securities of a publicly traded company or (ii) a diversified company having not more than 1% of its sales (based on its latest published annual audited financial statements) attributable to such business.

                  (c) If any  provision  contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Such Seller acknowledges that the Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate the Buyer for any such breach. Such Seller agrees that the Buyer shall be entitled to injunctive relief requiring specific performance by such Seller of this Section, and such Seller consents to the entry thereof.

                  SECTION 7.5. No Transfer of Seller Interests. Each Seller agrees that it shall not sell, assign, transfer, pledge, abandon or otherwise convey any Seller Interests (including, without limitation, pursuant to or in accordance with the Operating Agreement) other than pursuant to this Agreement or the sale of the membership interests of Cynthia Kellogg, Harvey Silverman and John Duffy to NDB.

                  SECTION 7.6. Material Agreements. Each Seller agrees that it shall not amend, supplement, extend, refinance, replace or otherwise modify any agreement relating to the Company in any respect (including, without limitation, the Operating Agreement) without the prior written consent of the Buyer.

                  SECTION 7.7. No Transfer of Promissory Notes. Each Seller Individual agrees that it shall not sell, assign, transfer, pledge, abandon or otherwise convey any of its interest in the promissory note issued to it pursuant to Section 2.3(b) of this Agreement; provided, however, that, subject to the terms of their respective promissory notes, Joseph A. Rodriguez and James
F. Bowen, III may sell, assign, transfer or pledge their respective promissory notes to satisfy in full or in part their respective Indebtedness under the respective Letter Agreements to which they are a party.

                  SECTION 7.8. Transfer of Seats. Each of the Sellers agrees to take all steps necessary or desirable, in the sole discretion of the Buyer, to implement and effectuate any action requested by the Buyer with respect to the NYSE seats and/or the lease agreements and ABC agreements relating thereto.

                                          ARTICLE VIII.

                             COVENANTS OF THE BUYER AND THE SELLERS

                  The Buyer and the Sellers agree that:

                  SECTION 8.1. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Buyer and the Sellers shall use their reasonable best efforts to take, or cause to be taken (and the Sellers shall cause the Company to take), all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Buyer and each Seller agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, in the event the Buyer determines to effectuate through a merger the transactions contemplated by this Agreement, the Buyer and Sellers shall use their reasonable best efforts to take, or cause to be taken (and the Sellers shall cause the Company to take), all actions and to do, or cause to be done (and the Sellers shall cause the Company to do), all things necessary or desirable under applicable laws and regulations to consummate such merger, and agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement such merger.

                  SECTION 8.2. Certain Filings. The Buyer and each Seller shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority or self-regulatory organization or any other Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information as may be reasonably required in connection therewith and seeking to timely obtain any such actions, consents, approvals or waivers.

                  SECTION 8.3. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                  SECTION 8.4. Intercompany Accounts. All intercompany accounts between the Sellers or their Affiliates, on the one hand, and the Company, on the other hand, as of the Closing shall be settled in accordance with their terms or in the ordinary course consistent with past practice, as the case may be.

                                           ARTICLE IX.



                  SECTION 9.1. Tax Definitions. The following terms, as used herein, have the following meanings:

                  "Buyer Indemnitee" means Buyer and any of its successors and assigns, Affiliates, officers, directors, employees, agents and, effective upon the Closing, the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Final Determination" means (i) any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by the Buyer, any Seller or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party, determines that no action should be taken to recoup such payment and the other party agrees.

                  "Pre-Closing Tax Period" means any Tax period ending on or before the close of business on the Closing Date and, for a Tax period beginning before and ending after the Closing Date, the portion of that period ending on the close of business on the Closing Date.

                  "Seller Indemnitee" means any and all of the Sellers, and any of their successors and assigns, Affiliates, officers, directors, employees, and agents.

                  "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority").

                  "Tax Indemnification Period for Buyer Indemnitee" means any Pre-Closing Tax Period of the Company.

                  "Tax Indemnification Period for Seller Indemnitees" means any Tax Period (or portion thereof) that is not a Pre-Closing Tax Period and that begins on or after the Closing Date.

                  "Tax Return" means any return, declaration, report, claim for refund, information return, form or statement relating to Taxes required to be filed with or delivered to any Taxing Authority, including any schedule or attachment thereto, and including any amendment thereof, by or on behalf of the Company. Any reference in this Article IX to "Tax Returns with respect to any Pre-Closing Tax Period" shall include any estimated tax returns required to be filed on or prior to the Closing Date.

                  "Tax Sharing Agreement" means a Tax sharing agreement or arrangement (whether or not written) binding on the Company pursuant to which the Company may be liable for the Tax of another Person or required to make a payment to another Person with respect to a Tax detriment or a Tax benefit but not including any operating agreement or partnership agreement of the Company.

                  SECTION 9.2. Tax Representations. The Sellers represent as of the date hereof and as of the Closing Date that:

                  (a) The Company has, at all times during its existence, been treated as a partnership for federal, state, and local income tax purposes.

                  (b)      Except as set forth on Schedule 9.2:

                                    (i)  all Tax  Returns  with  respect  to any
                  Pre-Closing Tax Period due as of the date hereof have been filed;

                                    (ii)  as of the  time  of  filing,  the  Tax
                  Returns with respect to any Pre-Closing Tax Period correctly set forth all information required to be shown therein;

                                    (iii) all Taxes  shown as due and payable on
                  the Tax Returns that have been filed with respect to any Pre-Closing Tax Period have been timely paid, or withheld and remitted to the appropriate Taxing Authority;

                                    (iv) the  charges,  reserves and accruals of
                  liabilities for Taxes with respect to the Company for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the Closing Date Balance Sheet (rather than in any notes thereto) of the Company (excluding any reserve for deferred income taxes established to reflect timing differences between book and Tax Income) are adequate to cover such Taxes;

                                    (v)  all Tax  Returns  with  respect  to any
                  Pre-Closing Tax Period filed with respect to Tax years of the Company through the Tax year ended December 31, 1995 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

                                    (vi) the  Company is not  delinquent  in the
                  payment of any Tax, and has not requested any extension of time within which to file any Tax Return with respect to any Pre-Closing Tax Period;

                                    (vii)  the   Company  has  not  granted  any
                  extension or waiver of the statute of limitations period applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired;

                                    (viii) to the best of the Sellers' knowledge
                  there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to the Company in respect of any Tax;

                                    (ix) there are no  requests  for  rulings or
                  determinations in respect of any Tax pending between the Company and any Taxing Authority;

                                    (x) there  are no Liens  for Taxes  upon the
                  assets of the Company;

                                    (xi) none of the  property  owned or used by
                  the Company is subject to a lease, other than a "true" lease for federal income tax purposes;

                                    (xii)  none  of the  property  owned  by the
                  Company is  "tax-exempt  use  property"  within the meaning of
                  Section 168(h) of the Code;

                                    (xiii) the Company is not a "publicly traded
                  partnership" as defined under Section 7704 of the Code;

                                    (xiv) the  Company is not and never has been
                  party to or bound by any Tax Sharing Agreement;

                                    (xv) the  Company  is not and has not been a
                  member of an affiliated, consolidated, combined or unitary group;

                                    (xvi) the  Company  is,  and on the  Closing
                  Date will be, in possession of all books and records with respect to tax matters pertinent to the Company;

                                    (xvii)  all  information  set  forth  in the
                  notes to the balance sheet of December 31, 1998 relating to Tax matters is true and complete; and

                                    (xviii)  no  sale  of  any  Seller  Interest
                  pursuant to this Agreement shall constitute the disposition of a United States real property interest by a non-resident alien individual or a foreign corporation for purposes of section 897 of the Code.

                  (c) Schedule 9.2(c) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company.

                  SECTION 9.3. Post-Closing Tax Filings and Covenants. (a) All Tax Returns with respect to any Pre-Closing Tax Period required to be filed between the date hereof and the Closing Date (i) will be filed when due in accordance with all applicable laws and (ii) as of the time of filing, will correctly set forth all the information required to be shown therein.

                  (a)(b) Sellers shall be responsible for all Taxes payable and are entitled to all refunds and deductions for all taxable periods relating to the Company ending on or prior to the Closing Date, except for charges, reserves and accrual of liabilities reflected on the Closing Date Balance Sheet and described in Section 9.2(b)(iv). Sellers and the Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company due prior to the Closing Date.

                  (c) Without the prior written consent of the Buyer, neither Sellers nor the Company shall, to the extent it may affect or relate to the Company for the Tax Indemnification Period for Buyer Indemnitee, make or change, or allow any Affiliate of any Seller to make or change, any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of the Company or any Buyer Indemnitee. Such consent of Buyer, however, shall not be unreasonably withheld and shall take into account the past tax accounting customs and practices of the Company.

                  (d) Without the prior written consent of NDB, on behalf of the NDB Group, and the Members' Representative, on behalf of the Seller Individuals, neither Buyer nor the Company shall, to the extent it may affect or relate to the Company for the Tax Indemnification Period for Seller Indemnitees, make or change, or allow any Affiliate of the Buyer or of the Company to make or change, any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return with respect to any tax period ending within four years after the Closing Date, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of the Company with respect to any Pre-Closing Tax Period or any Seller Indemnitee. Such consent of NDB, on behalf of the NDB Group, and the Members' Representative, on behalf of the Seller Individuals, however, shall not be unreasonably withheld.

                  (e) The Company shall not make any payment of Taxes to any person or any Taxing Authority, except for such Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practices of Sellers or the Company.

                  (f) Each Seller will, on the Closing Date, provide the Buyer with a written statement that, in form and substance, satisfies the requirements of Treasury regulation section 1.1445-2(b)(2) and certifies that such Seller is not a foreign person within the meaning of Code section 1445(f)(3) and Treasury regulation section 1.1445-2(b)(2)(i).

                  (g) NDB and SHD will each recognize gain in an amount equal to their gain realized for federal income tax purposes on the sale of their respective property interests resulting from this Agreement and will pay an amount of federal income tax on such gain equal to such gain multiplied by the highest marginal rate of tax imposed by the Code on corporations for the taxable year in which the sale occurs.

                  SECTION 9.4. Other Tax Matters. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees arising out of the transactions contemplated by this Agreement (including any New York Real Estate Transfer Tax, New York City Real Property Transfer Tax and any similar Tax imposed in other states or subdivisions) shall be borne and paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

                  SECTION 9.5. Cooperation on Tax Matters. (a) The Buyer shall prepare or cause to be prepared and file any Tax Returns due after the Closing. Sellers shall cooperate fully in connection with the preparation and filing of any such Tax Returns. The Buyer shall notify NDB (on behalf of the NDB Group) and the Members' Representative of any amounts related to such Tax Returns that are the responsibility of the Sellers under the provisions of this Article. If NDB or the Members' Representative, respectively, do not object within 10 Business Days of the receipt of such notice, Sellers shall remit to the Buyer any such amounts. If NDB or the Members' Representative gives notice to the Buyer within 10 business days that NDB or the Members' Representative, respectively objects to the notice, then (a) the parties shall attempt in good faith to resolve their differences during the ten (10) business day period following the date of delivery of the notice of objection from the Members' Representative or NDB (the "Closing Return Resolution Period"), and (b) if the parties fail to resolve their disagreement during the Closing Return Resolution Period, each party shall select a representative from a nationally or regionally recognized accounting firm, and these two individuals shall select a third such person, and this group of three individuals shall resolve the dispute by a determination agreed to by a majority of such group within twenty-one (21) days after the individuals are initially identified in a writing among the parties. Any resolution of any such dispute entered into in compliance with this subsection (a) shall also be binding on the parties in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the determination.

                  Sellers and the Buyer shall cooperate fully in connection with any audit, litigation, or other proceeding with respect to Taxes. The Buyer shall retain for three years the records and information that are reasonably relevant to any such audit, litigation or other proceeding.

                  (a)(b) The Buyer and Sellers further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or customer of the Company or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  SECTION 9.6. Tax Indemnification. (a) Each Seller Individual hereby severally (but not jointly) indemnifies each Buyer Indemnitee against and agrees to hold each Buyer Indemnitee harmless from any (x) Tax of the Company or any successor of the Company related to the Tax Indemnification Period for Buyer Indemnitees, except for charges, reserves and accrual of liabilities reflected on the Closing Date Balance Sheet and described in Section 9.2(b)(iv), (y) Tax of the Company or any successor of the Company resulting from a breach of any provisions of this Article IX, and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment, or assertion of any Tax described in
(x) or (y), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, and any liability as transferee. The sum of (x), (y) and (z) is referred to herein as a "Buyer Tax Loss."

                  (a)(b) Each of NDB and SHD hereby guarantees the full payment, when due, of the obligations of the Seller Individuals provided for in Section 9.6(a) of this Agreement.

                  (c) The Buyer hereby indemnifies each Seller Indemnitee against and agrees to hold each Seller Indemnitee harmless from any (x) Tax of the Company or any successor of the Company related to the Tax Indemnification Period for Seller Indemnitee (other than any Tax properly allocable to any period ending on or before the Closing Date), (y) Tax of the Company or any successor of the Company resulting from a breach of any provisions of this
Article IX, and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment, or assertion of any Tax described in (x) or (y), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, and any liability as transferee. The sum of (x), (y) and (z) is referred to herein as a "Seller Tax Loss", provided, however, that Buyer shall have no liability under this Section 9.6 unless and until the aggregate of all Seller Tax Losses exceeds the sum of $50,000 (the "Seller's Minimum Amount"), in which event Buyer shall be liable for all Seller Tax Losses, irrespective of the Seller's Minimum Amount.

                  (d) For purposes of this Section 9.6, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall
(x) in the case of any Taxes other than gross receipts, sales, withholding, or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction of the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any gross receipts, sales, withholdings or use Taxes or Taxes based upon or related to income, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. The portion of any credits relating to a Tax period that begins before and ends after the Closing Date shall be determined as though the relevant Tax period ended on and included the Closing Date.

                  (e) A party (the "Indemnified Party") may assert a Claim that it is entitled to, or may become entitled to, indemnification under this Article IX by giving written notice of its Claim to the party or parties that are, or may become, required to indemnify the Indemnified Party (the "Indemnifying Party"), providing reasonable details of the facts giving rise to the Claim and a statement of the Indemnified Party's loss in connection with the Claim, to the extent such loss is then known to the Indemnified Party and, otherwise, an estimate of the amount of the loss that it reasonably anticipates that it will incur or suffer. If the Indemnifying Party does not object to the Claim during the twenty (20) day period following the date of delivery of the Indemnified Party's notice of its Claim (the "Objection Period"), the Claim shall be considered undisputed and the Indemnified Party shall be entitled to recover the amount of its Loss. The fact that a Claim is not disputed by the Indemnifying Party shall not constitute an admission or create any inference that the asserted Claim is valid for any purpose other than the indemnity obligation of the Indemnifying Party as to such Claim pursuant to this Section 9.6.

                  (f) If the Indemnifying Party gives notice to the Indemnified Party within the Objection Period that the Indemnifying Party objects to the Claim, then (a) the parties shall attempt in good faith to resolve their differences during the ten (10) business day period following the date of delivery of the Indemnifying Party's notice of its objection (the "Resolution Period"), and (b) if the parties fail to resolve their disagreement during the Resolution Period, each party shall select a representative from a nationally or regionally recognized accounting firm, and these two individuals shall select a third such person, and this group of three individuals shall resolve the dispute by a determination agreed to by a majority of such group within twenty-one (21) days after the individuals are initially identified in a writing among the parties. Any resolution of any such dispute entered into in compliance with this
Section 9.6(f) shall also be binding on the parties in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the determination.

                  (g) In the case of any third party suit ("Third Party Suit"), the Indemnifying Party shall control the defense of the Third Party Suit, and shall be fully responsible for the costs of counsel related thereto; provided, however, that the Indemnifying Party shall control the defense of the Third Party Suit only if the Indemnifying Party first admits in a writing, which writing shall be binding on the Indemnifying Party, delivered to the Indemnified Party that the Indemnifying Party will be obligated, pursuant to Section 9.6 hereof, to indemnify the Indemnified Party for any liability arising out of such Third Party Suit. The Indemnifying Party shall consult with the Indemnified Party with respect to the Third Party Suit upon the Indemnified Party's reasonable request for consultation, and the Indemnified Party may, at its expense, participate in (but not control) the defense and employ and pay for counsel separate from the counsel employed by the Indemnified Party. All parties shall cooperate in the defense of the Third Party Suit.

                  (h) If an Indemnified Party is conducting the defense of a Third Party Suit, the Indemnified Party shall give the Indemnifying Party at least fifteen (15) days prior written notice of any proposed settlement or compromise, during which time the Indemnifying Party may assume the defense of the Third Party Suit and, if it does so (or if the Indemnifying Party has already assumed control of such Third Party Suit), the proposed settlement or compromise may not be made without the Indemnified Party's consent, which shall not be unreasonably withheld. If an Indemnifying Party does not so assume the defense of the Third Party Suit, the Indemnified Party may enter into the proposed settlement. Any settlement or compromise of any Third Party Suit by either the Indemnifying Party or the Indemnified Party entered into in compliance with this Section 9.6(h) shall also be binding on the other party in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the settlement or compromise.

                  (i) Any failure by an Indemnified Party to defend a Third Party Suit shall not relieve the Indemnifying Party of its indemnification obligations if the Indemnified Party gives the Indemnifying Party at least thirty (30) days prior written notice of the Indemnified Party's intention not to defend and affords the Indemnifying Party the opportunity to assume the defense.

                  (j) The Buyer and Sellers shall jointly control the defense of any claim that relates to Taxes payable for a Tax period that includes (but does not end on) the Closing Date.

                  (k) An  Indemnifying  Party  shall  not be liable  under  this
Section 9.6 with respect to any Tax resulting from a claim or demand the defense of which the Indemnifying Party was not offered the opportunity to assume as provided under Section 9.6(g) to the extent the Indemnifying Party's liability under this section is adversely affected as a result thereof. No investigation by an Indemnified Party or any of its Affiliates at or prior to the Closing Date shall relieve the Indemnifying Party of any liability hereunder.

                  (l) Any claim of any Buyer Indemnitee (other than the Buyer) under this section may be made and enforced by the Buyer on behalf of such Buyer Indemnitee. Any claim under this Section of a Seller Indemnitee related to the NDB Group rather than a Seller Individual shall be made and enforced only by NDB on behalf of such Seller Indemnitee. Any claim under this Section of a Seller Indemnitee related to a Seller Individual shall be made and enforced only by the Members' Representative on behalf of such Seller Indemnitee.

                  SECTION 9.7. Audits. (a) Buyer shall notify Sellers promptly of any examinations, audits, litigation or other proceedings respecting the Company with respect to any taxable period ending on or prior to the Closing Date and Seller Individuals shall have the right to control the conduct of any such examination, audit, litigation or other proceeding. Buyer shall provide, or shall cause the Company to provide, Sellers with such assistance and cooperation, including the execution of powers of attorney, as Sellers may reasonably request in order to enable Sellers to exercise such control.

                  (a)(b) Buyer shall have the sole right to represent the Company in any Tax audit or administrative or court proceeding for all taxable periods ending after the Closing Date, and to employ counsel of choice at its own expense.

                  (c) Buyer and Seller shall provide timely notice to the other party (or parties) in writing of any pending or threatened tax audit with respect to the Company for a taxable period for which the other party may have a liability under this Article IX. Buyer and Sellers shall furnish each other with copies of all correspondence received from any Taxing Authority in connection with any tax audit or information request with respect to such taxable periods.

                  SECTION 9.8. Allocation of Purchase Price. (a) As soon as practicable after the Closing, the Members' Representative shall deliver a schedule to the Buyer setting forth on a reasonable basis the federal income tax basis of all of the assets, properties and business of every kind and description, wherever located, real, personal or mixed, tangible or intangible owned by the Company as the same shall exist on the Closing Date (the "Closing Date Assets"). Within a reasonable amount of time thereafter, the Buyer shall deliver to the Members' Representative a statement (the "Allocation Statement"), setting forth the value of all of the Closing Date Assets, which shall be used for the allocation of the Purchase Price. The Allocation Statement will not be binding on a Seller to the extent Revenue Ruling 99-6, 1999-6 I.R.B 6, or similar position of the Internal Revenue Service makes the Allocation Statement not relevant to such Seller.

                  (a)(b) Any adjustment made with respect to the Purchase Price of this Agreement shall be allocated in a manner consistent with the methodology used in preparing the Allocation Statement.

                  (c) The Sellers and the Buyer agree to act in accordance with the Allocation Statement in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto.

                  SECTION 9.9. Purchase Price Adjustment. Any amount paid by the Sellers or Buyer under Section 9.6 will be treated either as an adjustment to the Purchase Price or as a contribution to the Company unless a Final Determination is inconsistent with such treatment.

                  SECTION 9.10. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article IX shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

                                           ARTICLE X.



                  SECTION 10.1. Conditions to Obligations of the Buyer and Sellers. The obligations of the Buyer and each Seller to consummate the Closing are subject to the satisfaction of the following conditions:

                                    (i) No  provision of any  applicable  law or
                  regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                                    (ii)  All  actions  by or in  respect  of or
                  filings with any Governmental Entity required to permit the consummation of the Closing shall have been taken, made or obtained.

                  SECTION 10.2. Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the Closing are subject to the satisfaction of the following further conditions:

                                    (i) (A) Each Seller and,  where  applicable,
                  the Company, shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (B) the representations and warranties of each Seller contained in this Agreement and in any certificate or other writing delivered by any Seller or the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and
                  (C) the Buyer shall have received a certificate signed by each Seller Individual (or the Members' Representative on their behalf) and NDB (on behalf of the NDB Group) to the foregoing effect.

                                    (ii)   There   shall   not  be   threatened,
                  instituted or pending any action or proceeding (including, without limitation, an action or proceeding to obtain any governmental authorization contemplated by Sections 3.3, 4.3 and 5.3) by any Person before any court or governmental authority or agency, domestic or foreign, (A) seeking to restrain or prohibit the ownership or operation by the Buyer or any of its Affiliates of the Interests or all or any material portion of the business or assets of the Company or of the Buyer or to compel the Buyer or any of its Affiliates to dispose of all or any material portion of the Interests or the business or assets of the Company or of the Buyer, (B) seeking to impose or confirm any material limitations on the ability of the Buyer or any of its Affiliates effectively to exercise full rights of ownership of the Interests, (C) seeking to require material divestiture by the Buyer or any of its Affiliates of any Interests or (D) otherwise imposing any condition which is material and adverse to the Buyer, in its reasonable discretion.

                                    (iii) There  shall not be any action  taken,
                  or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Interests, by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of the Buyer could, directly or indirectly, result in any of the consequences referred to in clause (i) or (ii) of this Section 10.2.
                                    (iv)   No   proceeding    challenging   this
                  Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or Governmental Entity.

                                    (v) The  Sellers  shall  have  received  all
                  consents, authorizations or approvals from governmental agencies referred to in Sections 3.3, 4.3 and 5.3, in each case in form and substance reasonably satisfactory to the Buyer, and no such consent, authorization or approval shall have been revoked.

                                    (vi) The Buyer  shall  have  received  legal
                  opinions of Frank E. Lawatsch, Jr., General Counsel of NDB and counsel to SHD, Thomas J. McCabe, counsel to certain Seller Individuals, Sheldon E. Goldstein, counsel to certain Seller Individuals, and Richard G. Brodrick, counsel to a certain Seller Individual, dated the Closing Date covering the matters set forth on Exhibit A. In rendering such opinion, such counsel may rely upon certificates of public officers, upon opinions of counsel reasonably satisfactory to the Buyer as to matters governed by the laws of jurisdictions other than New York and the limited liability company laws of Delaware or the federal laws of the United States of America, and upon certificates of officers of Sellers or the Company as to matters of fact, copies of which opinions and certificates shall be contemporaneously delivered to the Buyer.

                                    (vii)  There  shall  have  been no  Material
                  Adverse Effect subsequent to the date hereof. The loss by the Company of its registration as the specialist for any security shall not be deemed a material adverse change unless such security (excluding, for this purpose, BankBoston Corporation), considered singly or in the aggregate with any other securities as to which the Company shall have lost registration subsequent to the date of this Agreement, shall have accounted for more than 10% of the Company's total billed agency share trading volume in securities during the twelve months ended at the month end immediately prior to the date such registration was lost.

                                    (viii) The Buyer shall be satisfied that the
                  Sellers have complied with the covenant set forth in Section 7.8.

                                    (ix)  The  Buyer  shall  have  received  the
                  Secured Demand Notes and all indebtedness in connection therewith shall have been terminated pursuant to documentation satisfactory to the Buyer.

                                    (x)  The  Buyer  shall  have   received  all
                  secured demand notes payable to any Special Member (as defined in the Operating Agreement) and the secured demand note payabe to the former wife of Steve DiLascio, and all indebtedness in connection therewith shall have been terminated pursuant to documentation satisfactory to the Buyer.

                                    (xi) The  Buyer  shall  have  received,  (A)
                  prior to the date of this Agreement, a balance sheet of the Company as of the Balance Sheet Date prepared in accordance with GAAP and consistent with past practice of the Company, together with a schedule reflecting each Seller's Capital Account and the aggregate Mark to Market-Off Floor Trading (Unrealized), in each case as of the Balance Sheet Date (collectively with such balance sheet, the "Balance Sheet") which Balance Sheet is attached hereto as Schedule V, and (B) prior to two Business Days before the Closing Date, the Closing Date Balance Sheet.

                                    (xii)  Upon   repayment  of  principal   and
                  accrued interest on the 6% Subordinated Loan and the 8% Subordinated Loan, NDB shall have delivered to the Buyer all instruments evidencing the repayment of such Indebtedness.

                                    (xiii) The Buyer shall have received in cash
                  all  principal  and  accrued  and  unpaid   interest  owed  in
                  connection with the SLK Loan.

                                    (xiv)  Upon   repayment  of  principal   and
                  accrued interest on the Green Note, NDB shall have delivered to David Green all instruments evidencing the repayment of such Indebtedness.

                                    (xv)  NDB  shall  have   purchased  all  the
                  Interests of the Special Members (as defined in the Operating Agreement).

                                    (xvi)   NDB  and   SHD   shall   have   duly
                  authorized, executed and delivered an agreement and general release substantially in the form attached hereto as Exhibit
                  C. Each Seller Individual shall have duly authorized, executed and delivered an agreement and general release substantially in the form attached hereto as Exhibit D at least seven Business Days prior to the Closing Date and such agreement and general release shall not have been rescinded or terminated as of the Closing Date.

                                    (xvii)  The Buyer  shall have  received  all
                  instruments and documents it may reasonably request in connection with this Agreement and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Buyer.

                  SECTION 10.3. Conditions to Obligation of Sellers. The obligation of each Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

                                    (i) (A) The Buyer  shall have  performed  in
                  all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date (including the delivery of the Promissory Notes and cash to the Sellers pursuant to Sections 2.2 and 2.3), (B) the representations and warranties of the Buyer contained in this Agreement and in any certificate or other writing delivered by the Buyer pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and
                  (C) each Seller shall have received a certificate signed by the Buyer to the foregoing effect.

                                    (ii)   There   shall   not  be   threatened,
                  instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, seeking to restrain or prohibit any Seller from selling such Seller's Interests or the performance by a Seller of such Seller's obligations hereunder.

                                    (iii) There  shall not be any action  taken,
                  or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Interests, by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of the Company or the Members' Representative could, directly or indirectly, result in any of the consequences referred to in clause (i) or
                  (ii) of this Section 10.3.

                                    (iv)   No   proceeding    challenging   this
                  Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

                                    (v)  The  Buyer  shall  have   received  all
                  consents, authorizations or approvals from governmental agencies referred to in Section 6.3, in each case in form and substance reasonably satisfactory to such Seller, and no such consent, authorization or approval shall have been revoked.

                                    (vi) The  Buyer  shall  have paid in cash to
                  NDB all principal and accrued and unpaid interest owed in connection with the 8% Subordinated Loan and the 6% Subordinated Loan.

                                    (vii)  Spear,  Leeds & Kellogg,  L.P.  shall
                  have delivered to NDB all instruments evidencing the repayment of Indebtedness in connection with the SLK Loan.

                                    (viii) The Buyer  shall have paid in cash to
                  NDB all principal and accrued and unpaid interest owed by David Green to NDB in connection with the Green Note.

                                    (ix) Spear, Leeds & Kellogg, L.P. shall have
                  offered membership positions with the Buyer to the applicable Persons whose names are set forth on Schedule IV.

                                    (x) The Buyer shall have returned to NDB the
                  securities pledged to support the Secured Demand Notes and each such Secured Demand Note and the related agreements shall have been terminated without any further liability of NDB.

                                    (xi)  The  Buyer  shall  have  returned  the
                  securities pledged to support the three $1,000,000 secured demand notes payable to the Special Members (as defined in the Operating Agreement) (one secured demand note per Special Member) and the $500,000 secured demand note payable to the former wife of Steve DiLascio and each such secured demand note and the related agreements shall have been terminated.

                                    (xii) NDB,  on behalf of the NDB Group,  and
                  the Members' Representative, on behalf of the Seller Individuals, shall have received all instruments and documents any Seller may reasonably request in connection with this Agreement and the transactions contemplated hereby, all in form and substance reasonably satisfactory to such Seller.

                                           ARTICLE XI.



                  SECTION 11.1. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of one year; provided, however, that (i) the covenants and agreements contained in Section
7.4 shall survive for the period set forth therein, (ii) the covenants and agreements contained in Section 7.7 shall survive for so long as the promissory notes issued to the Seller Individuals pursuant to Section 2.3(b) of this Agreement are outstanding, (iii) the covenants, agreements, representations and warranties contained in Sections 3.23 and 3.24 and Article IX shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof) and (iv) the representations contained in Sections 3.7, 3.8, 4.5, 5.6 and 5.7 shall survive without limitation as to time. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

                  SECTION 11.2. Indemnification. (a) Each Seller Individual hereby severally (but not jointly) agrees to indemnify the Buyer, any Affiliate of the Buyer, or their respective stockholders, partners, members, directors, officers, agents, employees and representatives, their successors and assigns and, effective upon the Closing, the Company (the "Buyer Indemnitees") against and agree to hold each of them harmless from any and all damages, loss, liability, cost, expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding), deficiency, interest, penalty, imposition, assessment or fine ("Damages") reasonably and proximately incurred or suffered by any Buyer Indemnitee arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Seller Individual pursuant to this Agreement.

                  (a)(b) Each member of the RSF Group hereby severally (but not jointly) agrees:

                  (i) other than with respect to any representation, warranty, covenant or agreement covered under Section 11.2(b)(ii), to indemnify the Buyer Indemnitees against and agree to hold each of them harmless from any Damages reasonably and proximately incurred or suffered by any Buyer Indemnitee arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Seller pursuant to this Agreement; and

                  (ii) with respect to any representation, warranty, covenant or agreement contained in Article III, to indemnify any Buyer Indemnitee and hold it harmless to the extent any Seller Individual is unable (due to bankruptcy or for any other reason) to satisfy its obligations under this Section 11.2; provided, however, that the RSF Group shall have no indemnity obligations as to Sections 3.2, 3.3, 3.4, 3.5 (with respect to other Seller Individuals), 3.7, 3.12, 3.14, 3.19, 3.21, 3.22 and 3.26. The Buyer agrees to use its reasonable efforts to collect amounts owed by a Seller Individual under Section 11.2(a) prior to availing itself of this Section 11.2(b)(ii), and agrees to keep each member of the RSF Group reasonably informed of such efforts. The RSF Group shall be subrogated to the rights of an Indemnified Party to the extent of any payment made to such Indemnified Party pursuant to this Section 11.2(b)(ii).

                  (c)      NDB and SHD hereby jointly and severally agree:

                  (i) other than with respect to any representation, warranty, covenant or agreement covered under Section 11.2(c)(ii), to indemnify the Buyer Indemnitees against and agree to hold each of them harmless from any Damages reasonably and proximately incurred or suffered by any Buyer Indemnitee arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Seller pursuant to this Agreement; and

                  (ii) with respect to any representation, warranty, covenant or agreement contained in Article III or Article IV, to indemnify any Buyer Indemnitee and hold it harmless to the extent any Seller Individual is unable (due to bankruptcy or for any other reason) to satisfy its obligations under this Section 11.2; provided, however, that NDB and SHD shall have no indemnity obligations as to Section 3.2, 3.3, 3.4, 3.5 (with respect to Seller Individuals), 3.7, 3.12, 3.14, 3.19, 3.21, 3.22, 3.26, 4.1, 4.2, 4.5, 4.7, 4.8
and 4.12. The Buyer agrees to use its reasonable efforts to collect amounts owed by a Seller Individual under Section 11.2(a) prior to availing itself of this
Section 11.2(c)(ii), and agrees to keep NDB (on behalf of the NDB Group) reasonably informed of such efforts. NDB (on behalf of the NDB Group) shall be subrogated to the rights of an Indemnified Party to the extent of any payment made to such Indemnified Party pursuant to this Section 11.2(c)(ii).

                  (d) The Buyer hereby agrees to indemnify each Seller, any Affiliate of such Seller, or their respective stockholders, partners, members, directors, officers, agents, employees and representatives (the "Seller Indemnitees") against and agrees to hold each of them harmless from any and all Damages reasonably and proximately incurred or suffered by any Seller Indemnitee arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Buyer pursuant to this Agreement.

                  SECTION 11.3. Procedures. The party seeking indemnification under Section 11.2 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding, or the existence of any liability, in respect of which indemnity may be sought under such Section. The failure by an Indemnified Party to so notify an Indemnifying Party will not relieve the Indemnifying Party of any indemnification responsibility under this Article X, except to the extent, if any, that such failure materially prejudices the ability of the Indemnifying Party to defend such claim, suit, action or proceeding (brought by a Person not a party to this Agreement). The Indemnifying Party may in its discretion participate in and control the defense, compromise or settlement of any such claim, suit, action or proceeding at its own expense. The Indemnified Party shall not settle any claim, litigation or proceeding without the consent of the Indemnifying Party, such consent not to be unreasonably withheld.

                  SECTION 11.4. Indemnification Limits; Notices to Seller Individuals.

                  (a) Notwithstanding any other provision of this Agreement, the Sellers' indemnification obligations under this Section 11.2 shall on a cumulative basis be limited to an amount equal to the Purchase Price.

                  (b) Notwithstanding any other provision of this Agreement, each Seller's indemnification obligations under this Section 11.2 shall on a cumulative basis be limited to that share of the Purchase Price received by it.

                  (c) Notwithstanding any other provision of this Agreement, NDB and SHD, collectively, shall have no obligation to make any payment under Sections 9.6 or 11.2 unless the aggregate amount to which all Buyer Indemnitees are entitled by reason of all claims under Sections 9.6 or 11.2 exceeds $50,000; provided, however, that NDB, on behalf of the NDB Group, shall be obligated to make all payments under Sections 9.6 and 11.2 to the extent the aggregate amount to which all Buyer Indemnitees are entitled by reason of all claims against the NDB Group under Section 9.6 and all claims under Section 11.2 exceeds $50,000.

                  (d) Notwithstanding any other provision of this Agreement, the RSF Group's indemnification obligations pursuant to Section 11.2 shall on a cumulative basis be limited to $2,000,000.

                  (e)  Except  as   otherwise   provided   in  this   Agreement,
indemnification for obligations related to the tax matters is covered by Article IX.

                  (f) Any notices to be given to any Seller Individual may be given to the Members' Representative, on behalf of such Seller Individual.

                                          ARTICLE XII.

                                           TERMINATION

                  SECTION 12.1. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                                    (i) by mutual written agreement of NDB (on
                  behalf of the NDB Group), the Members' Representative and the Buyer;

                                    (ii)  by any of NDB  (on  behalf  of the NDB
                  Group), the Members' Representative or the Buyer if the Closing shall not have been consummated on or before July 15, 1999 (as such date may be extended for 30 days by the agreement of NDB (on behalf of the NDB Group), the Members' Representative and the Buyer);

                                    (iii)  by any of NDB (on  behalf  of the NDB
                  Group), the Members' Representative or the Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                                    (iv) by the  Buyer or NDB if NDB's  board of
                  directors does not approve this Agreement by May 20, 1999; or

                                    (v) by NDB (on behalf of the NDB Group), the
                  Members' Representative or the Buyer if any condition to such party's obligations hereunder becomes incapable of fulfillment through no fault of such party and is not waived by such party.

The party desiring to terminate this Agreement shall give notice of such termination to each other party.

                  SECTION 12.2. Effect of Termination. If this Agreement is terminated as permitted by Section 12.1, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided, however, that if such termination shall result from the willful: (A) failure of any party to fulfill a condition to the performance of the obligations of the other party, (B) failure to perform a covenant of this Agreement or (C) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach; provided, further, that a termination pursuant to 12.1(iv) shall be deemed not to be a termination described in any of clause (A), (B) or (C) of this sentence. The provision of Section 14.3 shall survive any termination hereof pursuant to Section 12.1.

                                          ARTICLE XIII.

                                     MEMBERS' REPRESENTATIVE

                  SECTION 13.1. Appointment; Acceptance. By executing this Agreement, each Seller Individual hereby irrevocably constitutes and appoints Stephen J. DiLascio, and his successors, acting as hereinafter provided, as its attorney-in-fact and agent in its name, place and stead in connection with the transactions and agreements contemplated by this Agreement (the "Members' Representative"), and acknowledges that such appointment is coupled with an interest. By executing and delivering this Agreement under the heading "Members' Representative," the person who is appointed as Members' Representative hereby
(i) accepts his appointment and authorization to act as Members' Representative as attorney-in-fact and agent on behalf of the Seller Individuals in accordance with the terms of this Agreement and (ii) agrees to perform its obligations hereunder, and otherwise comply with this Article XII.

                  SECTION 13.2. Authority. Each Seller Individual fully and completely, without restriction:

                  (a) Authorizes the Members' Representative: (i) to prepare, finalize, approve and authorize all exhibits, schedules and other attachments to this Agreement and all other agreements and other documents delivered by the Seller Individual pursuant to this Agreement (the "Member Delivered Agreements") and such approval and authorization may be conclusively evidenced by the Members' Representative and (ii) to execute and deliver, and to accept delivery, on his behalf of such amendments as may be deemed by the Members' Representative in its sole discretion to be appropriate under the Member Delivered Agreements.

                  (b) Agrees to be bound by all notices received and agreements and determinations made by and documents executed and delivered by the Members' Representative under the Member Delivered Agreements.

                  (c) Authorizes the Members' Representative: (i) to dispute or to refrain from disputing and thereby accept any claim made by the Buyer under the Member Delivered Agreements; (ii) to negotiate and settle any dispute which may arise under, and exercise or refrain from exercising remedies available under the Member Delivered Agreements, to sign any releases or other documents with respect to such dispute or remedy; (iii) to waive any condition contained in the Member Delivered Agreements; (iv) to give any and all consents under the Member Delivered Agreements; and (v) to give such instructions and do such other things and refrain from doing such things as the Members' Representative shall deem appropriate to carry out the provisions of the Member Delivered Agreements.

                  (d) Authorizes and directs the Members' Representative to receive any and all payments made to the Seller Individuals under this Agreement, to invest such funds pending their disbursement in such manner as the Members' Representative in its sole discretion deems appropriate; and to disburse any payments due the Seller Individuals under this Agreement in accordance with their interest, after (i) payment of any attorneys', accountants' and brokers' and other fees and expenses incurred on behalf of the Seller Individuals in connection with the consummation of the transactions contemplated by this Agreement and (ii) withholding such amounts to pay costs and expenses relating to potential disputes arising with respect to indemnification or other obligations of the Seller Individuals under this Agreement.

                  SECTION 13.3. Actions. Each Seller Individual hereby expressly acknowledges and agrees that (i) the Members' Representative is exclusively authorized to act on its behalf, notwithstanding any dispute or disagreement among the Seller Individuals, (ii) the Buyer and any other person or entity shall be entitled to rely on any and all actions taken by the Members' Representative under this Agreement and the other Member Delivered Agreements without any liability to, or obligation to inquire of, any of the Seller Individuals. All notices, counternotices or other instruments or designations delivered by any Seller Individual or the Members' Representative shall not be effective unless, but shall be effective if, signed by the Members' Representative, and if not, such document shall have no force and effect whatsoever hereunder and the Buyer and any other person or entity may proceed without regard to any such document. The Buyer and any other person or entity are hereby expressly authorized to rely on the genuineness of the signature of the Members' Representative, and upon receipt of any writing which reasonably appears to have been signed by the Members' Representative, the Buyer and any other person or entity may act upon the same without any further duty of inquiries to the genuineness of the writing.

                  SECTION 13.4. Effectiveness. The authorization of the Members' Representative shall be irrevocable and effective until its rights and obligations under this Agreement terminate by virtue of the termination of any and all of the obligations of the Seller Individuals to the Buyer under the Member Delivered Agreements.
                  SECTION 13.5. Indemnification; Fees and Expenses. The Seller Individuals hereby jointly and severally agree (i) to indemnify and hold the Members' Representative harmless from any and all liability, loss, cost, damage or expense, including attorneys fees (reasonably incurred or suffered as a result of the performance of its duties under this Agreement), and (ii) that the Members' Representative shall not have any liability to the Seller Individuals for any act or omission hereunder, except for gross negligence or willful misconduct. The fees and expenses of the Members' Representative shall be paid by the Seller Individuals, and the Buyer shall have no liability with respect to such fees and expenses.

                  SECTION 13.6. Successor. If the Members' Representative resigns or ceases to function in its capacity as such for any reason whatsoever, such Members' Representative shall immediately give notice to the other parties to this Agreement. In such event, the Seller Individuals may appoint a successor and give notice to the other parties to this Agreement; provided, however, that if for any reason the Seller Individuals do not appoint any successor within thirty (30) days after the Members' Representative resigns or otherwise ceases to function, then the Buyer shall have the right to petition a court of competent jurisdiction for the appointment of one or more successors.

                  SECTION 13.7. Survival of Authorizations. EACH SELLER INDIVIDUAL INTENDS FOR THE AUTHORIZATIONS AND AGREEMENTS IN THE FOREGOING SECTIONS OF THIS ARTICLE XII TO REMAIN IN FORCE AND NOT BE AFFECTED IF SUCH SELLER INDIVIDUAL SUBSEQUENTLY BECOMES MENTALLY OR PHYSICALLY DISABLED OR INCOMPETENT, DOES HEREBY AUTHORIZE SUCH RECORDINGS AND FILINGS HEREOF AS A MEMBERS' REPRESENTATIVE MAY DEEM APPROPRIATE, AND DOES HEREBY DIRECT THAT NO FILING OF ACCOUNTS OR INVENTORIES OR POSTING OF A SURETY BOND SHALL BE REQUIRED.

                                          ARTICLE XIV.



                  SECTION 14.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

                           if to the Buyer, to:

                                    Spear, Leeds & Kellogg Specialists LLC
                                    120 Broadway
                                    New York, NY 10271
                                    Attention:  Carl H. Hewitt, Esq.
                                    Fax:  212-433-7294

                                    with a copy to:

                                    Willkie Farr & Gallagher
                                    787 Seventh Avenue
                                    New York, NY  10019-6099
                                    Attention:          Serge Benchetrit, Esq.
                                    Fax:  212-728-8111

                           if to NDB or SHD, to:

                                    National Discount Brokers Group, Inc.
                                    10 Exchange Place Centre
                                    Jersey City, NJ  07302
                                    Attention:          President
                                    Fax:  201-946-4510

                                    with a copy to:

                                    National Discount Brokers Group, Inc.
                                    10 Exchange Place Centre
                                    Jersey City, NJ  07302
                                    Attention:          Frank E. Lawatsch, Esq.
                                    Fax:  201-946-4510

                           if to Stephen J. DiLascio, Gerard J. Dreyer, John F. Nicolosi, Philip J. Kopp III, James Emrich or David Green, to such Seller Individual at his address set forth on Schedule I hereto with a copy to:

                                    Law Office of Thomas J. McCabe
                                    61 Broadway
                                    Suite 718
                                    New York, NY  10004
                                    Attention:          Thomas J. McCabe, Esq.
                                    Fax:  212-248-2365

                           if to Joseph A. Rodriguez, James F. Bowen, III or Robert L. Prosser, Sr., to such Seller Individual at his address set forth on Schedule I hereto with a copy to:

                                    The Goldstein Law Group, P.C.
                                    65 Broadway
                                    New York, NY 10006
                                    Attention: Sheldon E. Goldstein, Esq.
                                    Fax:  212-809-4228

                           if to Isidore Fields, to such Seller Individual at his address set forth on Schedule I hereto with a copy to:

                                    Kelly Drye & Warren LLP
                                    2 Stamford Plaza
                                    281 Tresser Blvd.
                                    Stamford, CT 06901
                                    Attention: Richard G. Brodrick, Esq.
                                    Fax:  203-327-2669




All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                  SECTION 14.2. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (a)(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 14.3. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, the Buyer and NDB shall each pay one half of any filing fees under the HSR Act.

                  SECTION 14.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto except that the Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Interests, but no such transfer or assignment will relieve the Buyer of its obligations hereunder.

                  SECTION 14.5. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

                  SECTION 14.6. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  SECTION 14.7. Confidentiality. Each of the Sellers and the Buyer agrees to maintain in strict confidence any and all information each party learns or discovers about the other or its respective Affiliates during the course of the negotiation, execution and delivery of this Agreement. This
Section 14.7 shall not apply to any information that is, or could reasonably be, learned or discovered through any independent source that is not obligated to maintain such information as confidential. Except as required by law, none of the Sellers shall issue a press release, or make any other public disclosure, relating to this Agreement without the prior written consent of the Buyer (except for filing of this Agreement with the SEC and any disclosures hereof in filings with the SEC). Except as required by law, the Buyer shall not issue a press release, or make any other public disclosure, relating to this Agreement without the prior written consent of NDB.

                  SECTION 14.8. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

                  SECTION 14.9. Waiver of Rights. Each Seller and the Company hereby waives to the fullest extent permitted by law the following rights, requirements or restrictions under the Operating Agreement and laws of the State of Delaware solely with respect to the sale of Interests in the Company by this Agreement (i) the right to receive prior notice of such sale; (ii) the right to purchase any Interest; (iii) the requirement of any prior approval of the Company or any member of the Company or the Management Committee of the Company;
(iv) any restrictions on the transferability of Interests; or (v) any other right or restriction in Delaware law or in the Operating Agreement respecting the sale of Interests to the Buyer pursuant to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                SPEAR, LEEDS & KELLOGG
                                 SPECIALISTS LLC


                                By:_____________________________
                                      Name:
                                     Title:


                                NATIONAL DISCOUNT BROKERS
                                 GROUP, INC.


                                By:_____________________________
                                      Name:
                                     Title:


                                SHD CORPORATION


                                By:_____________________________
                                     Name:
                                     Title:

                               --------------------------------
                               STEPHEN J. DILASCIO


                               --------------------------------
                               GERARD J. DREYER


                               --------------------------------
                               JOHN F. NICOLOSI


                               --------------------------------
                               PHILIP J. KOPP, III


                               --------------------------------
                               JAMES C. EMRICH


                               --------------------------------
                               DAVID GREEN


                               --------------------------------
                               JOSEPH A. RODRIGUEZ


                               --------------------------------
                               JAMES F. BOWEN, III


                               --------------------------------
                               ISIDORE FIELDS


                               --------------------------------
                               ROBERT L. PROSSER, SR.


                               --------------------------------
                               CYNTHIA KELLOGG


                               --------------------------------
                               HARVEY SILVERMAN


                               --------------------------------
                               JOHN DUFFY


                               EQUITRADE PARTNERS, LLC
                                 (SOLELY WITH RESPECT TO
                                  SECTION 14.9)


                               By:_____________________________
                                     Name:
                                     Title:

                                                                   EXHIBIT 10(a)

                         NATIONAL DISCOUNT BROKERS GROUP, INC.

                         1999 NON-QUALIFIED STOCK OPTION PLAN

SECTION 1.  PURPOSE

         The purpose of National Discount Brokers Group, Inc. 1999 Stock Option Plan (the "Plan") is to provide an additional incentive to employees, independent contractors, agents and consultants of National Discount Brokers Group, Inc. (the "Company") and its subsidiaries, to aid in attracting and retaining employees, independent contractors, agents and consultants, and to closely align their interests with those of shareholders.

SECTION 2.  DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2.

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Change in Control". A change in control of the Company shall be deemed to have occurred if, over the initial opposition of the then-incumbent Board (whether or not such Board ultimately acquiesces therein), (i) any person or group of persons shall acquire, directly or indirectly, stock of the Company having at least 25% of the combined voting power of the Company's then-outstanding securities, or (ii) any shareholder or group of shareholders shall elect a majority of the members of the Board in each case after January 1, 1999.

         (c) "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, as it or they may be amended from time to time.

         (d) "Committee" shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board. The Committee shall consist of two or more members of the Board who are Non-Employee Directors as such term is defined in Rule 16b-3 of the Exchange Act.

(e) "Date of Exercise" shall mean the earlier of the date on which written notice of exercise, together with payment in full, is received at the office of the Secretary of the Company or the date on which such notice and payment are mailed to the Secretary of the Company at its principal office by certified or registered mail.

(f) "Employee" shall mean any employee or any officer of the Company or any of its Subsidiaries, or any other person, who is an independent contractor, agent or consultant of the Company or any of its Subsidiaries, and excluding any director of the Company who is not otherwise an employee of the Company.

(g) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         (h) "Fair Market Value" shall mean for any day the mean of the highest and lowest selling prices of the Stock as reported on the Composite Tape for securities traded on the New York Stock Exchange.

         (i) "Grantee" shall mean an Employee granted a Stock Option.

(j) "Granting Date" shall mean the date on which the Committee authorizes the issuance of a Stock Option for a specified number of shares of Stock to a specified Employee.

         (k) "Nonqualified Stock Option" shall mean a Stock Option granted within the Plan which is not an incentive stock option, under Section 422 of the Code or otherwise qualified under similar tax provisions.

         (l) "Progressive Stock Options" shall mean Nonqualified Stock Options granted pursuant to Section 5(h) of this Plan.

         (m) "Stock" shall mean the Common Stock, as par value $.01 per share, of the Company.

         (n) "Stock Option" shall mean a Nonqualified Stock Option granted pursuant to the Plan to purchase shares of Stock.

         (o)  "Subsidiary"  shall mean any subsidiary  corporation as defined in
Section 424 of the Code.

SECTION 3.  SHARES OF STOCK SUBJECT TO THE PLAN

         Subject to adjustment pursuant to Section 8, 1,000,000 shares of Stock shall be reserved for issuance upon the exercise of Stock Options granted pursuant to the Plan. Shares delivered under the Plan may be authorized and unissued shares or issued shares held by the Company in its treasury. If any Stock Options expire or terminate without having been exercised, the shares of Stock covered by such Stock Option shall become available again for the grant of Stock Options hereunder. Shares of Stock covered by Stock Options surrendered for Stock pursuant to Section 6, however, shall not become available again for the grant of Stock Options hereunder.

SECTION 4.  ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option grants, and to make all other determinations necessary or advisable for the administration of the Plan.

         (b) It is intended that the Plan and any transaction hereunder meet all of the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, as such rule is currently in effect or as hereafter modified or amended, and all other applicable laws. If any provision of the Plan or any transaction would disqualify the Plan or such transaction under, or would not comply with, Rule 16b-3 or other applicable laws, such provision or transaction shall be construed or deemed amended to conform to Rule 16b-3 or such other applicable laws or otherwise shall be deemed to be null and void, in each case to the extent permitted by law and deemed advisable by the Committee.

         (c) Any controversy or claim arising out of or related to the Plan shall be determined unilaterally by and at the sole discretion of the Committee.

SECTION 5.  GRANTING OF STOCK OPTIONS

         (a) Only Employees shall be eligible to receive Stock Options under the Plan. Directors of the Company who are not also employees of the Company or one of its Subsidiaries shall not be eligible for Stock Options.

         (b) The option price of each share of Stock subject to a Nonqualified Stock Option shall be 100% of the Fair Market Value of a share of the Stock on the Granting Date, or such other price either greater than or less than the Fair Market Value (but in no event less than the par value of the Stock) as the Committee shall determine appropriate to the purposes of the Plan and to the Company's total compensation program.

         (c) The Committee shall determine and designate from time to time those Employees who are to be granted Stock Options and shall also specify the number of shares covered by and the option price per share of each Stock Option. Each Stock Option granted under the Plan shall be clearly identified as to its status as a Nonqualified Stock Option.

         (d) A Stock Option shall be exercisable during such period or periods and in such installments as shall be fixed by the Committee at the time the Stock Option is granted or in any amendment thereto, but each Stock Option shall expire not later than ten years from the Granting Date.

         (e) The Committee shall have the authority to grant both transferable Stock Options and nontransferable Stock Options, and to amend outstanding nontransferable Stock Options to provide for transferability. Each nontransferable Stock Option intended to qualify under Rule 16b-3 or otherwise shall provide by its terms that it is not transferable otherwise than by will or the laws of descent and distribution and is exercisable, during the Grantee's lifetime, only by the Grantee. Each transferable Stock Option may provide for such limitations on transferability and exercisability as the Committee may designate at the time a Stock Option is granted or is otherwise amended to provide for transferability.

         (f) Stock Options may be granted to an Employee who has previously received Stock Options or other options whether such prior Stock Options or other options are still outstanding, have previously been exercised or surrendered in whole or in part, or are canceled in connection with the issuance of new Stock Options.

         (g) Subject to adjustment pursuant to Section 8, the aggregate number of shares of Stock subject to Stock Options granted to an Employee under the Plan shall not exceed 125,000 shares (as such number is adjusted pursuant to Section 8).

         (h) Subject to Section 5 (g), without in any way limiting the authority of the Committee to make grants of Stock Options under the Plan, and in order to induce Employees to retain ownership of Stock, the Committee shall have the authority (but not the obligation) to include within any agreement reflecting a Stock Option a provision entitling the Grantee of such Stock Option to a further Stock Option (a "Progressive Stock Option") in the event the Grantee exercises such Nonqualified Stock Option evidenced by such agreement, in whole or in part, by surrendering other shares of Stock in accordance with this Plan and the terms and conditions of such agreement. Any such Progressive Stock Option shall be for a number of shares of Stock equal to the number of surrendered shares, shall become exerciseable no sooner than six months after the Granting Date of the Stock Option or such longer period as the Committee may establish, shall have an option price per share equal to one hundred percent (100%) of the Fair Market Value of a share of Stock on the Granting Date of the Progressive Stock Option, and shall be subject to such other terms and conditions as the Committee may determine.

SECTION 6.  EXERCISE OF STOCK OPTIONS

         (a) Except as provided in Section 7, no Stock Option may be exercised at any time unless the Grantee is an Employee on the Date of Exercise.

         (b) The Grantee shall pay the option price in full on the Date of Exercise of a Stock Option in cash, by check, or by delivery of full shares of Stock of the Company, duly endorsed for transfer to the Company with signature guaranteed, or by any combination thereof. Stock will be accepted at its Fair Market Value on the Date of Exercise.

         (c) Subject to the approval of the Committee, or of such person to whom the Committee may delegate such authority ("its designee"), the Company may loan to the Grantee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares of Stock acquired upon exercise of a Stock Option, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Committee or its designee. Such promissory note shall be secured by the pledge to the Company of shares of Stock having an aggregate purchase price on the date of purchase equal to or greater than the amount of such note. A Grantee shall have, as to such pledged shares of Stock, all rights of ownership including the right to vote such shares of Stock and to receive dividends paid on such shares of Stock, subject to the security interest of the Company. Such shares of Stock shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company; provided, however that shares of Stock subject to a pledge may be used to pay all or part of the purchase price of any other option granted hereunder or under any other stock incentive plan of the Company under the terms of which the purchase price of an option may be paid by the surrender of shares of Stock, subject to the terms and conditions of the Plan relating to the surrender of shares of Stock in payment of the exercise price of an option. In such event, that number of the newly purchased shares of Stock equal to the shares of Stock previously pledged shall be immediately pledged as substitute security for the pre-existing debt of the Grantee to the Company, and thereupon shall be subject to the provisions hereof relating to pledged shares of Stock. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Committee or its designee or stated in the option agreement; provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

SECTION 7.  TERMINATION OF EMPLOYMENT

         Except as otherwise provided by the Committee at the time the Stock Option is granted or any amendment thereto, if a Grantee ceases to be an Employee then:

         (a) if termination of employment is voluntary or involuntary without cause, the Grantee may exercise each Stock Option held by the Grantee within three months after such termination (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which are purchasable pursuant to its terms at the date of termination;

         (b) if termination is for cause, all Stock Options held by the Grantee shall be canceled as of the date of termination;

(c) subject to the provisions of Section 7(d), if termination is (i) by reason of retirement at a time when the Grantee is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any Subsidiary, or (ii) by reason of disability, each Stock Option held by the Grantee may be exercised by the Grantee at any time (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination;

         (d) if termination is by reason of the death of the Grantee, or if the Grantee dies after retirement or disability as referred to in Section 7(c), each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise the Stock Option by reason of the Grantee's death, at any time within a period of three years after death (but not after the expiration date of the Stock Option) to the extent of the total number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination; or

         (e) if the Grantee should die within three months after voluntary termination of employment or involuntary termination without cause, as contemplated in Section 7(a), each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise by reason of the Grantee's death, at any time within a period of one year after death (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination.

SECTION 8.  ADJUSTMENTS

         In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Stock, there shall be an appropriate adjustment made by the Board in the number and kind of shares that may be granted in the aggregate and to individual Employees under the Plan, the number and kind of shares subject to each outstanding Stock Option and the option prices. In the event of a transaction involving (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company's assets, provision shall be made in connection with such transaction for the assumption of Stock Options theretofore granted under the Plan, or the substitution for such Stock Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of stock and the purchase price for stock thereunder, or, in the discretion of the Committee, the Plan and the Stock Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Grantee of an amount in cash equal to the fair market value of a share of stock multiplied by the number of shares of stock subject to the Stock Options (to the extent such Stock Options have not been exercised) less the exercise price for such Stock Options (to the extent such Stock Options have not been exercised): provided, however, that in no event shall the Committee take any action or make any determination under this Section 8 which would prevent a transaction described in clause (ii) or (iii) above from being treated as a pooling of interests under generally accepted accounting principles.

SECTION 9.  TENDER OFFER; CHANGE IN CONTROL

         A Stock Option shall become immediately exercisable to the extent of the total number of shares subject to the Stock Option in the event of (i) a tender offer by a person or persons other than the Company for all or any part of the outstanding Stock if, upon consummation of the purchases contemplated, the offeror or offerors would own, beneficially or of record, an aggregate of more than 25% of the outstanding Stock, or (ii) a Change in Control of the Company.


SECTION 10.  GENERAL PROVISIONS

         (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

         (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate an Employee's employment at any time.

         (c) Notwithstanding any other provision of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

                  (i) The listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange;

                  (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee may, in its discretion upon the advice of counsel, deem necessary or advisable; and

                  (iii) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Committee may, in its discretion upon the advice of counsel, determine to be necessary or advisable.

         (d) The Company shall have the right to deduct from any payment or distribution under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary to satisfy all obligations for the payment of such taxes. In case distributions are made in shares of Stock, the Company shall have the right to retain the value of sufficient shares of Stock to equal the amount of tax to be withheld for such distributions or require a recipient to pay the Company for any such taxes required to be withheld on such terms and conditions prescribed by the Committee.

         (e) No Grantee shall have any of the rights of a shareholder by reason of a Stock Option until it is exercised.

         (f) The Plan shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

SECTION 11.  AMENDMENT AND TERMINATION

         (a) The Plan shall terminate on April 1, 2008 and no Stock Option shall be granted hereunder after that date, provided that the Board may terminate the Plan at any time prior thereto.

         (b) The Board may amend the Plan at any time without notice.

         (c) No termination or amendment of the Plan may, without the consent of a Grantee to whom a Stock Option shall theretofore have been granted, adversely affect the rights of such Grantee under such Stock Option.

                                                                   EXHIBIT 10(b)

                           NATIONAL DISCOUNT BROKERS GROUP, INC.
                               CHANGE OF CONTROL AGREEMENT



                  THIS AGREEMENT dated and entered into effective as of the 3rd day of May, 1999, by and between National Discount Brokers Group, Inc., a Delaware corporation (together with any successor, the "Company"), and Matthew Stadler, residing at the address set forth below his or her signature, (the "Employee").

                                                    WITNESSETH:

                  WHEREAS, should the Company receive a proposal from, or engage in discussions with, a third person, whether solicited by the Company or unsolicited, concerning a possible business combination with or the acquisition of a substantial portion of voting securities of either party, the Board of Directors of the Company (the "Board") has deemed it imperative that it and the Company be able to rely on the Employee to continue to serve in his or her position, and that the Board and the Company be able to receive and rely upon his or her advice, if they request it, as to the best interests of the Company and its shareholders, without concern that the Employee might be distracted by the personal uncertainties and risks that such a proposal or discussions might otherwise create; and

                  WHEREAS, the Company desires to enhance employee morale and its ability to retain existing management; and

                  WHEREAS, the Company desires to reward the Employee for his or her valuable, dedicated service to the Company should his or her service be terminated under circumstances hereinafter described; and

                  WHEREAS, the Employee is presently a key employee with whom the Company has been authorized by the Board to enter into this Agreement;

                  NOW,  THEREFORE,  to  assure  the  Company  of the  Employee's continued dedication and the availability of his or her advice and counsel in the event of any such proposal, to induce the Employee to remain in the employ of the Company, and to reward the Employee for his or her valuable, dedicated service to the Company should his or her service be terminated under circumstances hereinafter described, and for other good and valuable consideration, the receipt and adequacy whereof each party acknowledges, the Company and the Employee agree as follows:

1.       OPERATION, EFFECTIVE DATE, AND TERM OF AGREEMENT

                  (a) This Agreement shall commence on the date hereof and continue in effect until two years after a Change of Control shall occur.

                  (b) This Agreement is effective and binding on both parties as of the date hereof. Notwithstanding its present effectiveness, the provisions of paragraphs 3 and 4 of this Agreement shall become operative only when, as and if there has been a "Change in Control". For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (X) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, Mr. Arthur Kontos and any Affiliate of Mr. Kontos, Mr. Peter Kellogg or an Affiliate of Mr. Kellogg, or a person engaging in a transaction of the type described in clause (Z) of this subsection but which does not constitute a change in control under such clause, is or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (Y) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (X) or (Z) of this Subsection) whose election by the Board or nomination for election by the Company shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved ("Continuing Members"), cease for any reason to constitute a majority thereof; or (Z) the shareholders of the Company approve or, if no shareholder approval is required or obtained, the Company or a subsidiary of the Company completes a merger, consolidation or similar transaction of the Company or such a subsidiary with or into any other corporation, or a binding share exchange involving the Company's securities, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

2.       EMPLOYMENT OF THE EMPLOYEE

                  Nothing herein shall affect any right which the Employee or the Company may otherwise have to terminate the Employee's employment by the Company at any time in any lawful manner, subject always to the Company's providing to the Employee the payments and benefits specified in paragraphs 3 and 4 of this Agreement to the extent hereinbelow provided.

                  In the event any person commences a tender or exchange offer, circulates a proxy statement to the Company's shareholders or takes other steps designed to effect a Change in Control as defined in paragraph 1 of this Agreement, the Employee agrees that he or she will not voluntarily leave the employ of the Company, and will continue to perform his or her regular duties and to render the services specified in the recitals of this Agreement, until such person has abandoned or terminated its efforts to effect a Change in Control or until a Change in Control has occurred. Should the Employee voluntarily terminate his or her employment before any such effort to effect a Change in Control has commenced, or after any such effort has been abandoned or terminated without effecting a Change in Control and no such effort is then in process, this Agreement shall lapse and be of no further force or effect.

3.       TERMINATION FOLLOWING CHANGE IN CONTROL

                  (a) If any of the events described in paragraph 1 hereof constituting a Change in Control shall have occurred, the Employee shall be entitled to the benefits provided in paragraph 4 hereof upon the subsequent termination of his or her employment within the applicable period set forth in paragraph 4 hereof following such Change in Control unless such termination is
(i) due to the Employee's death or Retirement; or (ii) by the Company by reason of the Employee's Disability or for Cause; or (iii) by the Employee other than for Good Reason.

                  (b) If following a Change in Control, the Employee's employment is terminated by reason of his or her death or Disability, the Employee shall be entitled to death or long-term disability benefits, as the case may be, from the Company no less favorable than those benefits to which he or she would have been entitled had the death or termination for Disability occurred during the six-month period prior to the Change in Control. If prior to any such termination for Disability, the Employee fails to perform his or her duties as a result of incapacity due to physical or mental illness, he or she shall continue to receive his or her Base Salary less any benefits as may be available to hereunder the Company's disability plans until his or her employment is terminated for Disability.

                  (c) If the Employee's employment shall be terminated by the Company for Cause or by the Employee other than for Good Reason, the Company shall pay to the Employee his or her full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Employee under this Agreement.

                  (d)      For purposes of this Agreement:

                           (i)  "Disability"  shall  mean the  Employee's
incapacity due to physical or mental illness such that the Employee shall have become qualified to receive benefits under the Company's long-term disability plans or any equivalent coverage required to be provided to the Employee pursuant to any other plan or agreement, whichever is applicable.

                           (ii) "Retirement"  shall mean that the Employee shall
have reached age 65 and shall
voluntarily retire under the Company's retirement plans applicable to such Employee or any earlier actual voluntary retirement by the Employee from his or her employment with the Company.

                           (iii) "Cause" shall mean:

                           (A) the  conviction  of the  Employee  for a felony,
or the willful commission by the Employee of a criminal or other act that in the judgment of the Board causes or will likely cause substantial economic damage to the Company or substantial injury to its business reputation;

                           (B) the  commission  by the  Employee  of an act of
fraud  in the  performance  of such Employee's duties on behalf of the Company;

                           (C) the continuing willful failure of the Employee to
perform the duties of such
Employee to the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Employee by the compensation committee of the Board; or

                           (D) the order of a federal or state regulatory agency
or a court of competent
jurisdiction requiring the termination of the Employee's employment.

                  For purposes of this subparagraph (d)(iii), no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interests .

                           (iv) "Good Reason" shall mean:

                           (A) The  assignment by the Company to the Employee of
duties, without the Employee's
express written consent, which (i) are materially different or require travel significantly more time-consuming or extensive than the Employee's duties or business travel obligations immediately prior to the Change in Control, or (ii) result, in either a significant reduction in the Employee's authority and responsibility as a senior corporate executive when compared to the highest level of authority and responsibility assigned to the Employee at any time during the six (6) month period prior to the Change in Control, or, (iii) without the Employee's express written consent, the removal of the Employee from, or any failure to reappoint or reelect the Employee to, the highest title held since the date six (6) months before the Change in Control, except in connection with a termination of the Employee's employment by the Company for Cause, or by reason of the Employee's death, Disability or Retirement;

                           (B) A reduction by the Company of the Employee's Base
Salary, or the failure to grant
increases in the Employee's Base Salary on a basis at least substantially comparable to those granted to other employees of comparable title, salary and performance ratings made in good faith;

                           (C)  The   relocation  of  the  Company's   principal
executive offices to a location outside
the State of New Jersey, or the Company's requiring the Employee to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Employee's business travel obligations immediately prior to the Change in Control, or in the event of any relocation of the Employee with the Employee's express written consent, the failure by the Company to pay (or reimburse the Employee for) all reasonable moving expenses by the Employee relating to a change of principal residence in connection with such relocation and to indemnify the Employee against any loss realized in the sale of the Employee's principal residence in connection with any such change of residence, all to the effect that the Employee shall incur no loss upon such sale on an after tax basis;

                           (D) The failure by the Company to continue to provide
the Employee with substantially
the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in the Company's stock options plan and other plans in which executives of the Company of comparable title and salary participate and as were provided to the Employee immediately prior to such Change in Control, or with a package of welfare benefits and perquisites, that, though one or more of such benefits or perquisites may vary from those, including participation on a comparable basis in the Company's stock option plan, is substantially comparable in all material respects to such welfare benefits and perquisites, including participation on a comparable basis in the Company's stock option plan taken as a whole; or

                           (E) The  failure of the Company to obtain the express
written assumption of and
agreement to perform this Agreement by any successor as contemplated in subparagraph 5(d) hereof.

                           (v)   "Dispute"   shall  mean  (i)  in  the  case  of
termination of employment of the Employee with the Company or a Subsidiary by the Company for Disability or Cause, that the Employee challenges the existence of Disability or Cause and (ii) in the case of termination of employment of an Employee with the Company by the Employee for Good Reason, that the Company challenges the existence of Good Reason.

                           (vi) "Base Salary"  shall mean the amount  determined
by multiplying the Employee's
highest semi-monthly or other periodic rate of base pay paid to the Employee during the twelve-month period immediately prior to the giving of the Notice of Termination by the number of pay periods per year. The following items are not part of base pay, as used herein: reimbursed expenses, any amount paid on account of overtime or holiday work, payment on account of insurance premiums or other contributions made to other welfare of benefit plans, any year-end or other bonuses, commissions and gifts.

                           (vii)  "Affiliate"  shall have the meaning given such
term in Rule 405 under the
Securities Act of 1933, as amended.

                  (e) Any purported termination of employment by the Company by reason of the Employee's Disability or for Cause, or by the Employee for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Employee or the Company, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement. An Employee shall not be entitled to give a Notice of Termination that the Employee is terminating his or her employment with the Company for Good Reason more than two (2) years following the occurrence of the event alleged to constitute Good Reason.

                  (f) For purposes of this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination, which shall not be more than ninety (90) days after such Notice of Termination is given, as such date may be modified pursuant to the following two sentences. If within thirty
(30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute (as heretofore defined) exists, the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company shall continue to pay the Employee the same Base Salary and to provide the Employee with the same or substantially comparable welfare benefits and perquisites, including participation in the Company's stock option plan, that the Employee was paid and provided immediately prior to the Change in Control. Should a Dispute ultimately be determined in favor of the Company then all sums paid by the Company to the Employee from the date of termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph shall be repaid promptly by the Employee to the Company, with interest at 70% of the prime rate charged from time to time by Citibank, N.A., New York, New York, all stock options granted to the Employee during such period shall be canceled or returned to the Company, and no service as an employee shall be credited to the Employee for such period for pension purposes. The Employee shall not be obligated to pay back the welfare benefits and perquisites for such period unless the final judgment, order or decree of a court or other body resolving the Dispute determines that the Employee acted in bad faith in giving a notice of Dispute. Should a Dispute ultimately be determined in favor of the Employee, then the Employee shall be entitled to retain all sums paid to the Employee under this subparagraph (f) pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in paragraph 4 hereof to the extent not previously paid hereunder.

4.       PAYMENTS UPON TERMINATION

                  If after a Change of Control and within two years after the date of this Agreement, the Company shall terminate the Employee's employment other than by reason of the Employee's death, Disability, Retirement or for Cause or if the Employee shall terminate his or her employment for Good Reason then,

                  (a) the Company will pay to the Employee as compensation for services rendered, (subject to any applicable payroll or other taxes required to be withheld) commencing on the first day of the month following the month of termination, one-twelfth (1/12) of Base Salary of the Employee payable once monthly until the date which is the second anniversary of the date of this Agreement. In addition, the Employee shall receive $200,000 minus the amount of any cash bonus paid to him by the Company. The payment of such bonus to be at the rate of $100,000 per year and payable at such times as bonuses were paid to management of the Company immediately prior to the Change of Control.

                  (b) In the event that any payment or benefit received or to be received by the Employee in connection with a Change in Control or the termination of the Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) (collectively with the payments and benefits hereunder, "Total Payments") would not be deductible (in whole or part) as a result of section 280G of the Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code") by the Company, an affiliate or other person making such payment or providing such benefit, the payments and benefits hereunder shall be reduced until no portion of the Total Payments is not deductible, or the payments and benefits hereunder are reduced to zero. At the Company's sole discretion, such reduction may be effected by extending the date the payment would otherwise be due by not more than one year or by decreasing the amount of the payment or benefit otherwise due and payable. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Employee shall have effectively waived in writing prior to the date of payment under subsection (a) shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Employee and acceptable to the Company's independent auditors, is not likely to constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, (iii) the payments and benefits hereunder shall be reduced only to the extent necessary so that, in the opinion of the tax counsel referred to in clause (ii), the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety are likely to constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code or are otherwise not likely to be subject to disallowance as deductions; and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                  (c) In the event that any payment or benefit received or to be received by the Employee in connection with a Change in Control or the termination of the Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) (collectively with the payments and benefits hereunder, "Total Payments") would not be deductible (in whole or part) as a result of Section 162(m) of the Code, or any combination of Section 162(m) and
Section 280G of the Code, by the Company, an affiliate or other person making such payment or providing such benefit, the payments and benefits hereunder shall be reduced until no portion of the Total Payments is not deductible, or the payments and benefits hereunder are reduced to zero. At the Company's sole discretion, such reduction may be effected by extending the date the payment would otherwise be due by not more than one year or by decreasing the amount of the payment or benefit otherwise due and payable. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Employee shall have effectively waived in writing prior to the date of payment under subsection (a) shall be taken into account, and (ii) the payments and benefits hereunder shall be reduced only to the extent necessary so that, in the opinion of tax counsel selected by the Employee and acceptable to the Company's independent auditors, the Total Payments (other than those referred to in clause (i)) in their entirety are likely to constitute performance-based compensation or remuneration payable on a commission basis within the meaning of
Section  162(m)(4)  of the Code,  do not exceed  the  $1,000,000  limitation  of
Section 162(m)(1) of the Code, or are otherwise not likely to be subject to disallowance as deductions.

5.       GENERAL

                  (a) The Employee shall retain in confidence any proprietary or other confidential information known to the Employee concerning the Company and its business (including the Company's subsidiaries and their businesses) so long as such information is not publicly disclosed and disclosure is not required by an order of any governmental body or court.

                  (b) If litigation or other proceedings shall be brought to enforce or interpret any provision contained herein or in connection with any tax audit to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder, the Company shall indemnify the Employee for his or her reasonable attorney's fees and disbursements incurred in connection therewith and pay prejudgment interest on any money judgment obtained by the Employee calculated at Citibank, N.A., New York, prime rate of interest in effect from time to time from the date that payment should have been made under the Agreement; provided that if the Employee initiated the proceedings, the Employee shall not have been found by the court or other fact finder to have acted in bad faith in initiating such litigation or other proceeding, which finding must be final without further rights of appeal.

                  (c) The Company's obligation to pay the Employee the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Employee or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in paragraph 3(f) herein, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from the Employee or any person entitled thereto. The Employee shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

                  (d) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidated or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  As used in this Agreement "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (e) This Agreement shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if he or she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there be no such designee, to the Employee's estate. The obligations of the Employee hereunder shall not be assignable by the Employee.

                  (f) Nothing in this Agreement shall be deemed to entitle the Employee to continued employment with the Company and the rights of the Company to terminate the employment of the Employee shall continue as fully as though this Agreement was not in effect.

6.       NOTICE

                  For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Employee:
                  at the address set forth after the Employee's signature at the end of this Agreement

                  If to the Company:
                  National Discount Brokers Group, Inc.
                  Ten Exchange Place Centre
                  Jersey City, New Jersey  07302
                  Attention:  President

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

7.       MISCELLANEOUS

                  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. However, this Agreement is in addition to, and not in lieu of, any other plan providing for payments to or benefits for the Employee or any agreement now existing, or which hereafter may be entered into, between the Company and the Employee. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey.

8.       FINANCING

                  All amounts due and benefits provided under this Agreement shall constitute general obligations of the Company in accordance with the terms of this Agreement. The Employee shall have only an unsecured right to payment thereof out of the general assets of the Company. Notwithstanding the foregoing, the Company may, by agreement with one or more trustees to be selected by the Company, create a trust on such terms as the Company shall determine to make payments to the Employee in accordance with the terms of this Agreement.

9.       VALIDITY

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



                                      Employee Name:    Matthew Stadler

                                      Employee Address: 12 Brooks Street
                                                        Hicksville, NY 11801

                                      NATIONAL DISCOUNT BROKERS GROUP, INC.


                                      By
                                         Name:  Arthur Kontos
                                         Title:    Chief Executive Officer

                                                                  EXHIBIT 10(c)

                             TABLE OF CONTENTS

ARTICLES                                                                                                   PAGE

ARTICLE 1 - DEFINITIONS.......................................................................................1


ARTICLE 2 - DEMISE AND TERM...................................................................................8


ARTICLE 3 - RENT..............................................................................................8


ARTICLE 4 - USE OF DEMISED PREMISES...........................................................................9


ARTICLE 5 - PREPARATION OF DEMISED PREMISES..................................................................10


ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS...............................................................12


ARTICLE 7 - COMMON AREAS.....................................................................................14


ARTICLE 8 - SECURITY.........................................................................................15


ARTICLE 9 - SUBORDINATION....................................................................................17


ARTICLE 10 - QUIET ENJOYMENT.................................................................................18


ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING...........................................................18


ARTICLE 12 - COMPLIANCE WITH LAWS............................................................................23


ARTICLE 13 - INSURANCE AND INDEMNITY.........................................................................24


ARTICLE 14 - RULES AND REGULATIONS...........................................................................27


ARTICLE 15 - ALTERATIONS.....................................................................................27


ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY................................................................29


ARTICLE 17 - REPAIRS AND MAINTENANCE.........................................................................29


ARTICLE 18 - ELECTRIC ENERGY.................................................................................31


ARTICLE 19 - HEAT, VENTILATION AND AIR-CONDITIONING..........................................................31


ARTICLE 20 - OTHER SERVICES; SERVICE INTERRUPTION............................................................32


ARTICLE 21 - ACCESS, CHANGES AND NAME........................................................................33


ARTICLE 22 - MECHANICS' LIENS AND OTHER LIENS................................................................34


ARTICLE 23 - NON-LIABILITY...................................................................................34


ARTICLE 24 - DAMAGE OR DESTRUCTION...........................................................................35


ARTICLE 25 - EMINENT DOMAIN..................................................................................38


ARTICLE 26 - SURRENDER.......................................................................................39


ARTICLE 27 - CONDITIONS OF LIMITATION........................................................................40


ARTICLE 28 - RE-ENTRY BY LANDLORD............................................................................41


ARTICLE 29 - DAMAGES.........................................................................................42


ARTICLE 30 - AFFIRMATIVE WAIVERS.............................................................................44


ARTICLE 31 - NO WAIVERS......................................................................................45


ARTICLE 32 - CURING TENANT'S DEFAULTS........................................................................45


ARTICLE 33 - BROKER..........................................................................................46


ARTICLE 34 - NOTICES.........................................................................................47


ARTICLE 35 - ESTOPPEL CERTIFICATES...........................................................................47


ARTICLE 36 - ARBITRATION.....................................................................................48


ARTICLE 37 - MEMORANDUM OF LEASE.............................................................................48


ARTICLE 38 - Intentionally Omitted...........................................................................48


ARTICLE 39 - MISCELLANEOUS...................................................................................49

RIDER
EXHIBITS
   EXHIBIT A      - DEMISED PREMISES
   EXHIBIT A-1    - DEVELOPMENT (SEE ATTACHED EXHIBIT)
   EXHIBIT B      - DESCRIPTION OF LAND
   EXHIBIT C      - WORKLETTER
   EXHIBIT D      - RULES AND REGULATIONS
   EXHIBIT E      - CLEANING SPECIFICATIONS
   EXHIBIT F      - LETTER OF CREDIT
   EXHIBIT G      - GENERATOR SPACE
   EXHIBIT H      - MORTGAGEE NON-DISTURBANCE
   EXHIBIT I      - SUPERIOR LESSOR NON-DISTURBANCE
   EXHIBIT J      - WORK SCHEDULE/TENANT POSSESSION DATE
   EXHIBIT K      - ROOF SPACE
   EXHIBIT L      - SCHEDULE OF HOLIDAYS
   EXHIBIT M      - FORM OF LANDLORD'S STATEMENT
   EXHIBIT N      - TITLE INSURANCE POLICY
   EXHIBIT O      - TENANT'S DATA CENTER LOCATION


         LEASE, dated May , 1999, between 90 Hudson Street L.L.C., a New Jersey Limited Liability Company, having an office at 400 Plaza Drive, Secaucus, New Jersey 07094-3688 ("Landlord"), and National Discount Brokers Group, Inc., a Delaware Corporation having an office at 10 Exchange Place Center, 15th Floor, Jersey City, New Jersey 07302 ("Tenant").



                           ARTICLE 1 - DEFINITIONS

         1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

         A.  Advance Rent:  An amount equal to one (1) month's Fixed Rent.

         B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

         C. Affiliate: As to Tenant : Any entity which owns or controls or is owned or controlled by or under common ownership or control with Tenant. The words "ownership" or "control" as used in the foregoing sentence shall mean more than a fifty percent (50%) ownership interest in such entity and if such entity is a partnership or limited liability company Tenant must also have more than a fifty percent (50%) ownership interest in its general partner, if a partnership, or its managing member, if a limited liability company; and as to Landlord: any entity which owns or controls or is owned or controlled by or under common ownership or control with Landlord. The words "ownership" or "control" as used with respect to Landlord shall mean more than a fifty percent (50%) direct or indirect ownership interest in such entity or in its general partner or managing member.

         D.  Architect:  Kenneth Carl Bonte, or as Landlord may designate.

         E.  Base Year:  2000

         F.  Broker:  Cushman & Wakefield, Inc.

         G. Building: The building or buildings now or hereafter located on the Land and known or to be known as 90 Hudson Street, Jersey City, New Jersey.

         H. Building Fraction: A fraction the numerator of which is the Floor Space of the Building (approximately 420,232 square feet) and the denominator of which is the aggregate Floor Space of the buildings in the Development. If the aggregate Floor Space of the buildings in the Development shall be changed due to any construction or alteration, the denominator of the Building Fraction shall be increased or decreased to reflect such change.

         I. Business Days: All days except Saturdays, Sundays, days observed by the federal or state government as legal holidays and such other holidays as shall be designated as holidays by the applicable building service union employees' service contract or by the applicable operating engineers' contract and such other holidays as are set forth on the Schedule of the days designated as holidays as of the date of this Lease is annexed hereto as Exhibit L.

         J. Business Hours: Generally customary daytime business hours, but not before 8:00 A.M. or after 6:00 P.M.

         K.  Calendar Year:  Any twelve-month period commencing on a January 1.

         L.  Commencement Date:  The date hereof.

         M. Common Areas: All areas, spaces and improvements in the Building and on the Land which are available from time to time, subject to the provisions of
Section 5.04 and Article 7 of this Lease, for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, sidewalks, landscaped and planted areas, community rooms, if any, the managing agent's office, if any, and public rest rooms, if any.

         N. CPI: The Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor (All Urban Consumers), for NY-Northern, NJ and Long Island, all items (1982-1984=100), or a successor index reasonably selected by Landlord and appropriately adjusted.

         O. Declaration: The Colgate Center Declaration of Covenants and Restrictions and By-Laws of the Colgate Center Property Owners Association, Inc. governing the allocation of costs and expenses for the Development Common Areas in Colgate Center.

         P. Demised Premises: The space that is or will be located on a portion of the grade level and on the fifth floor and part of the sixth floor of the Building, and that is indicated on the floor plan(s) attached hereto as Exhibit A, together with the Generator Space (as defined in the Rider to this Lease). Landlord and Tenant have agreed that the Demised Premises as outlined on Exhibit A shall be deemed to contain 96,085 square feet of Floor Space, plus the number of square feet of Generator Space. Any dispute as to square footage may be submitted to arbitration in accordance with Article 36 of this Lease.

         Q. Development: All lands and improvements now existing or hereafter constructed located in the area outlined on Exhibit A-1.

         R. Development Common Areas: All areas in the Development other than the Common Areas that are available for non-exclusive use by all tenants including, but not limited to: walkways, landscaped areas, open spaces, roads, ramps, buildings and riverbank bulkheads.

         S.  Expiration  Date:  The date that is the day  before  the  Fifteenth
(15th) anniversary of the Rent Commencement Date if the Rent Commencement Date is the first day of a month, or the Fifteenth (15th) anniversary of the last day of the month in which the Rent Commencement Date occurs if the Rent Commencement Date is not the first day of a month. However, if the Term is extended by Tenant's effective exercise of Tenant's right, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the last extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

         T. Fixed Rent: An amount at the following annual rates per square foot multiplied by the Floor Space of the Demised Premises: from the Rent Commencement Date through the date which is the day before the fifth anniversary of the Rent Commencement Date (i.e. yrs. 1-5) - Thirty-One Dollars ($31.00) per square foot, per annum; from the fifth anniversary of the Rent Commencement Date through the date which is the day before the tenth anniversary of the Rent Commencement Date (i.e. yrs. 6-10) - Thirty-Three Dollars ($33.00) per square foot, per annum; and from the tenth anniversary of the Rent Commencement Date through the original Expiration Date (i.e. yrs. 11-15) - Thirty-Five Dollars ($35.00) per square foot, per annum.

         U. Floor Space: As to the Demised Premises, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or Common Area face of any wall between the Demised Premises and any portion of the Common Areas, or by the center line of any wall between the Demised Premises and space leased or available to be leased to a tenant or occupant, plus 22.23%. For purposes of determining the Tenant's Fraction, the Floor Space of the Building shall be measured as provided herein. For purposes of determining the Building Share the floor area of a Building shall be measured consistent with the provisions of the Declaration. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

         V.  Guarantor: None.

         W. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

         X. Land: The Land upon which the Building and Common Areas are located. The Land is described on Exhibit B.

         Y. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

         Z. Legal Requirements: Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

         AA.  Mortgage:  A mortgage and/or a deed of trust.

         BB. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

         CC. Operating Expenses: The sum of the following, subject to the provisions of Section R5 of the Rider to this Lease: (1) the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing, insurance and operation of the Building and Land, and (2) the Building Fraction of the sum of (a) the cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas, including, but not limited to the Building Share (as hereinafter defined) of the Assessments, but not including the Capital Reserve Assessment (as said terms are currently defined in the Declaration) (as used herein the term Building Share shall mean the pro-rata share of the costs and expenses of the Development allocated to the Land and Building pursuant to the Declaration); and (b) the Real Estate Taxes, if any, attributable to the Development Common Areas. The "Operating Expenses" shall, include, without limitation, the following: (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities in Hudson County), and (iii) costs and expenses incurred for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services. If Landlord or its affiliate is itself managing the Building and has not employed an independent third party for such management, Landlord shall be entitled to an amount (the "Landlord Management Fee") equal to three percent (3%) of the gross rental of the Building for Landlord's home office administration and overhead cost and expense. If a management fee is charged in any year after the Base Year, and was not charged in the Base Year, then Base Year Operating Expenses shall be adjusted to include a management fee at not less than the percentage of gross rents charged in such subsequent year. All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied.

         DD. Parking Facility: The parking garage to be located in the Building, as shown on Exhibit B-1.

         EE. Permitted Uses: Executive and general administrative offices, together with incidental related uses in connection with the operation of Tenant's business, such as trading floor, data center, photocopying, mail room, messenger station, and meeting rooms, all of a character consistent with that of a first class office building. With respect to the grade level portion of the Demised Premises (other than any Generator Space) only, Tenant may in addition to the uses permitted hereunder with respect to the fifth and sixth floor portions of the Demised Premises, utilize a portion of the grade level space, not to exceed 3,000 square feet of Floor Space, as a customer service center open to Tenant's customers ancillary to Tenant's business.

         FF. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

         GG. Ready Date: The date Landlord's Work is substantially completed to the extent required such that the non-completion of any remaining Landlord's Work would not prevent the issuance of a temporary or permanent Certificate of Occupancy, permitting the continuing, uninterrupted lawful occupancy of the Demised Premises for the Permitted Uses indicated on the approved plans, upon substantial completion of Tenant's Work by Tenant. The Ready Date shall be deemed to have occurred upon the delivery, if available, of a certificate of completion (or its functional equivalent) by the construction official, or if such certificate is not available, upon certification to Landlord and Tenant by the Architect that (i) Ready Date has occurred. In the event of the issuance of any certificate for Landlord's Work which is temporary, Landlord shall use reasonable efforts to obtain a permanent certificate as expeditiously as possible. On or before the Ready Date Landlord shall have substantially completed the following items (except to the extent any failure to substantially complete such items is caused by Tenant), to the extent such items form part of Landlord's Work: (i) taping and spackling of all core area walls, column enclosures and perimeter walls in the Demised Premises, spackled, and (ii) all mechanical, electrical and plumbing systems serving the Demised Premises to the extent same a part of Landlord's Work. Any dispute regarding the Ready Date may be submitted to arbitration in accordance with Article 36 of this Lease. In the event of the issuance of any certificate for Landlord's Work which is temporary as the result of the non-completion of any items for which Landlord is responsible as part of Landlord's Work, Landlord shall obtain a permanent certificate as expeditiously as possible. If, after Tenant has commenced doing business from the Demised Premises, Tenant is prevented by order of the code enforcement official having jurisdiction over the Demised Premises, from legally occupying the Demised Premises for the Permitted Uses as the result of Landlord's failure to obtain such permanent certificate due to the non-completion of any items for which Landlord is responsible as part of Landlord's Work, then in addition to all other rights and remedies in this Lease and at law, Fixed Rent and Additional Charges for Real Estate Taxes and Operating Expenses shall abate to the extent Tenant does not occupy the Demised Premises for the period that such occupancy is prevented and thereafter for a period equal to the period Tenant was prevented from so using the Demised Premises.

         HH. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses reasonably incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. Provided, however, that absent an alteration in the method of taxation as set forth above, and except with respect to charges imposed in lieu of real estate taxes, assessments and special assessments, "Real Estate Taxes" shall not be deemed to include (i) Landlord's gross personal and corporate income taxes, inheritance and estate taxes, franchise, gift and transfer taxes or, any unincorporated business, value-added, transfer, transfer gains, succession, capital stock, excise, excess profit, foreign ownership or control, payroll, mortgage recording or stamp tax, or (ii) provided Tenant has paid all Rent when due, any late penalty or interest as the result of late payment of such Real Estate Taxes by Landlord. Nothing contained herein shall be construed as excluding from Real Estate Taxes any charges payable pursuant to any tax abatement received by Landlord or a Superior Lessor from the City of Jersey City with respect to the Building or the Land.

         II.  Rent:  The Fixed Rent and the Additional Charges.

         JJ. Rent Commencement Date: The later to occur of: (i) Two hundred fifteen (215) days after the Tenant Possession Date and (ii) the Ready Date.

         KK. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit D.

         LL. Security Deposit: Such amount as Tenant has deposited or hereinafter deposits with Landlord as security under this Lease. Tenant shall deposit with Landlord, upon execution hereof, a clean irrevocable letter of credit in the initial amount of three (3) months' Fixed Rent as security hereunder as of the date hereof, in accordance with the provisions of Article 8 of this Lease.

         MM.  Substitute Premises:  As defined in Section 38.01.

         NN.  Successor Landlord:  As defined in Section 9.03.

         OO. Superior Lease: Any ground or underlying lease to which this Lease is, at the time referred to, subject and subordinate, including, but not limited to that certain lease between 90 Hudson Street Urban Renewal Associates, L.L.C. as lessee and Landlord as lessor, and that certain sublease of even date therewith between 90Hudson Street Urban Renewal Associates, L.L.C. as lessor and Landlord as lessee.

         PP. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

         QQ. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate. Landlord represents that attached hereto as Exhibit N is a true copy of the policy of title insurance issued by Chicago Title Insurance Company and First American Title Insurance Company with respect to the Land and the Building in connection with the Superior Mortgage in existence on the date of this Lease.

         RR. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

         SS. Tenant Possession Date: The date upon which Landlord permits Tenant to enter upon the Demised Premises for the purpose of commencement of Tenant's Work provided that the items identified on Exhibit J as being scheduled for construction by the Tenant Possession Date are complete to the degree specified on said schedule, as reasonably determined by Landlord's Architect. Landlord shall provide Tenant with not less than thirty (30) days prior written notice of the date Landlord estimates that the Tenant Possession Date shall occur. Any dispute regarding the Tenant Possession Date may be submitted to arbitration in accordance with Article 36 of this Lease.

         TT. Tenant's Fraction: The Tenant's Fraction shall mean the fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building. If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant's Fraction shall be changed to the fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building.

         UU.  Tenant's Property:  As defined in Section 16.02.

         VV. Tenant's Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy in accordance with the provisions of Exhibit C.

         WW. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

         XX. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.


                           ARTICLE 2 - DEMISE AND TERM

         2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term.


                              ARTICLE 3 - RENT

         3.01. Commencing on the Rent Commencement Date, Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

         3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord's agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

         3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

         3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

         3.05. In the event that any installment of Rent due hereunder shall be overdue, a "Late Charge" equal to four percent (4%) or the maximum rate permitted by law, whichever is less ("Late Payment Rate") for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue. Provided Tenant is not otherwise in default under this Lease beyond applicable notice and cure periods, Landlord shall waive the Late Charge with respect to Tenant's first two (2) late payments of Rent within any calendar year, provided further that Tenant pays such late Rent within ten (10) days after written notice or invoice that same has not been paid. In the event that any check tendered by Tenant to Landlord is returned for insufficient funds, Tenant shall pay to Landlord, in addition to the charge imposed by the preceding sentence, a fee of $25.00. Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder.


                       ARTICLE 4 - USE OF DEMISED PREMISES

         4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

         4.02. If any governmental license or permit, including a Certificate of Occupancy shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes a dangerous condition or injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) materially adversely affects the character, reputation or appearance of the Building as a first-class office building; (e) materially adversely affects the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) unreasonably inconveniences other tenants or occupants of the Building. In the event Landlord notifies Tenant of a claimed breach by Tenant of the provisions of sub-sections (d), (e) or (f) of this Section 4.02 and Tenant desires in good faith to dispute that such a breach has occurred, Tenant shall have the right to submit such dispute to arbitration in accordance with the provisions of Article 36 of this Lease, provided however that Tenant's right to submit such matter to arbitration shall be conditioned upon Tenant having first cured such breach and ceased and desisted from the activity or conduct giving rise to such claim of breach, within thirty (30) days of notice from Landlord of Tenant's breach of such provisions.


                     ARTICLE 5 - PREPARATION OF DEMISED PREMISES

         5.01. (a) The Demised Premises and the core and shell of the Building (including without limitation, the Parking Facility, building systems, entrance area, and lobby shall be completed and prepared by Landlord for Tenant's occupancy in the manner described in, and subject to the provisions of, this
Article 5, the Rider and Exhibit C of this Lease.

                  5.01 (b) (i) Tenant shall be  responsible  for all Tenant Work required to prepare the Demised Premises for Tenant's occupancy at Tenant's cost and expense, subject to the provisions of the Rider to this Lease. Such construction shall be in accordance with Section 39.09 of this Lease. To the extent Landlord provides access to the Building to Tenant for the commencement of Tenant's Work prior to the completion of Landlord's Work, Tenant shall cooperate with Landlord so as not to unreasonably interfere with the timely completion of Landlord's Work and Landlord shall cooperate with Tenant so as not to unreasonably interfere with the timely completion of Tenant's Work. Landlord shall provide Tenant, no later than the Tenant Possession Date, with the plans upon which Landlord shall base the construction of the Building ("Landlord's Plans"). Tenant shall submit to Landlord, not later than thirty (30) days prior to Tenant's Possession Date, for Landlord's approval (not to be unreasonably withheld, delayed, or conditioned) final plans and specifications for all construction work by or on behalf of Tenant in the Demised Premises including, but not limited to layout, mechanical, electrical and plumbing plans and finish schedules ("Plans and Specifications"). Tenant shall employ licensed architect(s) and/or engineer(s) for the preparation of the Plans and Specifications. Landlord shall notify Tenant of Landlord's approval or disapproval of such Plans and Specifications, and if Landlord does not respond within seven (7) business days after Tenant's delivery of the Plans and
Specifications, same shall be deemed approved by Landlord. If Landlord disapproves, Landlord shall specify the reasons for disapproval and Tenant shall resubmit revised Plans and Specifications that correct such items. Landlord shall notify Tenant of Landlord's approval or disapproval of such resubmitted Plans and Specifications within three (3) business days after Tenant's delivery thereof or same shall be deemed approved.

                  (ii) Tenant shall obtain and provide all design and architectural services necessary to perform Tenant's Work. Tenant shall be responsible for complying with all building codes and Legal Requirements in connection with Tenant's Work. Tenant shall obtain a permanent certificate of occupancy of the Demised Premises for those Permitted Uses for which Tenant shall utilize the Demised Premises. At all times when construction of the Demised Premises or Tenant Work is in progress, Tenant shall maintain or cause to be maintained the insurance coverage required under Section 13.02. Landlord shall obtain and provide all design and architectural services necessary to perform Landlord's Work. Landlord shall be responsible for complying with all building codes and Legal Requirements in connection with Landlord's Work.

                  (iii) Tenant shall be solely responsible for the integrity of the Tenant's Work and for the adequacy or sufficiency of the Plans and Specifications and all the improvements depicted thereon or covered thereby, and Landlord's consent thereto, approval thereof, or incorporation therein of any of its recommendations shall in no way diminish Tenant's responsibility therefor or reduce or mitigate Tenant's liability in connection therewith. Landlord shall have no obligations or liabilities by reason of this Lease in connections with the performance of construction or of the finish, decorating or installation work performed by Tenant, or on its behalf, or in connection with the contracts for the performance thereof entered into by Tenant. Any warranties extended or available to Tenant in connection with the aforesaid work shall be for the benefit also of Landlord if available at no additional cost. Tenant further agrees that once it commences construction, it shall diligently and continuously proceed with construction to completion with respect to the portion of the Demised Premises which Tenant intends to occupy immediately.

         5.02.If the substantial completion of the Landlord's Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, [i] any delays due to changes in or additions to the Landlord's Work, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord's Work by the inclusion in the Landlord's Work of any items specified by Tenant that require long lead time for delivery or installation, then the Ready Date shall be deemed to have occurred on the date that the Ready Date would have been ready but for such delay(s). The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Ready Date except for the minor or insubstantial details and any matters of which Tenant gives Landlord notice within (x) thirty (30) days after the Ready Date, as to all components except HVAC, (y) 60 days after Tenant has commenced using the heating system and (z) 60 days after Tenant has commenced using the air conditioning, specifying such details and matters with reasonable particularity.

         5.03. Provided and on the condition that Landlord shall incur no liability whatsoever to Tenant or any other party therefor, Landlord shall use reasonable efforts to avoid exposing Tenant's Data Center (as hereinafter defined) to water hazards by reason of the resulting build-out on the seventh floor area above the Data Center.

         5.04. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas and the Building and any other buildings and other improvements on the Land consistent with a first class office building, including, without limitation, the right to move and/or remove same, provided same shall not unreasonably block or interfere with Tenant's use of the Demised Premises and means of ingress or egress to and from the Demised Premises. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.



                     ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

         6.01. Tenant shall pay to Landlord, as hereinafter provided, Tenant's Fraction of the Real Estate Taxes. Tenant's Fraction of the Real Estate Taxes shall be the Real Estate Taxes in respect of the Building for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant's Fraction, plus the Real Estate Taxes in respect of the Land for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant's Fraction. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall reasonably estimate the annual amount of Tenant's Fraction of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord's estimation to pay Tenant's Fraction of any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing Tenant's Fraction of the same, and if Tenant's Fraction so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord's estimate, Tenant shall pay to Landlord the deficiency within ten (10) days after submission of such statement, or Landlord shall refund to Tenant the excess, or at Landlord's option, apply same to future installments of Real Estate Taxes due hereunder, with the balance of any such overpayment by Tenant, if any, remaining after such credit to Tenant to be refunded to Tenant within ten (10) days of Landlord's statement showing such overpayment. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any increase in Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant at the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor.

         6.02. Tenant shall pay to Landlord, as hereinafter provided, Tenant's Fraction of the Operating Expenses. Tenant's Fraction of the Operating Expenses shall be the Operating Expenses for the period in question, less the Operating Expenses for the Base Year, multiplied by Tenant's Fraction. Landlord shall reasonably estimate Tenant's annual Fraction of the Operating Expenses (which estimate may be reasonably changed by Landlord from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. If at any time Landlord changes its estimate of Tenant's Fraction of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give notice to Tenant of such change and within ten (10) days after such notice Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then current Calendar Year or partial Calendar Year. After the end of each Calendar Year, including any partial Calendar Year at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail stating Tenant's Fraction of the Operating Expenses for such Calendar Year, or partial Calendar Year in the event the Term shall begin on a date other than a January 1st and/or end on a date other than a December 31st, as the case may be, and stating the Operating Expenses for the period in question and the figures used for computing Tenant's Fraction, and if Tenant's Fraction so stated for such period is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency within ten (10) days after submission of such statement, or Landlord shall refund to Tenant the excess, or at Landlord's option, apply same to future installments of Operating Expenses due hereunder, with the balance of any such overpayment by Tenant, if any, remaining after such credit to Tenant to be refunded to Tenant within ten (10) days of Landlord's statement showing such overpayment. All computations shall be made in accordance with generally accepted accounting principles. Landlord's statement shall be substantially in the form of Exhibit M attached hereto.

         6.03. Landlord shall, within thirty (30) days after written request from Tenant (given no later than sixty (60) days after the issuance of the Landlord's statement of Real Estate Taxes or Operating Expenses pursuant to
Section 6.01 or 6.02 hereof which Tenant desires to review), provide Tenant with such information as Tenant may reasonably request to permit Tenant to verify the charges first appearing in such statement including, without limitation access to and review of Landlord's relevant books, records and other financial information. Each such statement given by Landlord pursuant to Section 6.01 or
Section 6.02 shall be conclusive and binding upon Tenant unless before the date which is one hundred fifty (150) days after the receipt of such statement, Tenant shall notify Landlord in writing that it disputes the correctness of the statement or that Landlord has failed to provide Tenant with the relevant, books, records or other financial information reasonably requested by Tenant, specifying the particular respects in which the statement is claimed to be incorrect or which books, records or information has not been furnished. Upon the furnishing of such books, records, or information, each such statement given by Landlord pursuant to Section 6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless before the date which is sixty (60) after the receipt of such books, records or information, Tenant shall notify Landlord in writing that it disputes the correctness of the statement If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in
Article 36. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance with such statement, without prejudice to Tenant's or Landlord's position. If the dispute shall be determined in Tenant's favor, Landlord shall reimburse Tenant the amount of Tenant's overpayment resulting from compliance with, and if such overpayment is the result of an overestimation by Landlord of any Additional Charge by more than five percent (5%), such overpayment shall be reimbursed to Tenant, within ten (10) days after such determination, together with interest thereon at the Prime Rate as announced in the Wall Street Journal (or a successor index reasonably selected by Landlord) plus two percent (2%), per annum, or at Landlord's option, apply same to future installments of Operating Expenses due hereunder, with the balance of any such overpayment by Tenant, if any, remaining after such credit to Tenant to be refunded to Tenant within ten (10) days of Landlord's statement showing such overpayment.

         6.04. In the event the Building ceases to be covered by the Long Term Tax exemption granted pursuant to the Financial Agreement with the City of Jersey City, dated May 13, 1998, as the result of a breach of such Financial Agreement by Landlord or a Superior Lessor, not caused by a default or breach by Tenant, then Real Estate Taxes which cease to be covered by such exemption shall be deemed to be equal to the payments which would have been made under said Financial Agreement had such Financial Agreement not been terminated early as the result of such breach, as reasonably determined by Landlord.


                           ARTICLE 7 - COMMON AREAS

         7.01. Subject to the provisions of Section 5.04, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like consistent with a first class office building, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises.

         7.02. Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall, subject to the provisions of this Lease, have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord's reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same. In all such events, such repairs and changes shall be commenced and prosecuted diligently by Landlord in a good and workmanlike manner and with as little interference as practicable with Tenant's access to and use of the Building and the Demised Premises. Nothing contained herein shall be construed, however, as requiring Landlord to perform such work at times other than Monday through Friday Business Days and during Business Hours except in cases of emergency. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.

         7.03. Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees and agents.


                              ARTICLE 8 - SECURITY

         8.01. Tenant has deposited with Landlord the Security Deposit as security for the full and faithful payment and performance by Tenant of Tenant's obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of Tenant's obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land, Landlord shall have the right to transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          (b). In lieu of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable Letter of Credit in the amount of the Security Deposit in form and substance satisfactory to Landlord and issued by a financial institution approved by Landlord (which approval shall not be unreasonably withheld) and otherwise conforming to Exhibit F, annexed hereto and made a part hereof. Landlord shall have the right, upon written notice to Tenant (except for Tenant's non-payment of Rent or for Tenant's failure to comply with Article 8.03 for which no notice shall be required), and regardless of the exercise of any other remedy the Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant or for any purpose authorized by section 8.01(a) of this Lease and if Landlord does so, Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days' thereafter. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee.

         8.02. The Letter of Credit shall expire not earlier than thirty (30) days after the Expiration Date of this Lease. Upon Landlord's prior consent, the Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) sixty
(60) days' advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

         8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above, on or before thirty (30) days prior to the next Annual Renewal Date, Landlord shall be permitted to draw upon the Letter of Credit without further notice to Tenant. In addition, said failure shall be deemed a default under this Lease unless Tenant provides such substitute irrevocable Letter of Credit within the cure period set forth in Section 27.02(b). Any cash balance remaining after applying the amount of any draw of such Letter of Credit, shall be held and applied as cash security under this Article 8. In the event Tenant provides a replacement Letter of Credit pursuant to this Article, Landlord shall return any unused cash security remaining after such draw upon the original Letter of Credit.

         8.04.  Notwithstanding  anything  to the  contrary  contained  in  this
Article 8, in the event that during the Term of this Lease, Tenant's tangible net worth, as determined in accordance with generally accepted accounting principals ("Tenant's Net Worth"), is less than One Hundred Thirty Million Dollars ($130,000,000) then Tenant shall be required to increase the amount of the Security Deposit and the Letter of Credit for such time as Tenant's Net Worth is less than $130,000,000 (including all renewal and extensions) to an amount equal to six (6) months' Fixed Rent then payable under this Lease. At such time as Tenant's Net Worth is again equal or greater than $130,000,000 for two (2) consecutive fiscal quarters, the Security Deposit and Letter of Credit shall be reduced to an amount equal to three (3) months' Fixed Rent then payable under this Lease. Such increase or decrease to the Letter of Credit, as the case may be, may be by amendment or replacement with a new Letter of Credit conforming to the requirements of this Article 8.


                          ARTICLE 9 - SUBORDINATION

         9.01. Provided that (a) a Superior Mortgagee shall execute and deliver to Tenant an agreement, in recordable form, substantially in the form attached hereto and made a part hereof as Exhibit H, or if required by such Mortgagee, in such Mortgagee's substantively equivalent standard form, to the effect that, provided no default has occurred and is continuing beyond any applicable notice and cure period provided in this Lease, such Superior Mortgagee will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Mortgagee against Landlord under its Superior Mortgage, and to the further effect that if there shall be a foreclosure of its Superior Mortgage, that the Superior Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's Leasehold estate or rights, hereunder, or (b) a Superior Lessor shall execute and deliver to Tenant an agreement, in recordable form, substantially in the form attached hereto and made a part hereof as Exhibit I, to the effect that, provided no default has occurred and is continuing beyond any applicable notice and cure period provided in this Lease, such Superior Lessor will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Lessor against Landlord under its Superior Lease, and to the further effect that if its Superior Lease shall terminate or be terminated for any reason, such Superior Lessor will recognize Tenant as the direct tenant of such Superior Lessor on the same terms as are contained in this Lease (any such agreement of similar import from a Superior Mortgagee or a Superior Lessor, as the case may be, being hereinafter referred to as a "Non-Disturbance Agreement"), this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.

         9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a thirty (30) day period for remedying such act or omission shall have elapsed following the giving of such notice or such longer period as may be reasonably required if such condition is not susceptible to remedy within such thirty (30) day period provided such Superior Mortgagee or Superior Lessor commences and diligently pursues such remedy (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease, after similar notice, to effect such remedy, and with respect to any Superior Lessor which is an Affiliate of Landlord, shall not exceed the period to which Landlord would be entitled under the Lease).

         9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord (unless such Successor Landlord is an Affiliate of Landlord) shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.


                       ARTICLE 10 - QUIET ENJOYMENT

         10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease.


              ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

         11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, (b) sublet the Demised Premises or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Tenant (or Tenant's Affiliates, as hereinafter provided), or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

         Landlord agrees not to unreasonably withhold or delay its consent to the subletting of the Demised Premises or an assignment of this Lease. Landlord shall reply to Tenant's request for consent to assignment or subletting within ten (10) business days after receipt of notice of such request. In the event Landlord denies such consent, Landlord shall, upon request of Tenant, provide Tenant with the reasons considered by Landlord in denying such consent. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease or assignment, including, without limitation, the following: (i) The ability and history of the proposed assignee or subtenant complying with Legal Requirements and lease and business obligations; (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Building or Development; (iii) whether the proposed assignee or subtenant is then a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building or Development (if Landlord or its affiliates have or anticipate having a substantially equivalent sized space for a substantially equivalent term available); (iv) the financial condition of the proposed assignee or subtenant; and (v) any material adverse effect that the proposed assignee's or subtenant's occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and the Development. In any event, at no time shall Tenant be permitted to have any sublease (or further sublease) for less than one-half a floor of the Building with respect to the portions of the Demised Premises located on the fifth and sixth floors, or more than one subtenant with respect to the grade level space. Notwithstanding anything to the contrary contained herein, Landlord shall not be entitled to deny approval by reason of a leasing restriction granted to any other tenant, other than a restriction with regard to Discover, MasterCard or Visa.

         In the event the Demised Premises are sublet or licensed or this Lease is assigned or otherwise transferred, Tenant shall pay to Landlord, in addition to the Rent otherwise payable under this Lease, an Additional Charge (herein the "Excess Amount") equal to: (i) in the case of an assignment or transfer, fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee or transferee for or by reason of such assignment or transfer, and (ii) in the case of a sublease or license, fifty percent (50%) of the rents, additional charge and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Additional Charges payable under this Lease (other than the Excess Amount) during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease). Tenant shall be entitled to a credit against the Excess Amount to be applied against the first dollars payable on account of the Excess Amount and continuing until the credit is fully depleted, equal to the total aggregate actual reasonable expense incurred by Tenant in connection with such assignment or subletting, licensing or transfer, as substantiated by Tenant, in writing, to Landlord's reasonable satisfaction, including, without limitation, fit-up costs and reasonable and actual subtenant lease inducement costs, a reasonable brokerage fee and reasonable legal fees, as the case may be; provided, however, in no event shall such credit exceed the Excess Amount paid to Landlord.

         Tenant shall not be required to obtain Landlord's consent to an assignment or sublease to an Affiliate of Tenant, provided however that Tenant shall be required to comply with the notice and other provisions of this Article 11 with respect to such assignment or sublease. The Tenant shall not be required to pay the Excess Amount with respect to any assignment or sublease to an Affiliate of Tenant. Notwithstanding anything contained herein to the contrary Tenant shall not form or sublet, assign or transfer to a Tenant Affiliate for the principal or primary purpose of evading the Excess Amount payments otherwise required hereunder, or the restrictions on subletting, assignment or transfer otherwise provided in this Lease; in the event of any such transfer Tenant shall be required to comply with Excess Amount provisions and the restrictions on subletting, assignment and transfer otherwise provided in this Article 11 (including, but not limited to Landlord's recapture rights pursuant to section 11.08) as if such subtenant, assignee or transferee were not an Affiliate of Tenant. Landlord acknowledges that Tenant's Affiliate, Triac Services Corp., a New York corporation, doing business as National Discount Brokers, shall be permitted to occupy the Demised Premises pursuant to a sublease or other occupancy agreement between Tenant and such Tenant Affiliate.

         If Landlord fails to respond to a request for consent made by Tenant pursuant to this Section 11.01 within ten (10) Business Days of receipt thereof, Landlord shall be deemed to have given consent as to such request.

         11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation or partnership, any transfer of voting stock or partnership interest resulting in the person(s) who shall have owned a majority of such corporation's shares of voting stock or the general partners' interest in such partnership, or member's interest in any limited liability company or similar entity, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partner's interest, or member's interest, as the case may be, except as the result of transfers by inheritance, or transfers to an Affiliate of Tenant as provided in this Section
11.02 shall be deemed to be an assignment of this Lease as to which Landlord's consent shall have been required, and in any such event Tenant shall notify Landlord. The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to, and Landlord's consent shall not be required for, transactions with a corporation or other entity (w) into or with which the then Tenant is merged or consolidated, or (x) to which substantially all of the then Tenant's assets are transferred, or (y) to any corporation or other entity which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or
(2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. For the purposes of this Section, the words "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books of the corporation to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord.

         11.03 If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or
Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

         11.04. Any permitted assignment or transfer, whether made with Landlord's consent pursuant to Section 11.01 or without Landlord's consent if permitted by Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume Tenant's obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person)s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

         11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

         11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the absolute right to withhold its consent to an assignment or subletting to a Person who is otherwise a tenant or occupant of the Building, or of a building in the Development owned or managed by Landlord or its affiliated entities in the event Landlord or its affiliates have or anticipate having a substantially equivalent sized space for a substantially equivalent term available.

         11.07. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one
(1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Section 8.01.

         11.08. If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person, Tenant shall give notice thereof to Landlord, together with a copy of the proposed instrument that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall require. Except with respect to an assignment or sublease to an Affiliate of Tenant, or a merger or consolidation or transfer of substantially all of the assets of Tenant as permitted pursuant to Section 11.02, if Tenant proposes to assign this Lease or to sublet more than fifty percent (50%) of the Floor Space of the Demised Premises in the aggregate and/or if either (x) such sublease or assignment is for a term of more than five (5) years, or (y) upon the scheduled expiration of such sublease or assignment there would then be remaining less than two (2) years of the Term hereunder. Landlord may, in addition to Landlord's right to give or withhold consent, terminate this Lease with respect to the Demised Premises in the event of an assignment, or such portion thereof as is sublet or licensed in the event of a sublease or license, by notice given to Tenant within thirty (30) days after receipt of said proposed instrument and financial and other information, and upon the date specified in such notice, which date shall be not less than 30 days and not more than 60 days after the giving of said notice, this Lease shall terminate in case of assignment or, in case of a sublet or license, the portion of the Demised Premises proposed to be sublet shall be excluded from this Lease and the Floor Space of the Demised Premises shall be reduced to reflect such exclusion. If Landlord does not so terminate this Lease, and (if Landlord consents to the subject transaction or if Landlord's consent is not required to same) if Tenant does not consummate the subject transaction within 60 days after the last day on which Landlord might have so terminated this Lease as a result of such transaction, Tenant shall again be required to comply with the provisions of this Section 11.08 in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.08 had not been given. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of One Thousand Dollars ($1,000.00) to cover Landlord's administrative, legal, and other costs and expenses incurred in processing each of Tenant's requests. Neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.


                        ARTICLE 12 - COMPLIANCE WITH LAWS

         12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Tenant's particular use of the Demised Premises, or the abatement of any nuisance in, on or about the Demised Premises, Tenant's Work or Tenant's installations, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02. The cost of compliance by Landlord with any Legal Requirements with respect to the Building which are not attributable to Tenant, its business, Tenant's Work or Tenant's installations, or the Tenant's particular use of the Demised Premises, shall be performed by Landlord and shall be included in Operating Expenses, subject to the provisions of Section R5 of the Rider.

         12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either
(i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or
(ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax Appeal with respect to the Land, Building or the Demised Premises.


                      ARTICLE 13 - INSURANCE AND INDEMNITY

         13.01. Landlord shall maintain or cause to be maintained All Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building or buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by any Superior Lessor or any Superior Mortgagee. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the replacement cost of the Building (exclusive of footings and foundations). Landlord may also maintain any other forms and types of insurance as Landlord may reasonably determine in respect of the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

         13.02. Tenant shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having not less than a $5,000,000.00 combined single limit per occurrence for bodily injury or death to any one person and for bodily injury or death to any number of persons in any one occurrence, and for property damage, including water damage and sprinkler leakage legal liability (coverage to include but not be limited to (i) premises operation, completed operations, broad form contractual liability and product liability, (ii) comprehensive automobile, truck and vehicle liability insurance covering all owned, hired and non-owned vehicles used by the contractor(s) in connection with their work and any loading of such vehicles, with limits as stated above and (iii) worker's compensation, employers liability and occupational disease insurance as required by statutes, but in any event not less than $500,000.00 for Coverage B covering all damages and injuries arising from each accident or occupational disease); and (b) All Risk insurance in respect of Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in any amounts required by any Superior Lessor or any Superior Mortgagee but not less than the replacement cost of the property covered and not more than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies, and (c) such other insurance as is commonly required by landlords of tenants for the benefit of landlords in buildings of similar character, quality and location. Landlord may at any time and from time to time, but not more frequently than once every five (5) years during the Term) require that the limits for the comprehensive general public liability insurance to be maintained by Tenant be increased to the limits that new tenants in the Building are required by Landlord to maintain. Tenant shall deliver to Landlord and any additional named insured(s) certificates for such fully paid-for policies upon execution hereof. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility, having a Bests Key Rating Guide of not less than A, Class VII, licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days' prior written notice of such cancellation. The certificates of insurance to be delivered to Landlord by Tenant shall (with respect to policies under a(i), a(ii) and, where applicable,(c)) name Landlord as an additional insured and, at Landlord's request, shall also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: "Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, are hereby named as additional insureds as their interests may appear (and if Landlord has so requested, Tenant shall include any Superior Lessors and Superior Mortgagees as additional insured(s)). It is intended for this insurance to be primary and non-contributing." Tenant shall give Landlord at least thirty (30) days' prior written notice that any such policy is being canceled or replaced. Any dispute regarding the coverages to be required under subsection (c) of this Section 13.02 may be submitted to arbitration in accordance with Article 36 of this Lease.

         13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect of the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

         13.04 (a). Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; and (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in the Demised Premises; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

         (b). Landlord shall indemnify and hold harmless Tenant and its partners, directors, officers, agents, servants and employees from and against any and all claims arising from any tortious act or omission of Landlord, or negligence of Landlord or its agents or partners, joint ventures, directors, officers, or employees in the conduct or management of the Common Areas; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including , without limitation, reasonable attorneys' fees and expenses. In the event any action or proceeding is brought against Tenant and/or its directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Counsel satisfactory to Landlord's insurance carrier shall be deemed satisfactory to Tenant for purposes of this paragraph.

         13.05 (a). Neither Landlord nor any Superior Lessor shall be liable or responsible for, and Tenant hereby releases Landlord and each Superior Lessor from, all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to Tenant's business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant's insurance policies which could give rise to a right of subrogation against Landlord or any Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord and such Superior Lessors or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

         (b). Tenant shall not be liable or responsible for, and Landlord hereby releases Tenant from, all liability and responsibility to Landlord and any person claiming by, through or under Landlord, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Building or Land to Landlord's business irrespective of the cause of such injury, loss or damage, and Landlord shall require its insurers to include in all of Landlord's insurance policies which could give rise to a right of subrogation against Tenant a clause or endorsement whereby the insurer waives any rights of subrogation against or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.


                        ARTICLE 14 - RULES AND REGULATIONS

         14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees. Landlord shall not discriminatorily enforce any Rule or Regulation against Tenant which Landlord is not enforcing, to the extent applicable, against the other tenants in the Building.


                          ARTICLE 15 - ALTERATIONS

         15.01 Tenant shall not make any structural alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, or make any non-structural alterations costing One Hundred Thousand Dollars ($100,000.00) or more (exclusive of the cost of carpeting or decoration) in the aggregate with respect to each project (herein referred to as the "Threshold Amount"), without on each occasion first obtaining the consent of Landlord, which consent with respect to non-structural alterations shall not be unreasonably withheld or delayed or conditioned. Landlord's consent shall not be required for proposed non-structural alterations costing, in the aggregate per project, less than the Threshold Amount; provided however that in all events Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought, or if no consent is required, prior to commencement of such proposed alterations. Tenant shall pay to Landlord upon demand the actual cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose (any dispute as to such cost may be submitted to arbitration in accordance with Article 36). Before proceeding with any permitted alteration project which will cost more than the Threshold Amount, as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. The Threshold Amount shall be increased by $50,000 on the tenth anniversary of the Rent Commencement Date and on each tenth anniversary thereafter during the Term (as extended by the exercise of any renewal options by Tenant hereunder). Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect of the adequacy, correctness or efficiency thereof or otherwise. At the time Landlord replies to Tenant's request for consent to an alteration, or if no consent is required, within ten
(10) business days after Tenant notifies Landlord of a proposed alteration, Landlord will notify Tenant whether or not such alteration must be removed and the Demised Premises restored at the end of the Term.


         15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or
(b) the then standards for the Building reasonably established by Landlord. Alterations shall be performed by contractors first approved by Landlord; provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed either by the contractor(s) designated by Landlord or by Tenant's contractor(s) jointly in consultation with the contractor(s) designated by Landlord. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably
satisfactory  to  Landlord.   Tenant  shall  furnish  Landlord  with  reasonably
satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

         15.03. In performing Tenant's Work or any alterations pursuant to this Lease Tenant shall be permitted to utilize a general contractor or construction manager of Tenant's choosing, subject to Landlord's approval which shall not be unreasonably withheld or delayed. Landlord shall not charge Tenant a construction supervisory fee for any Tenant's Work or alterations performed by Tenant's general contractor, or Tenant's construction manager. In the event Landlord provides Tenant with temporary power, HVAC, elevator, or hoist use during such work, the charges by Landlord to Tenant for such services shall be limited to Landlord's cost, except as provided in Section R12 of the Rider.


                   ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

         16.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

         16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Common Areas resulting from the installation and/or removal thereof.

         16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall reasonably determine at Tenant's Expense.


                      ARTICLE 17 - REPAIRS AND MAINTENANCE

         17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, and the Building (including the facilities and systems thereof) and the Common Areas the need for which arises out of (a) the performance or existence of the Tenant's Work or alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises, (c) the moving of the Tenant's Property in or out of the Building, or (d) the wrongful act or omission, or the misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall reasonably deem necessary to assure the payment for such work by Tenant. Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond 100 pounds per square foot live load.

         17.02. Landlord shall be responsible for all repairs and maintenance in and to the Building (including the facilities and systems thereof), except for those repairs and maintenance for which Tenant is responsible pursuant to any of the provisions of this Lease.

         17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building. Landlord shall perform all repairs, maintenance or changes diligently, with as little interference as practicable to Tenant's access to and occupancy and use of the Building and Demised Premises. Nothing contained herein shall be construed, however, as requiring Landlord to perform such work at times other than Monday through Friday Business Days and during Business Hours, except in cases of emergency. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.

                       ARTICLE 18 - ELECTRIC ENERGY

         18.01. Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a direct-metered basis from the public utility servicing the Building, and Landlord shall permit the risers, conduits and feeders in the Building, to the extent available, suitable and safely capable, to be used for the purpose of transmitting such electric energy to the Demised Premises. Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises.

         18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, if and when Tenant's cumulative maximum peak demand exceeds the amount stipulated in Exhibit C, then Tenant shall not, except as contemplated by Exhibit C, without Landlord's prior consent in each instance (which shall not be unreasonably withheld or delayed), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Tenant Possession Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

                  ARTICLE 19 - HEAT, VENTILATION AND AIR-CONDITIONING

         19.01. So long as Tenant is not in default under this Lease beyond any applicable notice or cure periods, Landlord shall maintain and operate the heating, ventilating and air-conditioning systems installed by Landlord as part of Landlord's Work ("HVAC") serving the Demised Premises, and shall furnish HVAC in the Demised Premises as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of the Demised Premises) for reasonably comfortable occupancy of the Demised Premises, during Business Hours on Business Days within the limits prescribed by the Legal Requirements and as specified in Exhibit C. If Tenant shall require HVAC at any other time, Landlord agrees that access to such service will be provided to Tenant through use of a key switch or remote or telephone access to computerized building system (with each floor above grade consisting of two (2) zones of approximately one-half (1/2) floor, with the grade level portion of the Demised Premises space consisting of one zone and the sixth floor portion of the Demised Premises consisting of one zone), and Tenant shall pay to Landlord, within thirty (30) days of invoice or demand, an Additional Charge for such service at the rate of Thirty-seven and 50/100 Dollars ($37.50) per hour, per zone of the Demised Premises for such services; Landlord shall also make available to Tenant supplemental condenser water capacity to provide up to 100 tons of supplemental cooling 24 hours per day, 365 days per year at the initial rate of Six & 00/100 ($6.00) Dollars per hour utilized (such rates for HVAC and supplemental condenser water being referred to herein as the "HVAC Rates"). The HVAC Rates shall be subject to increase (but not decrease) upon each anniversary of the Rent Commencement Date, by the greater of (a) the percentage increase (but not decrease) in the CPI in effect on such anniversary over the CPI in effect on date which is twelve months prior to the date for which such increase is being calculated, or (b) the percentage increase (but not decrease) in the utility rates in effect with respect to the Building in effect on such anniversary over the utility rates in effect with respect to the Building on date which is twelve months prior to the date for which such increase is being calculated.

         19.02.  The  performance  by Landlord of its  obligation  under Section
19.01 in respect of HVAC is conditioned on the connected electric load within the Demised Premises not exceeding the specifications set forth in Exhibit C. Use of the Demised Premises, or any part thereof, in a manner exceeding the HVAC design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the HVAC in the Demised Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the HVAC systems servicing the Demised Premises, in order to provide comfortable occupancy. Such changes, so occasioned, shall be made by Tenant, at its expense, as alterations in accordance with the provisions of Article 15, but only to the extent permitted and upon the conditions set forth in Article 15.


                ARTICLE 20 - OTHER SERVICES; SERVICE INTERRUPTION

         20.01. Landlord shall provide elevator service to the Demised Premises during Business Hours on Business Days, and Landlord shall have at least one (1) elevator subject to call at all other times. The use of the elevators shall be subject to the Rules and Regulations.

         20.02. So long as Tenant is not in default under this Lease beyond any applicable notice or cure period, Landlord shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned in a manner standard to the Building and in accordance with the standards set forth in Exhibit E. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of
(i) wrongful acts or omissions or the misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times, and (c) the use of the Demised Premises by Tenant other than during Business Hours on Business Days.

         20.03. Landlord, its cleaning contractor and their employees shall have access to the Demised Premises after 6:00 P.M. and before 11:00 P.M. and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises reasonably required to clean the Demised Premises as required under Section 20.02.

         20.04. Landlord shall furnish adequate hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purpose. Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters on demand.



                       ARTICLE 21 - ACCESS, CHANGES AND NAME

         21.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises (subject to the provisions of
Section 21.04 hereof) for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed, do not materially reduce Tenant's usable facilities or unreasonably interfere with Tenant's use of the Demised Premises. Any dispute with regard thereto may be submitted to arbitration in accordance with Article 36.
         .

         21.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times, upon not less than one
(1) days prior notice (except that no such notice shall be required in cases of emergency) (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make (subject to the provisions of Section 21.04 hereof). Landlord shall (subject to the provisions of Section 21.04 hereof) be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. During the period of twelve (12) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

         21.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant's obligations under this Lease.

         21.04. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable. In all such events, such repairs and changes shall be commenced and prosecuted diligently by Landlord in a good and workmanlike manner and with as little interference as practicable with Tenant's access to and use of the Building and the Demised Premises. Nothing contained herein shall be construed, however, as requiring Landlord to perform such work at times other than Monday through Friday Business Days and during Business Hours except in cases of emergency. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.

         21.05. Landlord may adopt any name for the Building. Landlord reserves the right to change the name and/or address of the Building at any time.


                  ARTICLE 22 - MECHANICS' LIENS AND OTHER LIENS

         22.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction promptly, but in no event later than (20) days after notice by Landlord to Tenant.


                          ARTICLE 23 - NON-LIABILITY

         23.01. Subject to the provisions of Section 13.04 (b) of this Lease, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence or intentional tortious act of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without negligence or other tortious conduct on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable for, nor shall the provisions of Section 13.04(b) apply with respect to (a) any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent or culpable, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

         23.02.  [Intentionally Omitted.]

         23.03. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (and the proceeds of insurance maintained with respect to the Building, or received by Landlord from a sale of such estate and property, but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or such insurance or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord's failure or refusal to observe a judicial decree or determination, or to any third party.


                     ARTICLE 24 - DAMAGE OR DESTRUCTION

         24.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 24 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

         24.02. Subject to the provisions of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, or if a portion of the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty and such damage or destruction prevents Tenant from occupying the Demised Premises, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

         24.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty percent (20%) (or ten percent [10%] if such casualty occurs during the last two [2] years of the Term) of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty. Landlord's right to terminate the Lease pursuant to this paragraph 24.03 in the event of damage or destruction which does not include the Demised Premises, shall be conditioned on Landlord terminating all other space leases in the Building to the extent Landlord shall have such right.

         24.04. Tenant shall not be entitled to terminate this Lease (except as provided in Section 24.08), as the result of any damage or destruction of the Building or the Demised Premises. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 24. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.


         24.05. Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, or (b) the Demised Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent, except to the extent Landlord receives the proceeds of rent insurance with respect to the Rent which would have been payable by Tenant with respect to Demised Premises. Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

         24.06. Landlord will not carry insurance of any kind on the Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant's Property.

         24.07. The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

         24.08 In the event of (i) damage or destruction with respect to the Demised Premises which prevents the use and occupancy of more than fifty (50%) of the Demised Premises by Tenant, or (ii) damage or destruction with respect to the Building the repair or restoration of which requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty, then in either of such events Landlord shall and Tenant (provided Tenant is not in monetary default under this Lease beyond any applicable notice and cure period and such damage or destruction prevents the use and occupancy of the Demised Premises by Tenant) shall have the right to request within thirty (30) days after such event the Architect to determine the estimated time for restoration. The Landlord shall cause the Architect to provide notice to Landlord and Tenant of such determination (the "Architect's Notice") within thirty (30) days after notice from Landlord or Tenant requesting such determination. Any dispute with respect to such determination may be submitted to arbitration pursuant to Article 36 of this Lease. If the Architect determines that the restoration of same is estimated to take more than twelve
(12) months from the date of the casualty, Landlord and Tenant shall each (provided, however that Tenant's right shall be conditioned upon (i) Tenant not being in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period and (ii) Tenant being prevented from using and occupying the Demised Premises for a period of not less than twelve months as estimated by such contractor or architect; and Landlord's right shall be conditioned on Landlord terminating all other space leases in the Building to the extent Landlord shall have such right) have the right to terminate this Lease, upon thirty (30) days prior written notice to the other, given within thirty (30) days of the Architect's Notice. Landlord's right to terminate the Lease pursuant to this Section shall be in addition to and not in limitation of Landlord's other rights pursuant to this Article 24. Nothing contained herein shall be construed as limiting Landlord's right to collect the full amount of the proceeds of rent insurance or business interruption insurance. If, such restoration is not substantially completed with respect to the Demised Premises within eleven (11) months from the date of the casualty (which period may be extended by Landlord up to six (6) months by reason of Unavoidable Delays) (herein the "Restoration Period"), Tenant shall have the right, upon not less than thirty (30) days prior written notice given not later than the thirty (30) days prior to the expiration of the Restoration Period, to terminate this Lease, unless Landlord is diligently proceeding with such repairs and such restoration is substantially completed within such thirty (30) day notice period.



                            ARTICLE 25 - EMINENT DOMAIN

         25.01 If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If more than 25% of the Floor Space of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord's reasonable judgment, for the continued operation of the Building shall not be available, Landlord shall, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant's Property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant's Property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

         25.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.


                           ARTICLE 26 - SURRENDER

         26.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease.

         26.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be one and one quarter times the Fixed Rent in effect during the last month of the Term for the first month of such holdover, one and one half times the Fixed Rent in effect during the last month of the Term for the second month of such holdover, one and three quarters times the Fixed Rent in effect during the last month of the Term for the third month of such holdover, and thereafter twice the Fixed Rent in effect during the last month of the Term.

         26.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.


                       ARTICLE 27 - CONDITIONS OF LIMITATION

         27.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States
Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 60 days after entry, or
(c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 60 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

         27.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent and such Rent shall not be paid within five (5) days after notice or invoice, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of twenty (20) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said twenty
(20) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.


                           ARTICLE 28 - RE-ENTRY BY LANDLORD

         28.01. If Tenant shall default in the payment of any Rent and such Rent shall not be paid within five (5) days after notice or invoice, or if this Lease shall terminate as provided in Article 27, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of
Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.

         28.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         28.03. If this Lease shall terminate under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 29 or pursuant to law.


                         ARTICLE 29 - DAMAGES

         29.01. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination (but without duplication) of:

         (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

         (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

         If the Demised Premises or any part thereof should be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be presumed to be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease. Landlord shall use commercially reasonable efforts to relet the Demised Premises to mitigate Landlord's damages. In addition to any other damages recoverable by Landlord pursuant to Section
29.01 hereof, Landlord shall be entitled, in addition to such costs and expenses as Landlord may incur or be entitled to recover from Tenant, a reletting fee in amount equal to two and one half percent (2-1/2%) of the gross rentals payable under any lease(s) entered into with any replacement tenant(s) for the Demised Premises or any part thereof for the portion of the term of the lease entered into with the replacement tenant which is co-terminous with the term of this Lease (herein the "Reletting Override"). The parties agree that the Reletting Override is fair and reasonable and that such fee shall be in addition to any brokerage fees or commissions payable to third parties. For the purposes hereof, "commercially reasonable efforts" shall mean the following actions, which actions shall create an irrebuttable presumption that Landlord has fulfilled such obligation: (i) Landlord shall include the availability of the Demised Premises in Landlord's monthly listing to brokers (if any), commencing with the first such report (if any) issued following Landlord's recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and
(ii) Landlord shall include the availability of the Demised Premises in Landlord's periodic real estate guide (if any), commencing with the first such guide (if any) issued following Landlord's recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (iii) Landlord shall hold an "Open House" for the Demised Premises within sixty (60) days of Landlord's recovery of possession of the Demised Premises, or (iv) in lieu of
(i), (ii) and (iii) of this paragraph, upon Tenant's written request, Landlord shall engage an independent commercial real estate broker to relet the Demised Premises, the cost and expense of which shall be an element of Landlord's damages in addition to any other damages recoverable pursuant to Section 29.01 hereof. Nothing contained herein shall require Landlord to relet the Demised Premises prior to or with any preference over the leasing of any other similar premises of Landlord or any affiliate of Landlord, nor shall any rental of such other premises reduce the damages which Landlord would be entitled to recover from Tenant. In the event Tenant, on behalf of itself or any and all persons claiming through or under Tenant, attempts to raise a defense or assert any affirmative obligations on Landlord's part to mitigate such damages or relet the Demised Premises other than a defense or assertion that Landlord has failed to mitigate damages as expressly provided in this Section, Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord as a result of any such defense or assertion, including but not limited to Landlord's attorneys' fees incurred in connection therewith.

         29.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 29.01. 29.03. In addition, if this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 29.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

         29.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 29, if any Rent or damages payable hereunder by Tenant to Landlord are not paid upon demand therefor, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

         29.05. In addition to any remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Demised Premises any HVAC services outside of Business Hours or Business Days, or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.


                       ARTICLE 30 - AFFIRMATIVE WAIVERS

         30.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

         30.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises, other than mandatory or compulsory counterclaims.
         .


                            ARTICLE 31 - NO WAIVERS

         31.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.


                    ARTICLE 32 - CURING TENANT'S DEFAULTS

         32.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease beyond any applicable notice and cure periods, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of twenty (20) days from the date Landlord gives Tenant notice of the default. Any costs or expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate or the maximum rate permitted by law, whichever is less, shall be payable by Tenant within thirty (30) days of demand and, in addition to any other rights or remedies of Landlord under this Lease, any bills received by Landlord for same may be sent by Landlord to Tenant for payment by Tenant monthly, or immediately, at Landlord's option.

         32.02. If Landlord shall default in the performance of any of Landlord's obligations under this Lease beyond any applicable notice or cure period, Tenant, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Landlord, without notice in a case of emergency posing a threat to life or safety, and in any other case only if such default continues after the expiration of sixty (60) days from the date Tenant gives Landlord notice of the default, unless Landlord has commenced and is then diligently pursuing such cure. In the event of an emergency (such emergency posing a threat to life or safety) Tenant shall have the right to perform such obligation itself and seek reimbursement from Landlord, but Tenant shall, where practicable, endeavor to give Landlord reasonable notice and the opportunity to cure such emergency. Any costs or expenses incurred by Tenant in connection with any such performance by it for the account of Landlord, and interest on all sums advanced by Tenant under this Article at the rate of ten percent (10%) per annum, or the maximum rate permitted by law, whichever is less, shall be payable by Landlord within thirty
(30) days of demand and, in addition to any other rights or remedies of Tenant under this Lease, any bills received by Tenant for same may be sent by Tenant to Landlord for payment by Landlord monthly, or immediately, at Tenant's option. In no event shall the failure of Landlord to perform any repair or other obligation which is the subject matter hereof, whether or not requested by Tenant, be deemed to be an acknowledgment that the Landlord had a duty or obligation to perform the same. In the event Landlord disputes the necessity of the performance of the repair or other obligation in question, its obligations to make same, or the cost thereof, or if Landlord fails to pay same when due hereunder, Tenant's remedy shall, subject to Landlord's and Tenant's option to require arbitration of such claim under Article 36 hereof, be an action at law to recover such claimed amount and Tenant shall not, in any case, be entitled to any offsets or deductions from Rent. Nothing contained in this Section 32.02 shall be construed to allow or permit Tenant to deduct or offset or reduce any amounts due against any Rent under this Lease.

         32.03. In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including reasonable attorney's fees incurred by the prevailing party. A party shall be considered the prevailing party if:

                  (i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment; or

                  (ii)  the   other   party   withdraws   its   action   without
substantially obtaining the relief it sought.




                            ARTICLE 33 - BROKER

         33.01. Tenant represents that no broker except the Broker was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.


                           ARTICLE 34 - NOTICES

         34.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered, sent by recognized overnight courier providing receipted delivery, such as Federal Express, or UPS, or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), as to Tenant to the attention of General Counsel and as to Landlord, to the attention of General Counsel with a concurrent notice to the attention of Controller, and shall be deemed to have been given, rendered or made on the day of delivery or refusal. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. In addition, upon and to the extent requested by Landlord, copies of notices shall be sent to the Superior Mortgagee.


                    ARTICLE 35 - ESTOPPEL CERTIFICATES

         35.01. Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

                        ARTICLE 36 - ARBITRATION

         36.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. If Tenant desires to arbitrate any demand by Landlord for compliance with any provision of this Lease, Tenant shall as a condition of Tenant's right to require arbitration, comply with such demand during the pendency of such arbitration proceeding. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, in accordance with the rules then obtaining of the American Arbitration Association (or any comparable organization designated by Landlord). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration. In the event such arbitration is with respect to a matter concerning a determination by the Architect, such arbitration shall be conducted in accordance with the construction industry rules of the American Arbitration Association on an expedited bases (or their substantial equivalent, if such arbitration is conducted by an alternative organization providing alternative dispute resolution services).


                     ARTICLE 37 - MEMORANDUM OF LEASE

         37.01. Tenant shall not record this Lease. However, at the request of Landlord or Tenant, each party shall promptly execute, acknowledge and deliver to the other a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.


                     ARTICLE 38 - INTENTIONALLY OMITTED

                           ARTICLE 39 - MISCELLANEOUS

         39.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith. The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

         39.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

         39.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

         39.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 39.04 shall not be construed as modifying the conditions of limitation contained in
Article 27.

         39.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay (subject to the limits on extensions for Unavoidable Delay expressly provided for in this Lease). The extension shall be limited to the duration of the Unavoidable Delay measured from the date notice thereof is given by one party to the other. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 39.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord's reasonable control.

         39.06.  Any  liability  for  payments  hereunder  (including,   without
limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

         39.07. If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent. Notwithstanding the foregoing to the contrary, in the event Landlord wrongfully withholds its consent to a proposed assignment or subletting, Tenant shall have the right to pursue an action for its actual direct damages. In no event shall Landlord be liable for any consequential or exemplary damages, or any damages in excess of the Fixed Rent and Additional Charges (other than Tenant's share of the Excess Amount) payable by Tenant for the period of such proposed sublease or assignment.

         39.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

         39.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

         39.10. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable,
(b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Demised Premises or any part thereof.

         39.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non conveniens. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. In the event Landlord permits Tenant to examine Landlord's books and records with respect to any Additional Charge imposed under this Lease, such examination shall be conducted at Tenant's sole cost and expense and shall be conditioned upon Tenant performing such examination utilizing Tenant's own employees or retaining an independent accounting firm for such purposes who or which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord or Tenant is authorized to charge or recover costs and expenses for legal services or attorneys' fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.

         39.12. Within thirty (30) days of each anniversary date of this Lease, Tenant shall annually furnish to Landlord a copy of its then current audited financial statement which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                          Landlord

                                          90 Hudson Street L.L.C., a New Jersey
                                          limited liability company
                                          By: Hartz Mountain Industries, Inc.,
                                          a New York corporation,
                                          its managing member


                                          By:___________________________________
                                                Name:  Irwin A. Horowitz
                                                Title: Executive Vice President



                                          Tenant

                                          National Discount Brokers Group, Inc.,
                                          A Delaware corporation


                                          By:___________________________________
                                                 Name:
                                                 Title:

RIDER TO LEASE AGREEMENT DATED MAY__, 1999 BETWEEN 90 HUDSON STREET L.L.C. ("LANDLORD") AND NATIONAL DISCOUNT BROKERS GROUP, INC. ("TENANT")
---------------------------------------------------------------------------

         R1. Rider Governs. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall be resolved in every instance in favor of the provisions of this Rider.

         R2. Renewal Options. Provided Tenant is not in default of its monetary or material non-monetary obligations under this Lease beyond any applicable notice and cure periods, Tenant, shall, subject to the provisions of sub-section 5 hereof, have two (2) options to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire for an extended period of five (5) years (each herein referred to as an "Extended Period", the first of which referred to as the "First Extended Period" and the second referred to as the "Second Extended Period" respectively), upon the following terms and conditions:

                  1. If Tenant elects to exercise any one or both of said options, it shall do so by giving notice of such election to Landlord on or before the date which is one (1) year before the beginning of the Extended Period for which the Term is to be extended by the exercise of such option. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of each such option.

                  2. If Tenant elects to exercise any one or both of said options, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party following the effective exercise of any such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

                  3. Each Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Second Extended Period and, provided further, that in the Extended Period(s) the Fixed Rent shall be as follows:

                  The Fixed Rent during the Extended Periods shall be at ninety-five percent (95%) of Fair Market Value ("FMV"). FMV shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV within thirty (30) days of Tenant's exercise of its option, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser within forty-five (45) days of Tenant's exercise of its option, each party shall select one Appraiser to appraise the FMV. All appraisals shall be rendered within thirty (30) days of appointment of the respective Appraiser appointed under this paragraph. If the difference between the two appraisals is 20% or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The FMV shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties.

                  Anything to the contrary contained herein notwithstanding, the Fixed Rent for the Extended Periods shall not be less than the Fixed Rent for the period immediately preceding the Extended Period for which the Fixed Rent is being calculated.

         4. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period(s) not yet exercised.

         5. If Tenant at any time during the Term (including, but not limited to the First Extended Period has (other than to an Affiliate of Tenant) assigned this Lease or sublet all or more than fifty percent (50%) of the Demised Premises and is itself not in occupation and conducting business in at least one half (1/2) of the Demised Premises in accordance with the terms of this Lease, the renewal options granted pursuant to this Section R2 shall be limited to the First Extended, if such sublease, assignment or failure to occupy occurs during the original Term; and if such sublease, assignment, or failure to occupy occurs during the First Extended Period; the Second Extended Period shall expire on the date which is five (5) years after the date of such sublease or assignment.

         6. The options provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

         R3. Tenant Allowance. Landlord agrees that provided this Lease is in full force and effect, Landlord shall contribute the sum of Twenty-seven &00/100 Dollars ($27.00) multiplied by the Floor Space of the Demised Premises (Landlord's Contribution) towards the cost of Tenant's Work and Tenant's furniture, fixtures and equipment to be installed at the Demised Premises, and the ancillary costs actually incurred by Tenant in connection with Tenant's preparation of and move to the Demised Premises, including Tenant's moving costs, and Tenant's architectural, engineering and filing fees (collectively, "Ancillary Costs"), on the terms set forth below:

         (A) Landlord's Contribution shall be paid monthly as work progress, in proportion to the total work to be completed, subject to certification by Tenant's architect (i) as to the percentage completed and (ii) that the total amount of Tenant's Work completed (inclusive of Tenant's Ancillary Costs) is estimated to be not less than Twenty-seven &00/100 Dollars ($27.00) multiplied by the number of square feet of Floor Space of the Demised Premises. At, Tenant's option, Landlord shall pay Landlord's Contribution directly to Tenant's contractors, suppliers or materialmen, as directed by Tenant.

         (B) Prior to and as a condition precedent to Landlord's obligation to make such payments, Tenant shall deliver to Landlord: (i) lien waivers executed by Tenant's general contractor and all subcontractors, materialmen and suppliers, such partial lien waivers to be accompanied by affidavits of Tenant's general contractor setting forth the names of all such subcontractors, materialmen and suppliers; (ii) an affidavit from the architect having supervision over Tenant's Work, to the effect that such Tenant's Work has been performed in accordance with the plans and specifications approved by Landlord and in compliance with all Legal Requirements.

         (C) In addition to Landlord's Contribution Landlord agrees that provided this Lease is in full force and effect, Landlord shall contribute the sum of $156,948 (the "Raised Floor Allowance") to be applied to the cost of the installation of an eight inch concrete filled raised floor by Tenant on the portion of the Demised Premises located on the fifth floor of the Building on the terms set forth below: Landlord's Raised Floor Allowance shall be paid upon lien free completion of such installation by Tenant as certified by Tenant's architect. Prior to and as a condition precedent to Landlord's obligation to make such payment, Tenant shall deliver to Landlord: (i) lien waivers executed by Tenant's general contractor and all subcontractors, materialmen and suppliers, such partial lien waivers to be accompanied by affidavits of Tenant's general contractor setting forth the names of all such subcontractors,
materialmen  and  suppliers;   (ii)  an  affidavit  from  the  architect  having
supervision over Tenant's Work, to the effect that such installation has been performed in accordance with the plans and specifications approved by Landlord and in compliance with all Legal Requirements.

         (D) If Landlord defaults in the payment of Landlord's Contribution or the Raised Floor Allowance, and such default is not cured within thirty (30) days after notice, then Tenant shall have the right to recoup, by offsetting against the next installment(s) of Fixed Rent and Additional Charges due hereunder, an amount equal to any portion of the Landlord's Contribution or the Raised Floor Allowance as to which Landlord is in default, together with interest at the rate of ten percent (10%) per annum on any outstanding amount not so offset.



         R4. Delivery of Demised Premises; Milestone Dates. Landlord shall use its reasonable efforts to cause the Tenant Possession Date to occur by June 1, 1999, subject to delays caused by Tenant or its agents or contractors, or other Unavoidable Delays. Landlord shall use its reasonable efforts to cause the Ready Date to occur by January 1, 2000, subject to delays caused by Tenant or its agents or contractors, or other Unavoidable Delays. In the event that the Tenant Possession Date does not occur by January 1, 2000 (the "Outside Date for Possession") Tenant shall have the right upon thirty (30) days prior written notice to terminate this Lease, provided however that the Outside Date for Possession may be extended by Landlord for Unavoidable Delays to July 1, 2000.

         The following items of Landlord's Work will be performed in accordance with a timing schedule listed below, by item. In the event these items of Landlord's Work are not completed by the dates designated, the Rent Commencement Date shall be postponed (but without duplication of any postponement or abatement otherwise provided in this Lease as the result of late completion of Landlord's Work) by one (1) day for each day of delay, in the event such delay is the cause of a corresponding delay in Tenant's ability to obtain a certificate of occupancy for the Demised Premises, for up to sixty (60) days of delay, and by two (2) days for each day of delay thereafter, in the event such delay is the cause of a corresponding delay in Tenant's ability to obtain a certificate of occupancy for the Demised Premises:

     (a) Landlord shall increase the capacity of the existing men's room design in compliance with ADA requirements, in accordance with Exhibit J.

(b) Landlord will provide Tenant with access to the Generator Space by June 1, 1999.

(c) Landlord to deliver an additional tonnage of condensed water for supplemental HVAC, to be substantially completed as per Exhibit J or within sixty (60) days from receipt and approval of Tenant's construction drawings, which ever is later.

     (d) Main sprinkler loop to be  substantially  completed as per Exhibit J or
         within   sixty  (60)  days  from   receipt  and  approval  of  Tenant's
         construction drawings, which ever is later.

         R5.   Operating Expense Exclusions. The items making up Operating
Expenses shall not include the following:

         (i) Amounts by which such costs to Landlord are actually reduced by refunds, credits, reductions or other allowances actually received by Landlord or for which Landlord is reimbursed by Tenant (other than through operating expense provisions);

         (ii) Interest or principal on mortgages of the Land and Building, if any, and costs relating to financing or refinancing, rents under underlying leases, and other charges under underlying leases not otherwise includable in Operating Expenses;

         (iii) Rent concessions or expenditures for any alteration, renovation, redecoration or finish of any other tenant space in the Building whether performed in connection with the occupancy of such space by a new tenant or in connection with a renewal of a lease for such space by the existing tenant thereof or the relocation of a tenant or otherwise;

         (iv) Leasing commissions, marketing and advertising costs related to leasing space in the Building and all finder's fees and all other leasing expenses incurred in procuring tenants, including without limitation, tenant space preparation and relocation costs;

         (v) The cost of repairs, replacements or other work incurred by reason of fire, casualty, or condemnation to the extent same is reimbursed by insurance proceeds, provided that if any non-reimbursement is due to Landlord's failure to pay the applicable insurance premiums or Landlord is otherwise at fault for such non-reimbursement, then such non-reimbursed amounts shall not be included Operating Expenses;

         (vi) Any operating expenses, not otherwise provided for in this Lease, representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

         (vii) Costs and expenses for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counsel or outside counsel) incurred in connection with any negotiation of any lease in the Building, enforcement of lease provisions (other than relating to Common Areas or Rules and Regulations) or the collection of rent;

         (viii) (A) Capital improvements in connection with the foundation, structural steel and concrete of the Building, steel and concrete components of the roof structure, and the Building facade, and (B) Capital improvements by Landlord except as follows: to the extent any of the expenditures by Landlord making up Operating Expenses hereunder would be classified as capital expenditure items pursuant to generally accepted accounting principles, and are not included in the immediately preceding clause (A) above, then only an amount, per annum, equal to the cost of such item amortized over the useful life of such item, as reasonably determined by Landlord, together with interest thereon at the Prime Rate as announced in the Wall Street Journal (or a successor index reasonably selected by Landlord), plus 2% per annum, shall be included annually in Operating Expenses with respect to such item(s);

         (ix) Income and franchise taxes of Landlord including corporate, unincorporated business, estate or inheritance, value-added, transfer, transfer gains, succession, capital stock, excise, excess profit, gift, foreign ownership or control, payroll, mortgage recording or stamp tax or any other similar tax or charges imposed upon or assessed against Landlord, including any other tax, assessment, charge or levy on the rent reserved under leases, including this Lease, provided however, that nothing in this R8.(ix) shall be deemed to limit the provisions of Section 6.01 hereof;

         (x) Lease takeover or termination costs incurred by Landlord in connection with any other lease in the Building, including any payments required to be made in connection with the termination of such lease.

         (xi) Depreciation and amortization in connection with the Building or the Building equipment, fixtures, or systems except as otherwise specifically provided in Section R5(viii);

         (xii) The cost of electricity (including applicable taxes) and other utilities furnished directly to leased areas of the Building (other than the Demised Premises and the Common Areas) as measured by meters, or if there be no meters, as determined by a reputable independent electrical consultant, and the cost of other utilities furnished to such other leased areas of the Building as measured by meters or, if there be no meters, as determined by a reputable independent consultant;

         (xiii) Salaries, fringe benefits, administrative expenses and any other compensation of personnel above the grade of vice president, property management or equally held positions;

(xiv)    Real Estate Taxes (which are provided for in Section 6.01 hereof);

(xv) Costs incurred in operating the Parking Facilities for the Building, except to the extent the cost of operating the Parking Facilities exceeds the revenues generated from operating the Parking Facilities;

(xvi) Costs incurred by Landlord in preparing the Demised Premises for Tenant's initial occupancy;

(xvii) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(xviii)  Costs arising from Landlord's political or charitable contributions;

         (xix) Compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

         (xx) Any interest, fine, penalty or other late charge payable by Landlord (other than if caused by the act of Tenant, or Tenant's agents or invitees) except to the extent that the cost of avoiding liability for such interest, fine, penalty or other late charge exceeds the amount thereof or any increase in insurance premium or charge resulting from Landlord's violation of any Legal Requirements or insurance requirement;

         (xxi) Items and services that Landlord provides selectively to one or more tenants of the Building other than Tenant, without reimbursement;

         (xxii) Costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos containing materials from the Land unless the wastes or asbestos containing materials were in or on the Land because of Tenant's negligence or intentional acts; and

         (xxiii) Landlord's general corporate overhead including costs associated with operating the business of the Landlord entity, as distinguished from the costs of operating the Building and the Land, including accounting and legal matters, costs of selling or syndication of any of Landlord's interest in the Building, including attorneys' fees and costs of settlement, judgments and payments in lieu thereof, arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord (other than those relating to the operation of the Building and Land).

         R6. Parking. Tenant shall be allocated, during the Term, sixty (60) automobile parking spaces, in the Parking Facility in locations to be designated by Landlord from time to time for the parking of automobiles for Tenant's employees and related ancillary parking for Tenant's visitors, in accordance with the plan annexed hereto as Exhibit B-1; Landlord shall reserve five (5) of such spaces for Tenant in locations which shall be in reasonably close proximity to the Parking Facility elevator and reserve, out of the sixty (60) spaces allocated to Tenant, three (3) additional spaces adjacent to the Generator Space. In the event that up to five additional automobile parking spaces shall become available, Landlord shall have the right to cause Tenant to lease such spaces on the terms and provisions provided for in this Paragraph R6. Tenant shall pay to Landlord as additional Fixed Rent the following amounts: from the Rent Commencement Date through the date which is the day before the fifth anniversary of the Rent Commencement Date (i.e. yrs. 1-5) - Two Hundred Dollars ($200.00) per parking space, per month; from the fifth anniversary of the Rent Commencement Date through the date which is the day before the tenth anniversary of the Rent Commencement Date (i.e. yrs. 6-10) - Two Hundred Thirty Dollars ($230.00) per parking space, per month; from the tenth anniversary of the Rent Commencement Date through the date which is the day before the original Expiration Date (i.e. yrs. 11-15) - Two Hundred Sixty-four & 50/100 Dollars ($264.50) per parking space, per month. Any use by Tenant of the Parking Facility at times other than on Business Days and during Business Hours shall be at Tenant's sole risk and cost and without additional cost or expense to Landlord. In the event Tenant elects to install backup generators or related equipment in the Parking Facility in accordance with Section R7 hereof, any space occupied by such generator(s) or equipment (including, but not limited to the space designated on Exhibit G), shall reduce the parking spaces allocated to Tenant.

         Landlord reserves the right to temporarily relocate all or any portion of the Tenant Spaces during such time as Landlord is constructing any alterations or additions to the Building or the Development. In the event of such temporary relocation, same shall be upon not less than thirty (30) days prior written notice to Tenant and alternate parking facilities shall be provided within a reasonable distance of the Building subject to Tenant's approval, which shall not be unreasonably withheld or delayed.

         R7. Backup Generator. Tenant shall have the right, subject to the provisions of Article 15 and Section 39.09 of this Lease, to utilize, at Tenant's sole cost and expense, a portion of the P2 parking level of the Building for the installation and maintenance of [two 350 KVA generators (or one 800 KVA generator if it is capable of fitting in the space provided for the 350 KVA generators) to service the Demised Premises. Such generator(s) shall be located in an area designated in Exhibit G or such other space reasonably designated by Landlord (herein the "Generator Space"). In addition Tenant shall have the right, subject to the provisions of Article 15 and Section 39.09 of this Lease, to utilize, at Tenant's sole cost and expense, an additional portion of the P2 parking level of the Building, in the area designated on Exhibit G, for the installation and maintenance of up to two additional 800 KVA generators, if they are capable of fitting in such space, to service the Demised Premises (herein the "Additional Generator Space"). Tenant shall pay Fixed Rent and Additional Charges to Landlord for the space included in the Generator Space and the Additional Generator Space at the same rental rates in effect per square foot of Floor Space of the Demised Premises. Tenant shall indemnify and hold Landlord any all Superior Lessors and Superior Mortgagees harmless from all loss, damage, cost, liability and expense arising out of or related to the installation, maintenance, existence or operation of such generator(s).

         R8. Gross-up of Operating Expenses. If the Building is not ninety-five percent (95%) occupied during the Base Year or any period for which Operating Expenses are being calculated, Landlord will, for purposes of determining Tenant's Fraction of Operating Expenses, make a mathematical adjustment to such Operating Expenses to approximate what they would have been in Landlord's reasonable judgment had the Building been ninety-five percent (95%) occupied during such period.

         R9. Twenty-Four Hour Access. Tenant shall be permitted access to the Building twenty-four hours per day, seven days per week, subject however to any temporary closure required do to emergency or to effect repairs or maintenance to the Building in accordance with the terms of this Lease.

         R10.  Tenant Directories.  Tenant shall, subject to the provisions of
Article 15 have the right to list its name and the name of its employees, affiliates and subsidiaries on the directories in the Building, if any.

         R11. Satellite Antenna. Subject to the provisions of Article 15 of this Lease, Tenant shall have the right, at Tenant's sole cost and expense, to install and maintain satellite dish and/or microwave antenna on the roof of the Building in a location to be designated by Landlord, as more particularly set forth on Exhibit K, provided, however that (i) such satellite dish and antennae shall be for Tenant's sole and exclusive use, and (ii) the size and location of such units shall not adversely effect the structural or architectural integrity of the Building, or adversely affect the roof structure or roof membrane. Tenant shall indemnify and hold Landlord and any Superior Lessors and Superior Mortgagees harmless from all loss, damage, cost, liability and expense arising out of or related to the installation, maintenance, existence or operation of such satellite dish or antenna or any other equipment of Tenant as may be located on the roof or in the penthouse of the Building.

         R12. Tenant Use of Construction Hoist. Landlord agrees to provide Tenant with non-exclusive access to the Landlord's construction hoist, or other elevator as may be designated by Landlord for the performance of Tenant's Work, for up to three hours each day (or as otherwise reasonably requested by Tenant,) during normal Business Hours, after the commencement of Tenant's Work, but not before the Tenant Possession Date, at such times as Landlord may designate; provided, however, that the use of such hoist or elevator for the performance of Tenant's Work shall be at no cost or expense to Tenant (except that Tenant shall reimburse Landlord for Landlord's actually incurred reasonable incremental costs due to Tenant's use of the construction hoist or elevator during non-Business Hours).

         R13. Tenant Stairwell. Subject to the provisions of Article 15 of this Lease, Tenant shall have the right, at Tenant's sole cost and expense, to penetrate the slab of the Building between Tenant occupied floors of the Demised Premises for the express purpose of installing and maintaining an internal staircase(s), within the Demised Premises, provided, however, that the size and location of such staircase(s) would not in Landlord's reasonable judgment adversely affect the structural or architectural integrity of the Building, and shall in all respects be subject to Landlord's reasonable approval. Tenant shall indemnify and hold Landlord and any Superior Lessors and Superior Mortgagees harmless from all loss, damage, cost, liability and expense arising out of or related to the installation, maintenance and existence of such staircase(s). Tenant shall, at Landlord's option remove such stairwell and repair such penetrations, at Tenant's sole cost and expense, upon the expiration or earlier termination of this Lease. Landlord shall upon approval of Tenant's plans for such stairwell, notify Tenant of Landlord's election to either permit such staircase to remain or to require removal of such staircase and the repair of such penetration upon the expiration or earlier termination of this Lease.

         R14. Landlord's Lien. Provided Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods and provided Tenant has not (other than to an Affiliate of Tenant) assigned this Lease or sublet all of the Demised Premises and is itself in occupation and conducting business in the Demised Premises, Landlord agrees, upon written request of Tenant, to subordinate its rights to enforce its Landlord's Lien on Tenant's furniture, fixtures and equipment to the extent they constitute Tenant's Property under this Lease to the rights of Tenant's secured lender to enforce its lien thereon, provided such lender is a banking institution or recognized commercial lender, licensed or authorized to do business in New Jersey, is not a Tenant Affiliate, and holds a perfected security interest in such Tenant's Property (herein a " Tenant's Lender"). Tenant's Lender shall have rights only to Tenant's Property that can be removed without damage to the Demised Premises or the Building. Tenant's Lender may, upon prior written notice to Landlord, remove such Tenant's Property from the Premises at any time while Tenant has legal possession of the Demised Premises or within fifteen (15) days after termination of this Lease, provided Tenant's Lender first pays Landlord all Rent due under the Lease (as defined therein) for such period, time being of the essence in connection with the preceding obligations of Tenant's Lender. Tenant's Lender shall be responsible for paying the cost of repairing any damage to the Demised Premises and the Building in which its collateral is located resulting from the removal of any such Tenant's Property or the acts, omissions or negligence of Tenant's Lender or its agents or representatives, and shall leave the Demised Premises in broom clean condition. As a condition to the subordination provided herein, Tenant's Lender shall indemnify and hold harmless Landlord and its Superior Lessors and Superior Mortgagees against all loss, damage, costs, claims, suits, liabilities and expenses, including but not limited to reasonable attorney's fees arising from or in connection with the acts, omissions or negligence of Tenant's Lender or its agents or representatives or the enforcement or claim of such lien. Prior to removal of such Tenant's Property, Tenant's Lender shall provide Landlord with appropriate proof of its security interest therein and entitlement thereto, as well as proof of liability insurance in the amount of at least $5,000,000.00 covering such entry into the Premises and removal of Tenant's Property, and shall name Landlord and, at Landlord's request, any Superior Lessors and Superior Mortgagees as additional insureds. Nothing contained herein shall be deemed to be an assignment of this Lease or a consent to an assignment of the Lease.

         R15. Mortgagee Approval. Landlord shall use reasonable efforts to obtain (i) a Non-Disturbance Agreement as provided in this Lease from the existing Mortgagee and (ii) a Non-Disturbance Agreement as provided in this Lease from the proposed Mortgagee having issued a loan commitment (i.e. Teachers Insurance and Annuity Association of America) (or, an agreement from such proposed Mortgagee to issue a Non-Disturbance Agreement upon closing of its mortgage loan) all in accordance with the provisions of Article 9 hereof. Tenant shall, upon execution of this Lease execute and deliver to Landlord Superior Mortgage Non-Disturbance Agreements in the forms annexed hereto as Exhibit H. In the event said Mortgagees do not provide such agreements to Tenant by the date which is fourteen (14) days after the date hereof (the "Contingency Period"), Tenant shall have the right upon written notice to Landlord given not later than the expiration of the initial Contingency Period to either (i) terminate this Lease, or (ii) extend the Contingency Period for up to sixty (60) days, or (iii) waive the contingency contained herein for obtaining Non-Disturbance Agreements. If Tenant does not exercise its right under this Paragraph R15 to terminate this Lease by the expiration of the Contingency Period, as the same may be extended, such termination right shall be waived and be deemed null and void and of no further force or effect. Landlord agrees that it shall not offer the Demised Premises for lease to other prospective tenants during the pendency of the Contingency Period, as the same may be extended pursuant to this Paragraph R15.

         R16. Recapture of Certain Grade Level Areas. Landlord shall have the right, upon written notice to Tenant on or before the date which is forty-five days after the date hereof, to recapture either or both of the portions of the grade level portions of the Demised Premises outlined on Exhibit A annexed hereto and referred to thereon as "Area No. 2" and "Area No. 3" respectively, for use as building system areas, or mechanical rooms or food or convenience service areas, as the case may be, and upon the giving of such notice, the portion(s) of the grade level area of the Demised Premises identified in such notice shall be excluded from this Lease and the Floor Space of the Demised Premises shall be reduced to reflect such exclusion. Landlord will erect demising walls with respect to the grade level portions of the Demised Premises as part of Landlord's Work. Area No. 2 shall contain not more than 1500 square feet of usable space and that Area No. 3 shall contain not more than 2000 square feet of usable space.

         R17. Tenant Use of Temporary Power. Landlord agrees to provide Tenant with non-exclusive access to the Landlord's temporary power and or Building power when available for the performance of Tenant's Work, during normal Business Hours, after the commencement of Tenant's Work, after the Tenant Possession Date; provided, however, that the use of such temporary power or Building power for the performance of Tenant's Work shall be at no cost or expense to Tenant (except that Tenant shall reimburse Landlord for Landlord's actually incurred costs due to the operation of any HVAC by Tenant and for Landlord's costs in connection with any standby steam fitter or electrician required as the result of Tenant's usage thereof).

         R18. Access to Premises. (a) Notwithstanding anything to the contrary contained in Sections 5.04, 7.02, 17.03, 21.04 or 24.04 of this Lease, Tenant shall not be required by Landlord to vacate Tenant's Data Center (as hereinafter defined) or be denied access thereto by reason of the rights reserved to Landlord under said sections, except in cases of bona fide emergency, and then only to the minimum extent necessary. For the purposes hereof "Data Center" shall mean that certain portion of the Demised Premises located on the sixth floor containing Tenant's primary computer data facility, as more particularly shown on Exhibit O hereto.

         (b) In the event that Tenant is denied access to or is unable to utilize (i) the Data Center, or (ii) five (5%) percent or more of the Demised Premises, for three (3) consecutive Business Days or more, by reason of the rights reserved to Landlord under the sections identified in subsection (a) of this Paragraph R18, then Rent shall be abated on the Demised Premises or the portions thereof to which Tenant has been denied access or is unable to utilize until the earlier to occur of (x) the date such access is restored; or (y) the Tenant reoccupies such space.

         R19. Restoration. Landlord and Tenant agree that the bonding and approval provisions of Section 15.01 of this Lease shall not apply to Tenant's Work with respect to Tenant's initial installation preparatory to Tenant's initial use and occupancy of the Demised Premises and that the provisions of
Article 5 hereof and the applicable provisions of this Rider shall govern with respect thereto. Upon expiration or earlier termination of this Lease, Tenant shall not be required to remove any such items installed as part of Tenant's Work with respect to Tenant's initial installation, except that Tenant shall, at Landlord's option, be required to remove any equipment or fixtures installed with respect to Tenant's Data Center (excluding the rooftop cooling tower) and the Tenant stairwell as provided in Paragraph R13 of this Lease.

         R20. Signage. Tenant shall be permitted to erect signage comparable in size, location and prominence with the signage any other tenant is allowed in the ground floor and elevator lobbies, subject to Landlord's approval of Tenant's signage plans with respect thereto, which approval shall not be unreasonably withheld or delayed. Tenant shall be permitted a window sign and interior sign in Tenant's ground floor space, subject to Landlord's approval of Tenant's signage plans with respect thereto, which approval shall not be unreasonably withheld or delayed.

         R21. Hazardous Materials. Tenant covenants that the Tenant shall not to introduce or maintain in, on or about any portion of the Demised Premises, any asbestos, polychlorinated biphenyls or any other hazardous or toxic materials, wastes and substances (all of the foregoing, collectively, "Hazardous
Materials") which are defined, determined or identified as such (including petroleum products if they are defined, determined or identified as such) pursuant to any Legal Requirements (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments (collectively, "Laws"), except for Hazardous Materials of types and in quantities as may be used or stored in the Demised Premises (i) in the normal course of Tenant's business (in accordance with the Permitted Use) and (ii) in accordance with applicable Laws.

                  IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Rider as of the day and year first above written.


                                         Landlord

                                          90 Hudson Street L.L.C., a New Jersey
                                          limited liability company
                                          By: Hartz Mountain Industries, Inc.,
                                          a New York corporation,
                                          its managing member


                                          By:_________________________________
                                               Name:  Irwin A. Horowitz
                                               Title: Executive Vice President



                                          Tenant

                                          National Discount Brokers Group, Inc.,
                                          A Delaware corporation


                                          By:__________________________________
                                                Name:
                                                Title: